                                                                    Exhibit 10.4

                                    AGREEMENT

                                  BY AND AMONG

                            WIDERTHAN.COM CO., LTD.,

                            WIDERTHAN.COM USA, INC.,

                                  ZTANGO, INC.,

                                SJ PARK, AS AGENT

                                       AND

                      THE PARTICIPATING ZTANGO STOCKHOLDERS

                            DATED AS OF JUNE 18, 2004

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1  TRANSACTIONS AND TERMS OF MERGER AND STOCK PURCHASE...........     1
   1.1     Merger........................................................     1
   1.2     Purchase and Sale of WiderThan Stock..........................     1
   1.3     Appointment and Duties of Agent...............................     2
   1.4     Time and Place of Closing.....................................     2
   1.5     Effective Time of the Merger..................................     3
   1.6     Tax-Free Nature of Deal; Authority to Restructure
              Transaction................................................     3

ARTICLE 2  TERMS OF MERGER...............................................     3
   2.1     Charter.......................................................     3
   2.2     Bylaws........................................................     3
   2.3     Directors and Officers........................................     4

ARTICLE 3  MANNER OF CONVERTING SHARES...................................     4
   3.1     Conversion of Shares..........................................     4
   3.2     Shares Held by Ztango or WiderThan............................     5
   3.3     Dissenting Stockholders.......................................     5
   3.4     Ztango Stock Options..........................................     6

ARTICLE 4  EXCHANGE PROCEDURES AND PURCHASE OF SHARES....................     7
   4.1     Exchange Procedures for Non-Participating Ztango
              Stockholders...............................................     7
   4.2     Exchange Procedures for Participating Ztango
              Stockholders...............................................     8
   4.3     Rights of Former Ztango Stockholders..........................     9
   4.4     Escrow Agreement..............................................     9

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF ZTANGO......................    10
   5.1     Organization, Standing, and Power.............................    10
   5.2     Authority of Ztango; No Breach By Agreement...................    11
   5.3     Capital Stock.................................................    12
   5.4     Ztango Subsidiaries and Equity Rights.........................    12
   5.5     Financial Statements..........................................    12
   5.6     Absence of Undisclosed Liabilities............................    13
   5.7     Absence of Certain Changes or Events..........................    13
   5.8     Tax Matters...................................................    13
   5.9     Assets........................................................    15
   5.10    Intellectual Property.........................................    16
   5.11    Environmental Matters.........................................    16
   5.12    Compliance with Laws..........................................    16
   5.13    Labor Relations...............................................    17
   5.14    Employee Benefit Plans........................................    18
   5.15    Material Contracts............................................    20
   5.16    Privacy of Customer Information...............................    21
   5.17    Legal Proceedings.............................................    21

   5.18    Reports.......................................................    21
   5.19    Books and Records.............................................    22
   5.20    Statements True and Correct; Full Disclosure..................    22
   5.21    Tax and Regulatory Matters....................................    23
   5.22    State Takeover Laws...........................................    23
   5.23    Charter Provisions............................................    23
   5.24    Board Recommendation..........................................    23
   5.25    Broker's, Finder's or Similar Fees............................    23
   5.26    Ztango Transaction Expenses...................................    23

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF THE PARTICIPATING ZTANGO
STOCKHOLDERS.............................................................    24
   6.1     Due Authorization.............................................    24
   6.2     Investment Intent.............................................    24
   6.3     Ownership of Shares...........................................    24

ARTICLE 7  REPRESENTATIONS AND WARRANTIES OF WIDERTHAN...................    24
   7.1     Organization, Standing, and Power.............................    24
   7.2     Authority; No Breach By Agreement.............................    25
   7.3     Capital Stock.................................................    26
   7.4     Ownership of Shares...........................................    26
   7.5     The Offering of the WiderThan Stock...........................    27
   7.6     WiderThan Subsidiaries........................................    27
   7.7     Financial Statements..........................................    27
   7.8     Absence of Undisclosed Liabilities............................    27
   7.9     Absence of Certain Changes or Events..........................    28
   7.10    Tax Matters...................................................    28
   7.11    Assets........................................................    29
   7.12    Intellectual Property.........................................    30
   7.13    Environmental Matters.........................................    30
   7.14    Compliance with Laws..........................................    31
   7.15    Labor and Employee Relations..................................    31
   7.16    Material Contracts............................................    31
   7.17    Legal Proceedings.............................................    32
   7.18    Reports; Books and Records....................................    32
   7.19    Statements True and Correct...................................    33
   7.20    Tax and Regulatory Matters....................................    33
   7.21    Board Recommendation..........................................    34
   7.22    Investment Intent.............................................    34
   7.23    Broker's, Finder's or Similar Fees............................    34

ARTICLE 8  CONDUCT OF BUSINESS PENDING CONSUMMATION......................    34
   8.1     Affirmative Covenants of Ztango...............................    34
   8.2     Negative Covenants of Ztango..................................    34
   8.3     Covenants of WiderThan........................................    36
   8.4     Adverse Changes in Condition..................................    37
   8.5     Reports.......................................................    37

   8.6     Investigations; Pre-Closing Access............................    38
   8.7     Further Assurances............................................    38
   8.8     Delivery of Working Capital, Transaction Expenses, Objections
              to Capital Structure.......................................    38
   8.9     Termination of Certain Ztango Agreements......................    39
   8.10    Ztango Stock Options..........................................    39
   8.11    Indemnification of Directors and Officers.....................    39
   8.12    Covenants of Participating Ztango Stockholders................    40

ARTICLE 9  ADDITIONAL AGREEMENTS.........................................    40
   9.1     Stockholder Approval; Proxy Statement.........................    40
   9.2     Accredited Investor Questionnaires............................    41
   9.3     Other Offers, Etc.............................................    41
   9.4     Consents of Regulatory Authorities............................    43
   9.5     Agreement as to Efforts to Consummate.........................    43
   9.6     Investigation and Confidentiality.............................    44
   9.7     Press Releases................................................    44
   9.8     Tax Treatment.................................................    45
   9.9     State Takeover Laws...........................................    45
   9.10    Charter Provisions............................................    45
   9.11    Tax Matters...................................................    45
   9.12    Filings with State Offices....................................    46

ARTICLE 10 INDEMNIFICATION...............................................    46
   10.1    Survival......................................................    46
   10.2    Obligation of Ztango Stockholders to Indemnify................    46
   10.3    Obligation of WiderThan to Indemnify..........................    47
   10.4    Notice of Loss, Asserted Liability............................    48
   10.5    Opportunity to Contest........................................    48
   10.6    Payments from Escrow Amount...................................    49
   10.7    Limitations on Indemnification................................    49
   10.8    Sole Remedy...................................................    50
   10.9    Certain Reductions; Subrogation Rights........................    50
   10.10   Cooperation and Minimization of Damages.......................    50

ARTICLE 11 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.............    51
   11.1    Conditions to Obligations of Each Party.......................    51
   11.2    Conditions to Obligations of WiderThan........................    52
   11.3    Conditions to Obligations of Ztango...........................    54

ARTICLE 12 TERMINATION...................................................    56
   12.1    Termination...................................................    56
   12.2    Effect of Termination.........................................    57

ARTICLE 13 MISCELLANEOUS.................................................    58
   13.1    Definitions...................................................    58
   13.2    Expenses......................................................    69
   13.3    Brokers and Finders...........................................    69

   13.4    Entire Agreement..............................................    70
   13.5    Amendments....................................................    70
   13.6    Waivers.......................................................    70
   13.7    Assignment....................................................    71
   13.8    Notices.......................................................    71
   13.9    Governing Law.................................................    72
   13.10   Counterparts..................................................    72
   13.11   Captions; Articles and Sections...............................    73
   13.12   Interpretations...............................................    73
   13.13   Severability..................................................    73
   13.14   Representation by Counsel.....................................    73
   13.15   Reliance......................................................    73

                                  EXHIBIT INDEX

Exhibit      Description                                                    Page
-------      -----------                                                    ----
Exhibit 1    Participating Ztango Stockholders...........................     1
Exhibit 2    Amended and Restated Charter of Surviving Corporation.......     3
Exhibit 3    Amended and Restated Bylaws of Surviving Corporation........     3
Exhibit 4    Virtual Stock Option Plan...................................     6
Exhibit 5    Escrow Agreement............................................     9
Exhibit 6    Stockholder Accredited Investor Certificate.................    41
Exhibit 7    Preferred Stock Investor Rights Agreement...................    51
Exhibit 8    Opinion of Ztango Counsel...................................    52
Exhibit 9    Opinions of WiderThan Counsel...............................    55
Exhibit 10   Amended and Restated Charter of WiderThan...................    55

                                    AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into as of June 18, 2004, by and among WIDERTHAN.COM CO., LTD., a Korean corporation ("WiderThan"); WIDERTHAN.COM USA, INC., a Delaware corporation and wholly owned subsidiary of WiderThan ("Newco"); ZTANGO, INC., a Delaware corporation ("Ztango"), SJ PARK, (the "Agent"), and the stockholders of Ztango that are signatories hereto, as listed on Exhibit 1, together with those additional stockholders of Ztango who join this Agreement subsequent to the date hereof pursuant to Section 9.1(b) hereof (together, the "Participating Ztango Stockholders").

                                    PREAMBLE

     WHEREAS, the respective Boards of Directors of Ztango, Newco and WiderThan are of the opinion that the transactions described herein are advisable and fair to, and in the best interests of, the Parties to this Agreement and their respective stockholders.

     WHEREAS, certain capitalized terms used in this Agreement are defined in
Section 13.1 of this Agreement;

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                 ARTICLE 1 TRANSACTIONS AND TERMS OF MERGER AND
                                 STOCK PURCHASE

1.1 MERGER.

     Subject to the terms and conditions of this Agreement, at the Effective Time, Newco shall be merged (the "Merger") with and into Ztango in accordance with the provisions of Section 251 of the Delaware General Corporation Law ("DGCL") and with the effect provided in Section 259 of the DGCL. Ztango shall be the Surviving Corporation resulting from the Merger and shall become a wholly owned Subsidiary of WiderThan and shall continue to be governed by the DGCL. The Merger shall be consummated pursuant to the terms of this Agreement.

1.2 PURCHASE AND SALE OF WIDERTHAN STOCK.

     (a) As soon as practicable following the Effective Time of the Merger and upon the terms and subject to the conditions of this Agreement, WiderThan shall sell to the Participating Ztango Stockholders, and the Participating Ztango Stockholders shall purchase from WiderThan (the "Stock Purchase," and together with the Merger and the other transactions contemplated by this Agreement, the "Acquisition Transactions") an aggregate number of shares of WiderThan Preferred Stock equal to the Net Transaction Shares, the aggregate purchase price for which shall be the aggregate amount of cash consideration received by the Participating Ztango Stockholders in connection with the Merger through the procedures described in Section 1.3.

     (b) The estimated purchase price allocable to each Participating Ztango Stockholder and the estimated number of shares of WiderThan Preferred Stock to be purchased by each

Participating Ztango Stockholder pursuant to Section 1.2(a), each of which shall be allocated among them in accordance with the relative amounts of cash received by them pursuant to Section 3.1 and tendered back to WiderThan, are set forth on
Schedule 1.2(b) hereto, as may be amended from time to time prior to Closing with the consent of WiderThan and Ztango as additional Stockholders of Ztango join this Agreement pursuant to Section 9.1(b).

1.3 APPOINTMENT AND DUTIES OF AGENT

     (a) Each of the Participating Ztango Stockholders hereby irrevocably (subject to termination of this Agreement in accordance with its terms) appoints the Agent as his, her, or its attorney-in-fact and authorizes and directs the Agent to take all necessary actions on his, her, or its behalf to consummate the Acquisition Transactions in accordance with this Agreement and without further action by such Participating Ztango Stockholders. In connection with this appointment, and without limitation, each of the Participating Ztango Stockholders, in order to facilitate the Acquisition Transactions, to acquire the WiderThan Stock, and to minimize unnecessary administrative burden and delay (which could potentially arise in connection with a large stockholder group), hereby authorizes and directs the Agent (i) to hold and tender, or cause to be tendered, to WiderThan such Participating Ztango Stockholder's certificate or certificates representing shares of Ztango Stock in connection with the Merger,
(ii) to receive all cash consideration due and payable to the Participating Ztango Stockholder in connection with the Merger, and (iii) to immediately upon receipt of the cash consideration from WiderThan, tender back to WiderThan all such cash consideration to purchase the WiderThan Preferred Stock, all without any further action required of the Participating Ztango Stockholder. Each Participating Ztango Stockholder acknowledges and agrees that this appointment of the Agent is made in part to induce WiderThan to enter into this Agreement, and agrees not to revoke such grant of authority until and unless this Agreement is terminated in accordance with Section 11.1.

     (b) Each Participating Ztango Stockholder agrees to indemnify and hold harmless the Agent for any losses of the Agent resulting directly from actions of the Agent taken on behalf of such Participating Ztango Stockholder in connection with the consummation of the Acquisition Transactions as contemplated by this Agreement, except to the extent any such losses arise out of the Agent's gross negligence, willful misconduct, or claims by WiderThan with respect to the Agent's failure to perform its obligations. WiderThan shall indemnify and hold harmless the Participating Ztango Stockholders for any losses resulting from the Agent's willful failure to deliver the cash consideration as contemplated hereby.

1.4 TIME AND PLACE OF CLOSING.

     The closing of the Acquisition Transactions (the "Closing") will take place not later than ten (10) days after satisfaction of the conditions set forth in
Article 10 of this Agreement, at 9:00 A.M. Eastern Daylight Time, or at such other time as the Parties, acting through their authorized officers, may mutually agree. In all cases, the closing of the Stock Purchase shall be completed on the same day, as close as possible in time to the Effective Time of the Merger; provided, however, that the "non-issuance certificates" evidencing ownership of the WiderThan Stock to be issued in connection with the Stock Purchase shall be delivered promptly following Closing, but not necessarily on the same day. The Closing shall be held at the offices of Alston & Bird

LLP, 90 Park Avenue, New York, New York 10016, or at such other location as may be mutually agreed upon by the Parties.

1.5 EFFECTIVE TIME OF THE MERGER.

     The Merger shall become effective on the date and at the time the Certificate of Merger ("Certificate of Merger") reflecting the Merger shall become effective with the Secretary of State of the State of Delaware (the "Effective Time"), which shall occur on the Closing Date and as close as possible in time to the closing of the Stock Purchase. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before July 31, 2004.

1.6 TAX-FREE NATURE OF DEAL; AUTHORITY TO RESTRUCTURE TRANSACTION

     It is the intention of the Parties to this Agreement that the Acquisition Transactions qualify as a reorganization within the meaning of Section 368(a) of the Code. The transaction has been structured in the manner described in this Agreement to comply with Korean legal requirements, and the Parties intend that:
(i) the Acquisition Transactions, including the Merger and the purchase of WiderThan Stock immediately following the Merger will all be part of the "plan of reorganization" within the meaning of Treas. Reg. Sec. 1.368-2(g) and for purposes of Section 354 of the Code, (ii) WiderThan, Newco, and Ztango will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code, and (iii) the Acquisition Transactions will not be completed unless at least 80% of the cash paid pursuant to Section 3.1(a) is used by the Agent to immediately purchase WiderThan Stock (it being understood that more rigorous requirements are, in any event, imposed by this Agreement as a condition to WiderThan's obligation to close).

                            ARTICLE 2 TERMS OF MERGER

2.1 CHARTER.

     The certificate of incorporation of Ztango in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until duly amended or repealed in accordance with the DGCL; provided that, in connection with the Merger, such certificate of incorporation shall be amended and restated as attached hereto as Exhibit 2.

2.2 BYLAWS.

     The bylaws of Ztango in effect immediately prior to the Effective Time shall be amended and restated in connection with the Merger as attached hereto as Exhibit 3, and shall be the bylaws of the Surviving Corporation until duly amended or repealed in accordance with the terms therein.

2.3 DIRECTORS AND OFFICERS.

     The directors of Newco in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the bylaws of the Surviving Corporation. The officers of Ztango in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the bylaws of the Surviving Corporation. Notwithstanding the foregoing, such directors and officers shall not have any right to continue in office except, and unless, any appointment as a director or officer is contractually mandated pursuant to the terms of an agreement between such person and the Surviving Corporation.

                      ARTICLE 3 MANNER OF CONVERTING SHARES

3.1 CONVERSION OF SHARES.

     Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of WiderThan, Ztango, Newco or the stockholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

     (a) Each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be converted into one share of Ztango Common Stock.

     (b) Prior to but in contemplation of the transactions set forth in Section 4.2, by virtue of the Merger and without any action on the part of the holder thereof, each share of

          (i) Ztango Common Stock (excluding shares held by any Ztango Entity or any WiderThan Entity, and excluding shares held by stockholders who perfect their statutory dissenters' rights as provided in Section 3.3) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from WiderThan or the Surviving Corporation a cash payment equal to the Ztango Common Share Merger Consideration (less any required withholding of Taxes);

          (ii) Ztango Series A1 Preferred Stock (excluding any shares held by any Ztango Entity or any WiderThan Entity, and excluding shares held by stockholders who perfect their statutory dissenters' rights as provided in
     Section 3.3) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from WiderThan or the Surviving Corporation a cash payment equal to the sum of the Series A1 Liquidation Preference and the Ztango Common Share Merger Consideration (less any required withholding of Taxes);

          (iii) Ztango Series A2 Preferred Stock (excluding any shares held by any Ztango Entity or any WiderThan Entity, and excluding shares held by stockholders who perfect their statutory dissenters' rights as provided in
     Section 3.3) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from WiderThan or the Surviving Corporation a cash payment equal to the sum of the Series A2 Liquidation Preference and the Ztango Common Share Merger Consideration (less any required withholding of Taxes); and

          (iv) Ztango Series A3 Preferred Stock (excluding any shares held by any Ztango Entity or any WiderThan Entity, and excluding shares held by stockholders who perfect their statutory dissenters' rights as provided in
     Section 3.3) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from WiderThan or the Surviving Corporation a cash payment equal to the sum of the Series A3 Liquidation Preference and the Ztango Common Share Merger Consideration (less any required withholding of Taxes).

     (c) In each case described in Sections 3.1(b)(i)-(iv), twenty-five percent (25%) of the cash payments (the "Escrow Cash Payment") owed to former holders of Ztango Stock other than the Participating Ztango Stockholders shall be tendered to the Escrow Agent to be held and administered in accordance with the terms of the Escrow Agreement.

3.2 SHARES HELD BY ZTANGO OR WIDERTHAN.

     Except as set forth in Section 3.1(a), each of the shares of Ztango Stock held by any Ztango Entity or by any WiderThan Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

3.3 DISSENTING STOCKHOLDERS.

     Any holder of shares of Ztango Stock who perfects such holder's dissenters' rights in accordance with and as contemplated by Section 262 of the DGCL shall be entitled to receive from the Surviving Corporation the value of such shares in cash as determined pursuant to Section 262 of the DGCL; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the DGCL and surrendered to Ztango the certificate or certificates representing the shares for which payment may be made. In the event that after the Effective Time a dissenting stockholder of Ztango fails to perfect, or effectively withdraws or loses, such holder's right to appraisal of and payment for such holder's shares, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of Ztango Stock is entitled under Section 3.1 (without interest) upon surrender by such holder of the certificate or certificates representing the shares of Ztango Stock held by such holder. If and to the extent required by applicable Law, the Surviving Corporation will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting stockholders. Upon satisfaction of all claims of dissenting stockholders, the remaining escrowed amount, reduced by payment of reasonable fees and expenses of the escrow agent (with respect to services under this Section 3.3 only), will be returned to the Surviving Corporation.

3.4 ZTANGO STOCK OPTIONS.

     (a) Promptly after execution of this Agreement, WiderThan shall offer to the holders of options to purchase shares of Ztango Common Stock pursuant to the Ztango Stock Plan ("Ztango Options") outstanding on the Effective Date of this Agreement, contingent on the Closing of the Acquisition Transactions, the number of "virtual stock options" relating to WiderThan Common Stock as set forth next to each such holder's name on Schedule 3.4(a), with such virtual stock options to have terms substantially similar to those set forth in Virtual Stock Option Plan attached hereto as Exhibit 4, assuming that such holders do not elect the Cash-Out Option provided for in Section 3.4(b) hereof.

     (b) In lieu of receiving the number of "virtual stock options" relating to WiderThan Common Stock set forth next to each such holder's name in Schedule 3.4(a), each holder of Ztango Options shall have the right to elect to receive from the Surviving Corporation a cash payment per share of Ztango Common Stock into which the Ztango Option is exercisable equal to the Ztango Common Share Merger Consideration, less the exercise price of such Ztango Option and applicable withholding Taxes (the "Cash-Out Option"). Promptly after the execution of this Agreement, Ztango shall notify each holder of a Ztango Option, in writing, of his or her right to make such an election. Such notice shall require that each holder of a Ztango Option wishing to elect the Cash-Out Option notify Ztango in writing of such election within 15 business days of the date of such notice. By electing the Cash-Out Option, the holder of the Ztango Option will forfeit any right to that amount of virtual stock options otherwise allocable to that holder pursuant to Section 3.4(a). A holder who does not timely elect the Cash-Out Option will be deemed to have rejected the Cash-Out Option.

     (c) Within thirty (30) days following the Closing Date, WiderThan shall issue to each employee of Ztango listed on Schedule 3.4(c) the number of "virtual stock options" relating to WiderThan Common Stock set forth next to each such holder's name on Schedule 3.4(c), with such virtual stock options to have terms substantially similar to those set forth in the Virtual Stock Option Plan attached hereto as Exhibit 4, provided that such person is employed by Ztango on the Closing Date. If such person shall have elected the Cash-Out Option pursuant to Section 3.4(b) hereof, then the number of virtual stock options to be issued to such person shall be that number listed next to such person's name in column A of Schedule 3.4(c). If such person shall have not elected the Cash-Out Option pursuant to Section 3.4(b) hereof, then the number of virtual stock options to be issued to such person shall be that number listed next to such person's name in column B of Schedule 3.4(c).

     (d) On the Closing Date, pursuant to a valid and binding resolution of the Board of Directors of Ztango or any appropriate subcommittee thereof, any outstanding Ztango Options not already forfeited, exchanged, or cashed-out by the holder of such Ztango Options pursuant to Sections 3.4(a) and (b) shall be cancelled without additional consideration.

              ARTICLE 4 EXCHANGE PROCEDURES AND PURCHASE OF SHARES

4.1 EXCHANGE PROCEDURES FOR NON-PARTICIPATING ZTANGO STOCKHOLDERS.

     (a) No later than promptly after the Effective Time, WiderThan or the Surviving Corporation shall mail to each holder of record (other than the Participating Ztango Stockholders) of a certificate or certificates which represented shares of Ztango Stock issued and outstanding immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and customary instructions for use in effecting the surrender of the Certificates and the receipt of payment therefor (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to WiderThan or the Surviving Corporation). The Certificate or Certificates of Ztango Stock so delivered shall be duly endorsed as WiderThan or the Surviving Corporation may require. In the event of a transfer of ownership of shares of Ztango Stock represented by Certificates that is not registered in the transfer records of Ztango, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to WiderThan or the Surviving Corporation, accompanied by all documents required to evidence such transfer and by evidence satisfactory to WiderThan and the Surviving Corporation that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as WiderThan and the Surviving Corporation may reasonably require as indemnity against any claim that may be made against WiderThan or the Surviving Corporation with respect to such Certificate and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, WiderThan or the Surviving Corporation shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. WiderThan or the Surviving Corporation may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate.

     (b) At or after the Effective Time, each holder of shares of Ztango Stock (other than shares to be canceled pursuant to Section 3.2, shares as to which statutory dissenters' rights have been perfected as provided in Section 3.3, and shares held by Participating Ztango Stockholders) issued and outstanding at the Effective Time shall surrender or cause to be surrendered the Certificate or Certificates representing such shares to WiderThan or the Surviving Corporation and shall promptly upon surrender thereof receive in exchange therefor the consideration to which they may be entitled pursuant to Section 3.1; provided, however, that the Escrow Cash Payment shall be delivered by WiderThan or the Surviving Corporation to the Escrow Agent in accordance with the terms of the Escrow Agreement. Neither WiderThan nor the Surviving Corporation shall be obligated to deliver the consideration to which any former holder of Ztango Stock is entitled as a result of the Merger until such holder's Certificate or Certificates are surrendered for exchange as provided in Sections 4.1 and 4.2.

     (c) Each of WiderThan and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Ztango Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of United States state or local

Tax Law. To the extent that any amounts are so withheld by WiderThan or the Surviving Corporation, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Ztango Stock in respect of which such deduction and withholding was made by WiderThan or the Surviving Corporation, as the case may be.

     (d) Any other provision of this Agreement notwithstanding, neither WiderThan nor the Surviving Corporation shall be liable to a holder of Ztango Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     (e) Adoption of this Agreement by the stockholders of Ztango shall constitute ratification of the appointment of WiderThan and the Surviving Corporation to act as exchange agent for purposes of this Section 4.1.

     (f) For the avoidance of doubt, in order to facilitate approval of the Acquisition Transactions as required by Korean law, the parties acknowledge that payments of the amounts set forth in Section 3.1 shall be made by the Surviving Corporation, not by WiderThan, after the Closing Date.

4.2 EXCHANGE PROCEDURES FOR PARTICIPATING ZTANGO STOCKHOLDERS.

     (a) Prior to the Effective Time, Ztango shall cause the Agent to mail to each Participating Ztango Stockholder appropriate transmittal materials and customary instructions for use in effecting the surrender of the Certificates and the receipt of payment therefor (which shall specify that delivery shall be effected, and risk of loss and title to such Participating Ztango Stockholder's Certificates shall pass, only upon proper delivery of such Certificates to the Agent). Prior to the Effective Time, each Participating Ztango Stockholder shall, to the extent not previously held by Ztango, deliver to Ztango the Certificate or Certificates representing all shares of Ztango Stock held by such Participating Ztango Stockholder, duly endorsed for surrender to WiderThan in connection with the Merger as the Agent, Ztango, or WiderThan may require, and each Participating Ztango Stockholder hereby authorizes Ztango to deliver all Certificates of the Participating Ztango Stockholder to WiderThan or the Agent as of the Effective Time. If any Certificate shall have been lost, stolen, mislaid or destroyed, the Participating Ztango Stockholder shall deliver to Ztango (i) an affidavit of that fact from the Participating Ztango Stockholder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Ztango, the Agent, or WiderThan may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof.

     (b) Subject to the conditions set forth in Sections 11.1 and 11.3, immediately prior to the Effective Time, Ztango shall tender to WiderThan all Certificates representing shares of Ztango Stock then held by the Participating Ztango Stockholders.

     (c) Subject to the conditions set forth in Sections 11.1 and 11.2, immediately following the Effective Time, WiderThan shall deliver to the Agent on behalf of the Participating Ztango

Stockholders, by wire transfer of immediately available funds, the consideration provided in Section 3.1(b) allocable to the Participating Ztango Stockholders.

     (d) Immediately upon receipt thereof, the Agent shall tender back to WiderThan, by wire transfer of immediately available funds, all amounts received by the Participating Ztango Stockholders pursuant to Section 4.2(c) in order to effectuate the Stock Purchase as set forth in Section 1.2.

     (e) As soon as practicable following receipt of funds wired by the Agent to WiderThan pursuant to Section 4.2(d), WiderThan shall deliver to the Stockholder Representative (as defined in the Escrow Agreement) on behalf of the Participating Ztango Stockholders, "non-issuance certificates" evidencing the ownership of the WiderThan Stock to be issued to each Participating Ztango Stockholder as set forth on Schedule 1.2, as may be amended from time to time; provided, however, that twenty-five percent (25%) of the shares of WiderThan Stock issuable to the Participating Ztango Stockholders (the "Escrowed Shares") in exchange for the surrender of consideration otherwise issuable pursuant to
Section 3.1(b) shall be tendered to the Escrow Agent to be held and administered in accordance with the terms of the Escrow Agreement. The Agent shall promptly cause the certificate or certificates tendered to the Agent to be distributed to the Participating Ztango Stockholders.

4.3 RIGHTS OF FORMER ZTANGO STOCKHOLDERS.

     Immediately at the Effective Time, the stock transfer books of Ztango shall be closed as to holders of Ztango Stock immediately prior to the Effective Time and no transfer of Ztango Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Sections 4.1 and 4.2, each Certificate theretofore representing shares of Ztango Stock (other than shares to be canceled pursuant to Sections 3.2 or as to which statutory dissenters' rights have been perfected as provided in Section 3.3) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by the board of directors of Ztango in respect of such shares of Ztango Stock in accordance with the terms of this Agreement and Ztango's certificate of incorporation and which remain unpaid at the Effective Time.

4.4 ESCROW AGREEMENT.

     (a) In connection with the Closing, WiderThan, Ztango and the Stockholder Representative (as such term is defined in the Escrow Agreement) on behalf of the stockholders of Ztango immediately prior to the Effective Time, shall execute and deliver an escrow agreement (the "Escrow Agreement"), which shall be in substantially the form of Exhibit 5. Non-issuance certificates representing the Escrowed Shares and the Escrow Cash Payment to be issued by WiderThan pursuant to Sections 1.2, 3.1(c), and 4.2(e) shall be delivered by WiderThan to, and held and administered by, the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement. Adoption of this Agreement by the stockholders of Ztango shall constitute their consent to the irrevocable ratification of the appointment of ZT Stockholder

Rep LLC and the grant of an irrevocable power of attorney to the Stockholder Representative (i) to act as Stockholder Representative in accordance with the terms of the Escrow Agreement, (ii) to accept on behalf of the Participating Ztango Stockholders all non-issuance certificates or other evidence of ownership of the WiderThan Preferred Stock as contemplated by Section 4.2(e), (iii) to pledge the Escrow Shares and the Escrow Cash Payment to WiderThan or the Escrow Agent for satisfaction of claims in accordance with the terms of the Escrow Agreement, as administered by the Escrow Agent in accordance with the terms of the Escrow Agreement, (iv) to act as their attorney-in-fact with respect to any amendment or modification of the Escrow Agreement as may be necessary to accommodate changes in the form or substance of the Escrow Agreement requested by the Escrow Agent, or (v) take any other action in order to effectuate the purposes of this Agreement and the Escrow Agreement, including, but not limited to, designation of a custodian in Korea to hold any stock certificate representing the WiderThan Stock as may be required by the Escrow Agent.

     (b) The appointment of the Stockholder Representative by the Participating Ztango Stockholders pursuant to Section 4.4(a) shall not be affected by the subsequent death, disability, or incompetence of any Participating Ztango Stockholder.

     (c) The grant of authority to the Stockholder Representative shall be construed broadly and shall include without limitation the authority to do all things which the Participating Ztango Stockholders could do in connection with the power granted under this Section 4.4. Each Ztango Stockholder severally and not jointly agrees to indemnify and hold harmless the Stockholder Representative from and against any and all losses incurred or suffered by the Stockholder Representative in connection with performing its duties under this Agreement, the Escrow Agreement and any other Transaction Document.

     (d) Any party to this Agreement or any third party may rely on the appointment of the Stockholder Representative and the actions taken by the Stockholder Representative pursuant to this Section 4.4.

               ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF ZTANGO

     Ztango hereby represents and warrants to WiderThan and Newco as follows:

5.1 ORGANIZATION, STANDING, AND POWER.

     Ztango is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Ztango is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Ztango Material Adverse Effect. The minute book and other organizational documents for Ztango have been made available to WiderThan for its review and, except as disclosed in
Section 5.1 of the Ztango Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors (including any committees of the Board of Directors) and stockholders thereof.

5.2 AUTHORITY OF ZTANGO; NO BREACH BY AGREEMENT.

     (a) Ztango has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Acquisition Transactions, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Ztango, subject to the adoption and approval of this Agreement by the holders of Ztango Stock representing, in the aggregate, at least (i) two-thirds (2/3) of the Ztango Preferred Stock, and (ii) a majority of the Preferred Stock and Ztango Common Stock, voting together as a single class on an as converted basis, which is the only stockholder vote required for approval of this Agreement and consummation of the Merger by Ztango. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of Ztango, enforceable against Ztango in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by Ztango, nor the consummation by Ztango of the transactions contemplated hereby, nor compliance by Ztango with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Ztango's certificate of incorporation or bylaws or any resolution adopted by the board of directors or the stockholders of Ztango, or (ii) except as disclosed in Section 5.2(b) of the Ztango Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of Ztango under, any Contract or Permit of Ztango, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Ztango Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 11.2(h), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to Ztango or any of its material Assets (including any WiderThan Entity or Ztango becoming subject to or liable for the payment of any Tax or any of the Assets owned by any WiderThan Entity or Ztango being reassessed or revalued by any Regulatory Authority).

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Ztango of the Merger and the other transactions contemplated in this Agreement.

5.3 CAPITAL STOCK.

     (a) The authorized capital stock of Ztango consists of (i) 25,000,000 shares of Ztango Common Stock, par value $0.001 per share, of which 426,675 shares are issued and outstanding as of the date of this Agreement and not more than 426,675 shares will be issued and outstanding at the Effective Time, and
(ii) 20,000,000 shares of preferred stock, par value $0.001 per share, including
(A) 1,500,000 shares of Series A1 Participating Convertible Preferred Stock ("Ztango Series A1 Preferred Stock")), of which 978,000 shares are issued and outstanding, (B) 7,500,000 shares of Series A2 participating Convertible Preferred Stock ("Ztango Series A2 Preferred Stock")), of which 5,091,928 shares are issued and outstanding, and (C) 6,500,000 shares of Series A3 Participating Convertible Preferred Stock ("Ztango Series A3 Preferred Stock")), of which 4,519,451 shares are issued and outstanding. Other than the Ztango Series A1 Preferred Stock, Ztango Series A2 Preferred Stock, and Ztango Series A3 Preferred Stock, there are no shares of Ztango preferred stock issued or outstanding. All of the issued and outstanding shares of capital stock of Ztango are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of Ztango has been issued in violation of any preemptive rights of the current or past stockholders of Ztango. Less than 49 Persons hold all outstanding shares of Ztango Stock.

     (b) Except as set forth in Section 5.3(a), or as disclosed in Section 5.3(b) of the Ztango Disclosure Memorandum, there are no shares of capital stock or other equity securities of Ztango outstanding and no outstanding Equity Rights relating to the capital stock of Ztango.

     (c) Except as specifically contemplated by this Agreement or as disclosed in Section 5.3(c) of the Ztango Disclosure Memorandum, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) by reason of which such Person shall have (irrespective of the reason) the right for the purchase, subscription or issuance of any securities of Ztango, whether now or in the future.

     (d) Section 5.3(d) of the Ztango Disclosure Memorandum sets forth a true and complete list of all Ztango Options outstanding as of the date hereof (whether vested or unvested), the holders thereof, and the exercise price and vesting schedules of such Ztango Options.

5.4 ZTANGO SUBSIDIARIES AND EQUITY RIGHTS.

     Ztango does not have any Subsidiaries. Except as disclosed in Section 5.4 of the Ztango Disclosure Memorandum, Ztango does not own any other Equity Rights in any other corporation, limited liability company, partnership, limited partnership, or any similar entity or organization.

5.5 FINANCIAL STATEMENTS.

     Ztango has delivered to WiderThan the Ztango Financial Statements, which are included in Section 5.5 of the Ztango Disclosure Memorandum. The Ztango Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are in accordance with the books and records of Ztango, which are complete and correct in all material respects and which have been maintained in accordance with good business practices, and (ii) present fairly in all material respects the consolidated financial position of the Ztango Entities as of the dates indicated and consolidated results or operations, changes in shareholders' equity, and cash flows of Ztango for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect and except that such interim financial statements do not contain footnotes).

5.6 ABSENCE OF UNDISCLOSED LIABILITIES.

     Except as disclosed in Section 5.6 of the Ztango Disclosure Memorandum, Ztango does not have any Liabilities that are reasonably likely to have, individually or in the aggregate, a Ztango Material Adverse Effect, except Liabilities which are accrued or reserved against in the balance sheet of Ztango as of April 30, 2004 (included in the Ztango Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto). Ztango has not incurred or paid any Liability since April 30, 2004, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Ztango Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement (including without limitation any Ztango Transaction Expense Overage).

5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Since April 30, 2004, except as disclosed in the Ztango Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 5.7 of the Ztango Disclosure Memorandum, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Ztango Material Adverse Effect.

5.8 TAX MATTERS.

     (a) Except as set forth in Section 5.8(a) of the Ztango Disclosure Memorandum, Ztango has timely filed with the appropriate Taxing authorities all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. Except as set forth in Section 5.8(a) of the Ztango Disclosure Memorandum, Ztango is not the beneficiary of any extension of time within which to file any Tax Return. All Taxes of Ztango (whether or not shown on any Tax Return) have been fully and timely paid or contested in good faith, in which case adequate reserves have been established on the Ztango Financial Statements. There are no Liens for any Taxes (other than Liens for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of Ztango. To the Knowledge of Ztango, no claim has ever been made by an authority in a jurisdiction where Ztango does not file a Tax Return that Ztango may be subject to Taxes by that jurisdiction.

     (b) Except as set forth in Section 5.8(b) of the Ztango Disclosure Memorandum, Ztango has not received any notice of assessment or proposed assessment in connection with any Taxes, and there are no pending or, to the Knowledge of Ztango, threatened disputes, claims, audits or examinations regarding any Taxes of Ztango or any former Subsidiary or the assets of Ztango of any former Subsidiary. Ztango does not expect any Regulatory Authority to assess any additional Taxes for any period for which Tax Returns have been filed. Neither Ztango nor any former Subsidiary has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

     (c) Ztango has complied with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law.

     (d) The unpaid Taxes of each Ztango Entity (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Ztango Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Ztango Entities in filing their Tax Returns.

     (e) Ztango is not a party to any Tax allocation or sharing agreement and none of the Ztango Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Ztango) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by contract or otherwise.

     (f) During the five-year period ending on the date hereof, none of the Ztango Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

     (g) None of the Ztango Entities has made any payments, or is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G of the Code. Ztango has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2). Ztango has not been nor will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing.

     (h) Except as set forth in Section 5.8(h) of the Ztango Disclosure Memorandum, each of the Ztango Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

     (i) No Ztango Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

5.9 ASSETS.

     (a) Except as disclosed in Section 5.9 of the Ztango Disclosure Memorandum or as disclosed or reserved against in the Ztango Financial Statements, Ztango has good and marketable title, free and clear of all Liens, to all of its tangible Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Ztango Material Adverse Effect. All tangible properties used in Ztango's business are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Ztango's past practices.

     (b) The accounts receivable of Ztango as set forth on the most recent balance sheet included in the Ztango Financial Statements or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; to the Knowledge of Ztango, are not subject to valid defenses, set-offs or counterclaims and, in the case of accounts receivable appearing on the most recent balance sheet included in the Ztango Financial Statements delivered prior to the date of this Agreement, include an allowance for collection losses determined in accordance with GAAP. Except as set forth in Section 5.9(b) of the Ztango Disclosure Memorandum, Ztango has the sole right to collect and recover
(i) such accounts receivable, and (ii) to the Knowledge of Ztango and subject to applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally in Finland, any amounts owed to Ztango from Exomi Oy, in each case free and clear of all Liens.

     (c) All Assets which are material to Ztango's business, held under leases or subleases by Ztango, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

     (d) Ztango currently maintains those policies of insurance set forth in
Section 5.9(d) of the Ztango Disclosure Memorandum. Ztango has not received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $5,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by Ztango under such policies.

     (e) The Assets of Ztango include all Assets required to operate the business of Ztango as presently conducted.

5.10 INTELLECTUAL PROPERTY.

     (a) Except as disclosed in Section 5.10 of the Ztango Disclosure Memorandum, (i) Ztango owns or has a license to use all of the Intellectual Property used by Ztango in the course of its business, including sufficient rights in each copy possessed by Ztango, (ii) Ztango is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by Ztango in connection with Ztango's business operations, and Ztango has the right to convey by sale or license any Intellectual Property so conveyed, (iii) Ztango is not in Default under any of its Intellectual Property licenses, and all such Intellectual Property licenses currently used in Ztango's business are currently in full force and effect, (iv) no proceedings have been instituted, or are pending or, to the Knowledge of Ztango, threatened, which challenge the rights of Ztango with respect to Intellectual Property used, sold or licensed by Ztango in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property, (v) the conduct of the business of Ztango does not infringe any Intellectual Property of any other Person, and (vi) Ztango is not obligated to pay any royalties to any Person with respect to any such Intellectual Property.

     (b) Except as disclosed in Section 5.10(b) of the Ztango Disclosure Memorandum, every officer or employee of Ztango is a party to a Contract which requires such officer or employee to assign any interest in any Intellectual Property to Ztango and to keep confidential any trade secrets, proprietary data, customer information, or other business information of Ztango, and, to the Knowledge of Ztango, no such officer or employee is party to any Contract with any Person other than Ztango which requires such officer or employee to assign any interest in any Intellectual Property to any Person other than Ztango or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than Ztango.

     (c) Except as disclosed in Section 5.10(c) of the Ztango Disclosure Memorandum, to the Knowledge of Ztango, no officer or employee of Ztango is party to any Contract which restricts or prohibits such officer or employee from engaging in activities competitive with any Person, including any Ztango Entity.

5.11 ENVIRONMENTAL MATTERS.

     Except as would not reasonably be expected to have a Ztango Material Adverse Effect, (a) Ztango is in compliance with all Laws relating to environmental matters, (b) Ztango has all permits required under applicable Environmental Laws and is in compliance with their respective requirements, and
(c) there are no pending or, to the Knowledge of Ztango, threatened claims under Environmental Laws against Ztango.

5.12 COMPLIANCE WITH LAWS.

     Ztango has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which would not be reasonably likely to have, individually or in the aggregate, a Ztango Material

Adverse Effect, and no Default has occurred under any such Permit. Except as disclosed in Section 5.12 of the Ztango Disclosure Memorandum, Ztango:

     (a) is not in Default under any of the provisions of its Certificate of Incorporation or Bylaws (or other governing instruments);

     (b) is not in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business;

     (c) since January 1, 2001, has not received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that Ztango is not, or may not be, in compliance with any Laws or Orders, (ii) threatening to revoke any Permits, or (iii) requiring Ztango to enter into or consent to the issuance of a cease and desist order, injunction formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its employment decisions, its employment or safety policies or practices; or

     (d) has not effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Ztango; or (ii) since January 1, 2002, a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Ztango; and Ztango has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. Except as set forth in Section 5.12(d) of the Ztango Disclosure Memorandum, since December 1, 2003, none of any Ztango Entity's employees has suffered an "employment loss" (as defined in the WARN
Act).

     (e) Section 5.12(e) of the Ztango Disclosure Memorandum contains a list of all independent contractors of Ztango and each such Person meets the standards under all Laws (including Treasury Regulations under the Code and federal and state labor and employment Laws) as independent contractors and no such Person is an employee of Ztango under any applicable Law or participates in any Ztango Benefit Plans.

5.13 LABOR RELATIONS.

     (a) Ztango is not the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is Ztango party to any collective bargaining agreement or subject to any bargaining order, injunction or other Order relating to Ztango's relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout or other job action or labor dispute involving Ztango pending or, to the Knowledge of Ztango, threatened, and there has been no such actions or disputes in the past five years. To the Knowledge of Ztango, in the past five years, there has not been any attempt by Ztango employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of Ztango. Except as set forth in Section 5.13(a) of the Ztango Disclosure Memorandum, the employment of each employee and the engagement of each independent contractor of Ztango is terminable at will by Ztango without any penalty, liability or severance obligation incurred by Ztango. Except as disclosed in the Ztango Financial Statements or as set forth in Section 5.13(a) of the Ztango Disclosure Memorandum, Ztango has not accrued liabilities for any amounts to be paid to any of its employees or independent contractors after the date hereof, including any amounts incurred for any wages, bonuses, vacation pay, sick leave, contract notice periods, change of control payments or severance obligations.

     (b) All of the Ztango employees employed in the United States are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed.

5.14 EMPLOYEE BENEFIT PLANS

     (a) Ztango has disclosed in Section 5.14 of the Ztango Disclosure Memorandum, and has delivered or made available to WiderThan prior to the execution of this Agreement, (i) copies of each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Ztango or any ERISA Affiliate thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Ztango Benefit Plans") and (ii) a list of each Employee Benefit Plan that is not identified in (i) above (e.g., former Employee Benefit Plans) but for which Ztango or any ERISA Affiliate has or reasonably could have any obligation or Liability. Any of the Ztango Benefit Plans which is an "employee pension benefit plan," as that term is defined in ERISA Section 3(2), is referred to herein as a "Ztango ERISA Plan."

     (b) Ztango has delivered to WiderThan prior to the execution of this Agreement (i) any applicable trust agreements or other funding arrangements for all Employee Benefit Plans, (ii) any applicable determination letters, rulings, opinion letters, information letters, advisory opinions or other correspondence issued by the United States Internal Revenue Service ("IRS"), the United States Department of Labor ("DOL") or the Pension Benefit Guaranty Corporation during this calendar year or any of the preceding three calendar years, (iii) any applicable filing or documentation (whether or not filed with the IRS) where corrective action was taken in connection with the IRS EPCRS program set forth in Revenue Procedure 2001-17 (or its predecessor or successor rulings), (iv) any applicable annual reports or returns, audited or unaudited financial statements, actuarial reports and valuations prepared for any Employee Benefit Plan for the current plan year and the three preceding plan years, and (v) the most recent summary plan descriptions and any summary of material modifications thereto.

     (c) Each Ztango Benefit Plan with respect to both its form and operation is in compliance with the terms of such Ztango Benefit Plan, in compliance with the applicable requirements of the Code, in material compliance with the applicable requirements of ERISA, and in compliance with any other applicable Laws. Each Ztango ERISA Plan which is intended to be qualified under Section 401(a) of the Code and is required to apply for an IRS determination letter has received a favorable determination letter from the IRS that is still in effect and applies to the Ztango ERISA Plan as amended and as administered or, within the time permitted under Code Section 401(b), has timely applied for a favorable determination letter which when issued will apply retroactively to the Ztango ERISA Plan as amended and as administered. Ztango is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Ztango has not received any communication (written or unwritten) from any government agency questioning or challenging the compliance of any Ztango Benefit Plan with applicable Laws. No Ztango Benefit Plan is currently being audited by a governmental agency for compliance with applicable Laws or has been audited with a determination by the governmental agency that the Employee Benefit Plan failed to comply with ERISA, the Code or any other applicable Laws.

     (d) There has been no oral or written representation or communication with respect to any aspect of the Employee Benefit Plans made to employees of Ztango or any of its ERISA Affiliates which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. None of Ztango, any of its ERISA Affiliates, nor any administrator or fiduciary of any Ztango Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could reasonably be expected to subject Ztango, any of its ERISA Affiliates, or WiderThan to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary or other duty under ERISA. There are no unresolved claims or disputes under the terms of, or in connection with, the Ztango Benefit Plans other than claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any Ztango Benefit Plan.

     (e) Except as set forth in Section 5.14(e) of the Ztango Disclosure Memorandum, all Ztango Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Ztango Benefit Plans are correct and complete, have been timely filed with the IRS, the DOL or distributed to participants of the Ztango Benefit Plans (as required by Law), and there have been no changes in the information set forth therein.

     (f) No "party in interest" (as defined in ERISA Section 3(14)) or "disqualified person" (as defined in Code Section 4975(e)(2)) of any Ztango Benefit Plan has engaged in any nonexempt "prohibited transaction" (described in Code Section 4975(c) or ERISA Section 406).

     (g) Neither Ztango nor any of its ERISA Affiliates currently sponsors, maintains or contributes to, or at any time in the past has sponsored, maintained or contributed to an "employee pension benefit plan" (as that term is defined in ERISA Section 3(2)) which is also a "defined benefit plan" (as defined in Code Section 414(j)).

     (h) No Liability under Title IV of ERISA has been or is expected to be incurred by Ztango or any of its ERISA Affiliates and no event has occurred that could reasonably result in Liability under Title IV of ERISA being incurred by Ztango or any of its ERISA Affiliates with respect to any ongoing, frozen, or terminated single-employer plan of Ztango or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Ztango Material Adverse Effect. There has been no "reportable event," within the meaning of ERISA Section 4043 for which the 30-day reporting requirement has not been waived by any ongoing, frozen, or terminated single employer plan of Ztango or of an ERISA Affiliate.

     (i) Except as disclosed in Section 5.14 of the Ztango Disclosure Memorandum, Ztango has no Liability for retiree health and life benefits under any of the Ztango Benefit Plans and there are no restrictions on the rights of Ztango to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder except to the extent required under Part 6 of Title I of ERISA or Code Section 4980B. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any Ztango Benefit Plan and no circumstance exists which could give rise to such Taxes.

     (j) Except as disclosed in Section 5.14 of the Ztango Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of Ztango from Ztango under any Ztango Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Ztango Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     (k) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Ztango and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Code
Section 412 or ERISA Section 302, have been fully reflected on the Ztango Financial Statements to the extent required by and in accordance with GAAP.

     (l) All individuals who render services to Ztango and who are authorized to participate in a Ztango Benefit Plan pursuant to the terms of such Ztango Benefit Plan are in fact eligible to and authorized to participate in such Ztango Benefit Plan. All individuals participating in (or eligible to participate in) any Ztango Benefit Plan are common-law employees of Ztango.

     (m) On or after September 26, 1980, neither the Ztango nor any of its ERISA Affiliates has had an "obligation to contribute" (as defined in ERISA Section
4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)).

5.15 MATERIAL CONTRACTS.

     Except as disclosed in Section 5.15 of the Ztango Disclosure Memorandum or otherwise reflected in the Ztango Financial Statements, neither Ztango, nor any of its respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under,

(i) any employment, severance, termination, change in control, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $20,000, (ii) any Contract relating to the borrowing of money by Ztango or the guarantee by Ztango of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts Ztango from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, except as would not have, or reasonably be expected to have, individually or in the aggregate, a Ztango Material Adverse Effect, (iv) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business) and involving payments under any individual Contract not in excess of $50,000 in any twelve-month period, and (v) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Ztango with the SEC as of the date of this Agreement if Ztango were subject to the reporting requirements of the Exchange Act (together with all Contracts referred to in Sections 5.10 and 5.14(a), the "Ztango Contracts"). With respect to each Ztango Contract and except as disclosed in Section 5.15 of the Ztango Disclosure
Memorandum: (A) the Contract is in full force and effect; (B) Ztango is not in Default thereunder; (C) Ztango has not repudiated or waived any material provision of any such Contract; and (D) no other party to any such Contract is, to the Knowledge of Ztango, in Default in any respect or has repudiated or waived any material provision thereunder. All of the indebtedness of any Ztango Entity for money borrowed is prepayable at any time by such Ztango Entity without penalty or premium.

5.16 PRIVACY OF CUSTOMER INFORMATION

     (a) Ztango has taken all steps reasonably necessary to protect all individually identifiable personal information ("IIPI") relating to customers, former customers and prospective customers that will be transferred to WiderThan pursuant to this Agreement. For purposes of this Section 5.16, "IIPI" means any information relating to an identified or identifiable natural Person.

     (b) Ztango's collection and use of such IIPI and the use of such IIPI by the Surviving Corporation as contemplated by this Agreement complies with Ztango's privacy policy, the Fair Credit Reporting Act, and, to the Knowledge of Ztango, all other applicable state, federal and foreign privacy Law, and any Contract or industry standard relating to privacy.

5.17 LEGAL PROCEEDINGS.

     Except as set forth in Section 5.17 of the Ztango Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Ztango, threatened against Ztango, or against any director, officer or employee in their capacities as such or Employee Benefit Plan of Ztango, or against any Asset, interest, or right of any of them.

5.18 REPORTS.

     Since January 1, 2000, Ztango has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file such reports or statements which are not reasonably likely to have, individually or in the aggregate, a Ztango Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.19 BOOKS AND RECORDS.

     Ztango maintains accurate books and records reflecting its Assets and Liabilities and maintains proper and adequate internal accounting controls which provide assurance that (a) transactions are executed with management's authorization; (b) transactions are recorded as necessary to permit preparation of financial statements of Ztango and to maintain accountability for Ztango's Assets; (c) access to Ztango's Assets is permitted only in accordance with management's authorization; (d) the reporting of Ztango's Assets is compared with existing Assets at regular intervals and (e) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

5.20 STATEMENTS TRUE AND CORRECT; FULL DISCLOSURE.

     (a) No statement, certificate, or other writing required to be furnished by Ztango or any certifying officers of Ztango in or pursuant to this Agreement, the Investor Rights Agreement, the Escrow Agreement, or any certificate or document required to be delivered pursuant thereto (the "Transaction Documents") contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) None of the information supplied or to be supplied by Ztango for inclusion in the Proxy Statement (as hereinafter defined) to be mailed to the Ztango stockholders in connection with the approval of the Acquisition Transactions, and any other documents to be filed by Ztango with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of Ztango, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any consent to the Acquisition Transactions.

     (c) All documents that Ztango is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

5.21 TAX AND REGULATORY MATTERS.

     Ztango has not taken nor agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Acquisition Transactions from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 11.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

5.22 STATE TAKEOVER LAWS.

     Ztango has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws, including Section 203 of the DGCL (collectively, "Takeover Laws").

5.23 CHARTER PROVISIONS.

     Ztango has taken all action so that the entering into of this Agreement and the consummation of the Acquisition Transactions do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation or Bylaws of Ztango or restrict or impair the ability of WiderThan or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of Ztango that may be directly or indirectly acquired or controlled by them.

5.24 BOARD RECOMMENDATION.

     The Board of Directors of Ztango, at a meeting duly called and held, has by the requisite vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Acquisition Transactions and all other transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders and (ii) resolved to recommend that the holders of the shares of Ztango Stock approve and adopt this Agreement.

5.25 BROKER'S, FINDER'S OR SIMILAR FEES.

     Except as set forth in Section 5.25 of the Ztango Disclosure Memorandum, there are no brokerage commissions, finder's fees or similar fees or commissions payable by Ztango in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Ztango or any action taken by any such Person.

5.26 ZTANGO TRANSACTION EXPENSES.

     Section 5.26 of the Ztango Disclosure Memorandum sets forth (i) a statement of all Ztango Transaction Expenses incurred through the most recent practicable date, and (ii) a reasonable, good faith estimate of any additional Ztango Transaction Expenses to be incurred in connection with the Acquisition Transactions. Ztango has provided to WiderThan copies of all contracts or engagement letters with, and invoices received to date from, its consultants, financial advisors, accountants, and counsel relating to any Ztango Transaction Expenses.

                 ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF THE
                        PARTICIPATING ZTANGO STOCKHOLDERS

     Each Participating Ztango Stockholder, severally and not jointly, represents and warrants to WiderThan and Newco as follows:

6.1 DUE AUTHORIZATION

     The execution and delivery of this Agreement, the consummation of the Acquisition Transactions (to the extent that such consummation involves such Participating Ztango Stockholder), the appointment of the Agent pursuant to
Section 1.3 hereof and the assumption of the obligations contemplated hereby have been duly authorized by all necessary corporate or other action on the part of such Participating Ztango Stockholder.

6.2 INVESTMENT INTENT

     Such Participating Ztango Stockholder is acquiring the WiderThan Stock for his, her, or its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act. Such Participating Ztango Stockholder is an "accredited investor" as such term is defined in Rule 501 or Regulation D of the Securities Act.

6.3 OWNERSHIP OF SHARES

     Such Participating Ztango Stockholder is the record and beneficial owner of the shares of Ztango Stock purported to be owned by such Participating Ztango Stockholder, except as set forth in Section 6.3 of the Ztango Disclosure Memorandum free and clear of any Liens and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares).

             ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF WIDERTHAN

     WiderThan and Newco hereby represent and warrant to Ztango as follows:

7.1 ORGANIZATION, STANDING, AND POWER.

     (a) WiderThan is a corporation duly organized and validly existing under the Laws of the Republic of Korea, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets.

     (b) Newco is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware as a wholly owned Subsidiary of WiderThan. The authorized capital stock of Newco shall consist of 2,000 shares of Newco Common Stock, all of which are validly issued and outstanding, fully paid and nonassessable and owned by WiderThan free and clear of any Lien.

7.2 AUTHORITY; NO BREACH BY AGREEMENT.

     (a) WiderThan and Newco have the corporate power and authority necessary to execute, deliver and perform their respective obligations under this Agreement and to consummate the Acquisition Transactions in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Acquisition Transactions, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of WiderThan and Newco. This Agreement represents a legal, valid, and binding obligation of each of WiderThan and Newco, enforceable against them in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). WiderThan, as the sole stockholder of Newco, has voted prior to the Effective Time the shares of Newco Common Stock in favor of adoption and approval of this Agreement, as and to the extent required by applicable Law.

     (b) Except as set forth in Section 7.2(b) of the WiderThan Disclosure Memorandum, neither the execution and delivery of this Agreement by WiderThan, nor the consummation by WiderThan of the transactions contemplated hereby, nor compliance by WiderThan with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of either WiderThan's Certificate of Incorporation or Bylaws (or other governing instruments), or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any WiderThan Entity under, any Contract or Permit of any WiderThan Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a WiderThan Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 11.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any WiderThan Entity or any of their respective material Assets (including any WiderThan Entity or any Ztango Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any WiderThan Entity or any Ztango Entity being reassessed or revalued by any Regulatory Authority).

     (c) Except as set forth in Section 7.2(c) of the WiderThan Disclosure Memorandum, other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a WiderThan Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by WiderThan of the Acquisition Transactions and the other transactions contemplated in this Agreement.

7.3 CAPITAL STOCK.

     (a) The authorized capital stock of WiderThan consists of (i) 18,000,000 shares of WiderThan Common Stock, of which 10,000,000 shares are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of WiderThan preferred stock, of which 1,428,570 shares of Series A Preferred Stock are issued and outstanding. Except as set forth in Section 7.3(a) of the WiderThan Disclosure Memorandum, all of the issued and outstanding shares of WiderThan capital stock are, and all of the shares of WiderThan Stock to be issued in connection with the Stock Purchase, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the Korean Commercial Code. None of the outstanding shares of WiderThan capital stock has been, and none of the shares of WiderThan Stock to be issued in exchange for shares of Ztango Stock upon consummation of the Acquisition Transactions will be, issued in violation of any preemptive rights of the current or past shareholders of WiderThan.

     (b) Except as set forth in Section 7.3(a), or as disclosed in Section 7.3(b) of the WiderThan Disclosure Memorandum, there are no shares of capital stock or other equity securities of WiderThan outstanding and no outstanding Equity Rights relating to the capital stock of WiderThan. Except as specifically contemplated by this Agreement, or as disclosed in Section 7.3(b) of the WiderThan Disclosure Memorandum, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) by reason of which such Person shall have (irrespective of the reason) the right for the purchase, subscription or issuance of any securities of WiderThan, whether now or in the future.

     (c) As of the date hereof, WiderThan has authorized at least the number of shares of WiderThan Common Stock issuable upon conversion or exercise of any portion of the "virtual stock options" to be issued to Ztango employees in accordance with Sections 3.4(a), 3.4(c), and 11.3(i) hereof.

7.4 OWNERSHIP OF SHARES.

     The WiderThan Stock to be issued in connection with the Stock Purchase, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, with no personal liability attached to the ownership thereof and will be free of restrictions on transfer, other than restrictions on transfer under the WiderThan Investor Rights Agreement, as amended in accordance with Section 11.1(d), and under applicable Laws. The WiderThan Common Stock issuable upon conversion of the WiderThan Preferred Stock being purchased hereunder has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of WiderThan's Articles of Incorporation and the WiderThan Investor Rights Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (except as set forth in Section 7.4 of the WiderThan Disclosure Memorandum), with no personal liability attached to the ownership thereof and will be free of restrictions on transfer, other than restrictions on transfer under the WiderThan Investor Rights Agreement and under applicable Laws.

7.5 THE OFFERING OF THE WIDERTHAN STOCK.

     Assuming the truth and accuracy of each Participating Ztango Stockholder's representations set forth in Article 6 of this Agreement, the offer, sale and issuance of the WiderThan Stock as contemplated by this Agreement and the issuance of the WiderThan Common Stock upon conversion of the WiderThan Preferred Stock are exempt from the registration requirements of the Securities Act and the Securities and Exchange Act of Korea.

7.6 WIDERTHAN SUBSIDIARIES.

     WiderThan has no Subsidiaries other than Newco. WiderThan owns all of the issued and outstanding shares of capital stock of Newco, free and clear of Liens. Newco is a corporation duly organized, validly existing, and in good standing under the Laws of Delaware, and has the power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted.

7.7 FINANCIAL STATEMENTS.

     WiderThan has delivered to Ztango the WiderThan Financial Statements, which are included in Section 7.7 of the WiderThan Disclosure Memorandum. The WiderThan Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are in accordance with the books and records of WiderThan, which are complete and correct in all material respects and which have been maintained in accordance with good business practices, and (ii) present fairly in all material respects the financial position of WiderThan as of the dates indicated and results or operations, changes in stockholders' equity, and cash flows of WiderThan for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect and except that such interim financial statements do not contain footnotes).

7.8 ABSENCE OF UNDISCLOSED LIABILITIES.

     Except as set forth in Section 7.8 of the WiderThan Disclosure Memorandum, no WiderThan Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a WiderThan Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of WiderThan as of March 31, 2004, included in the WiderThan Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No WiderThan Entity has incurred or paid any Liability since March 31, 2004, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a WiderThan Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

7.9 ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Since March 31, 2004, except as disclosed in the WiderThan Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 7.9 of the WiderThan Disclosure Memorandum, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a WiderThan Material Adverse Effect.

7.10 TAX MATTERS.

     (a) Except as set forth in Section 7.10(a) of the WiderThan Disclosure Memorandum, all WiderThan Entities have timely filed with the appropriate Taxing authorities all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed and such are correct and complete in all material respects. None of the WiderThan Entities is the beneficiary of any extension of time within which to file any Tax Return. All Taxes of the WiderThan Entities (whether or not shown on any Tax Return) have been fully and timely paid or contested in good faith, in which case adequate reserves have been established on the WiderThan Financial Statements. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of any WiderThan. To the Knowledge of WiderThan, no claim has ever been made by an authority in a jurisdiction where any WiderThan Entity does not file a Tax Return that such WiderThan Entity may be subject to Taxes by that jurisdiction.

     (b) Except as set forth in Section 7.10(b) of the WiderThan Disclosure Memorandum, WiderThan has not received any notice of assessment or proposed assessment in connection with any Taxes, and there are no pending, or, to the Knowledge of WiderThan, threatened disputes, claims, audits or examinations regarding any Taxes of WiderThan. WiderThan has not waived any statute of limitations in respect of any Taxes, nor agreed to a Tax assessment or deficiency.

     (c) Except as set forth in Section 7.10(c) of the WiderThan Disclosure Memorandum, each WiderThan Entity has complied with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law.

     (d) The unpaid Taxes of each WiderThan Entity (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such WiderThan Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the WiderThan Entities in filing their Tax Returns.

     (e) None of the WiderThan Entities is a party to any Tax allocation or sharing agreement and none of the WiderThan Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was

WiderThan) or has any Tax Liability of any Person under Treasury Regulation
Section 1.1502-6 or any similar provision of state, local or foreign Law (other than the other members of the consolidated group of which WiderThan is parent), or as a transferee or successor, by contract or otherwise.

     (f) Except as set forth in Section 7.10(f) of the WiderThan Disclosure Memorandum, each of the WiderThan Entities is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and Tax withholding requirements under applicable Tax Laws.

7.11 ASSETS.

     (a) Except as disclosed in Section 7.11(a) of the WiderThan Disclosure Memorandum or as disclosed or reserved against in the WiderThan Financial Statements, the WiderThan Entities have good and marketable title, free and clear of all Liens, to all of their respective tangible Assets which are material to their respective business, except for any such Liens or other defects of title which are not reasonably likely to have a WiderThan Material Adverse Effect. All tangible properties used in the businesses of WiderThan are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with WiderThan's past practices.

     (b) The accounts receivable of the WiderThan Entities as set forth on the most recent balance sheet included in the WiderThan Financial Statements or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; to the Knowledge of WiderThan are not subject to valid defenses, set-offs or counterclaims and, in the case of accounts receivable appearing on the most recent balance sheet included in the WiderThan Financial Statements, includes an allowance for collection losses on such balance sheet determined in accordance with GAAP. Except as set forth on Section 7.11(b) of the WiderThan Disclosure Memorandum, WiderThan has the sole right to collect and recover such accounts receivable, free and clear of all Liens.

     (c) Except as set forth in Section 7.11(c) of the WiderThan Disclosure Memorandum, all Assets which are material to WiderThan's business on a consolidated basis, held under leases or subleases by any of the WiderThan Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

     (d) The WiderThan Entities currently maintain adequate insurance in terms of amounts, scope and coverage. None of the WiderThan Entities has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any WiderThan Entity under such policies.

     (e) Except as set forth in Section 7.11(e) of the WiderThan Disclosure Memorandum, the Assets of the WiderThan Entities include all Assets required to operate the business of the WiderThan Entities as presently conducted.

7.12 INTELLECTUAL PROPERTY.

     (a) Except as set forth in Section 7.12(a) of the WiderThan Disclosure Memorandum, (i) each WiderThan Entity owns or has a license to use all of the Intellectual Property used by such WiderThan Entity in the course of its business including sufficient rights in each copy possessed by each WiderThan Entity, (ii) each WiderThan Entity is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by such WiderThan Entity in connection with such WiderThan Entity's business operations, and such WiderThan Entity has the right to convey by sale or license any Intellectual Property so conveyed, (iii) no WiderThan Entity is in Default under any of its Intellectual Property licenses and all such Intellectual Property licenses currently used in and material to WiderThan business are currently in full force and effect, (iv) no proceedings have been instituted, or are pending or, to the Knowledge of WiderThan, threatened, which challenge the rights of any WiderThan Entity with respect to Intellectual Property used, sold or licensed by such WiderThan Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property, (v) the conduct of the business of the WiderThan Entities does not infringe any Intellectual Property of any other person, and (vi) no WiderThan Entity is obligated to pay any royalties to any Person with respect to any such Intellectual Property.

     (b) Except as disclosed in Section 7.12(b) of the WiderThan Disclosure Memorandum, every officer or employee of any WiderThan Entity is a party to a Contract which requires such officer or employee to assign any interest in any Intellectual Property to a WiderThan Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of a WiderThan Entity, and, to the Knowledge of WiderThan, no such officer or employee is party to any Contract with any Person other than a WiderThan Entity which requires such officer or employee to assign any interest in any Intellectual Property to any Person other than a WiderThan Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a WiderThan Entity.

     (c) Except as disclosed in Section 7.12(c) of the WiderThan Disclosure Memorandum, to the Knowledge of WiderThan, no officer, director or employee of any WiderThan Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any WiderThan Entity.

7.13 ENVIRONMENTAL MATTERS.

     Except as would not have a WiderThan Material Adverse Effect: (a) WiderThan is in compliance with all Laws relating to environmental matters; (b) WiderThan has all Permits required under any applicable Laws and is in compliance with their respective requirements; and

(c) there are no pending or, to WiderThan's Knowledge, threatened claims under applicable environmental Laws against WiderThan.

7.14 COMPLIANCE WITH LAWS.

     Each WiderThan Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a WiderThan Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which could not reasonably be anticipated to have, individually or in the aggregate, a WiderThan Material Adverse Effect. Except as disclosed in
Section 7.14 of the WiderThan Disclosure Memorandum, none of the WiderThan
Entities:

     (a) is in Default under its Articles of Incorporation or Bylaws (or other governing instruments), as applicable; or

     (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which could not reasonably be anticipated to have, individually or in the aggregate, a WiderThan Material Adverse Effect; or

     (c) since January 1, 2001, has received any notification or communication from any agency or department of government or any Regulatory Authority or the staff thereof (i) asserting that any WiderThan Entity is not, or may not be, in compliance with any Laws or Orders, where such noncompliance is reasonably likely to have, individually or in the aggregate, a WiderThan Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a WiderThan Material Adverse Effect, or (iii) requiring any WiderThan Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its employment decisions, its employment or safety policies or practices, its management, or the payment of dividends.

7.15 LABOR AND EMPLOYEE RELATIONS.

     Except as set forth in Section 7.15 of the WiderThan Disclosure Memorandum, WiderThan is not the subject of any Litigation or material disputes involving its employees or asserting that it has committed an unfair labor practice or other violation of applicable labor or employment Law, nor to the Knowledge of WiderThan is any such Litigation threatened.

7.16 MATERIAL CONTRACTS.

     (a) The "WiderThan Material Contracts" shall be deemed to include any Contract (other than the Personal Property Leases) pursuant to which WiderThan has any rights or benefits or undertakes any obligations or liabilities, in each case that:

          (i) has a duration of one year or more and are not terminable without penalty upon 90 days or less prior written notice by any party;

          (ii) requires or could reasonably be expected to require any party thereto to pay $100,000 or more in any twelve month period;

          (iii) requires or could require any severance or retention payments to employees after the date hereof; or

          (iv) involve any lease or license of Intellectual Property to or from any third party.

     (b) Except as set forth in Section 7.16(b) of the WiderThan Disclosure Memorandum, (i) all of the WiderThan Material Contracts are in full force and effect, WiderThan is not in material default under, and to the Knowledge of WiderThan, no event has occurred which, with the passage of time or giving of notice or both, would result in WiderThan being in material default under, any of the terms of the WiderThan Material Contracts, (ii) none of the WiderThan Material Contracts requires the consent of any other party thereto in connection with the transactions contemplated by this Agreement and (iii) none of the WiderThan Material Contracts contains a "non-compete" or "exclusivity" or similar provision that prohibits or restricts any WiderThan Entity from engaging in any business activities in any geographic area, line of business or with any other Person.

     (c) WiderThan has made available to Ztango or its representatives copies of all the WiderThan Material Contracts.

7.17 LEGAL PROCEEDINGS.

     Except as set forth in Section 7.17 of the WiderThan Disclosure Memorandum,
(a) there are no outstanding Orders that related to WiderThan; and (b) there is no Litigation instituted or pending, or, to the Knowledge of WiderThan, threatened against any WiderThan Entity, or against any director or employee of any WiderThan Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a WiderThan Material Adverse Effect.

7.18 REPORTS; BOOKS AND RECORDS.

     (a) Except as set forth in Section 7.18(a) of the WiderThan Disclosure Memorandum, since January 1, 2002, each WiderThan Entity has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a WiderThan Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (b) Each of WiderThan and its Subsidiaries maintains accurate books and records reflecting its Assets and Liabilities and maintains proper and adequate internal accounting controls which provide assurance that (a) transactions are executed with management's authorization; (b) transactions are recorded as necessary to permit preparation of the financial statements of WiderThan and to maintain accountability for WiderThan's consolidated Assets; (c) access to WiderThan's Assets is permitted only in accordance with management's authorization; (d) the reporting of WiderThan's Assets is compared with existing Assets at regular intervals and (e) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

7.19 STATEMENTS TRUE AND CORRECT.

     (a) No statement, certificate, or other writing required to be furnished by any WiderThan Entity or any certifying officer of any WiderThan Entity in or pursuant to the Transaction Documents contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) None of the information supplied or to be supplied by any WiderThan Entity for inclusion in the Proxy Statement to be mailed to each of the Ztango stockholders in connection with the approval of the Acquisition Transactions, and any other documents to be filed by any WiderThan Entity with any other Regulatory Authority in connection with the Acquisition Transactions, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of Ztango, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any consent to the Acquisition Transactions.

     (c) All documents that any WiderThan Entity is responsible for filing with any Regulatory Authority in connection with the Acquisition Transactions will comply as to form in all material respects with the provisions of applicable Law.

7.20 TAX AND REGULATORY MATTERS.

     No WiderThan Entity has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Acquisition Transactions from qualifying as a tax-free reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 11.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

7.21 BOARD RECOMMENDATION.

     The Board of Directors of WiderThan, at a meeting duly called and held, has by the requisite vote of the directors present, determined that this Agreement and the transactions contemplated hereby, including the Acquisition Transactions and all other transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders.

7.22 INVESTMENT INTENT

     WiderThan is acquiring the Ztango Stock for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. WiderThan is an "accredited investor" as such term is defined in Rule 501 or Regulation D of the Securities Act.

7.23 BROKER'S, Finder's or Similar Fees

     Except as set forth in Section 7.23 of the WiderThan Disclosure Memorandum, there are no brokerage commissions, finder's fees or similar fees or commissions payable by WiderThan in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with WiderThan or any action taken by any such Person.

               ARTICLE 8 CONDUCT OF BUSINESS PENDING CONSUMMATION

8.1 AFFIRMATIVE COVENANTS OF ZTANGO.

     From the date of this Agreement until the earlier of (i) the Effective Time, or (ii) the termination of this Agreement, unless the prior written consent of WiderThan shall have been obtained, and except as otherwise expressly contemplated herein, Ztango shall (A) operate its business only in the usual, regular, and ordinary course, (B) preserve intact its business organization and Assets and maintain its rights and franchises, and (C) take no action which would (1) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of
Section 11.1(b), or (2) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

8.2 NEGATIVE COVENANTS OF ZTANGO.

     From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of WiderThan shall have been obtained, and except as to actions explicitly required to be taken pursuant to this Agreement, Ztango covenants and agrees that it will not do or agree or commit to do (and, with respect to 8.2(r) only, the participating Ztango Stockholders covenant and agree that they will not do or agree or commit to do), any of the following:

     (a) amend the Certificate of Incorporation or Bylaws of Ztango;


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

     (b) except as set forth in Section 8.2(b) of the Ztango Disclosure Memorandum, incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $20,000 except in the ordinary course of the business of Ztango, consistent with past practices, or impose, or suffer the imposition, on any Asset of Ztango of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the Ztango Disclosure Memorandum);

     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Ztango, or declare or pay any dividend or make any other distribution in respect of Ztango's capital stock;

     (d) except as disclosed in Section 8.2(d) of the Ztango Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Ztango Stock, or any stock appreciation rights, or any option, warrant, or other Equity Right;

     (e) adjust, split, combine or reclassify any capital stock of Ztango or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Ztango Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of Ztango or
(ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration;

     (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person, or otherwise acquire direct or indirect control over any Person, other than in connection with foreclosures in the ordinary course of business;

     (g) grant any increase in compensation or benefits to the employees or officers of Ztango; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 8.2(g) of the Ztango Disclosure Memorandum; and enter into or amend any severance agreements with employees, officers or directors of any Ztango Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Ztango Entity except in accordance with past practice disclosed in Section 8.2(g) of the Ztango Disclosure Memorandum or waive any stock repurchase rights, accelerate, amend or change the vesting schedule or period of exercisability of any Equity Rights or restricted stock, or reprice Equity Rights granted under the Ztango Stock Plan or authorize cash payments in exchange for any Equity Rights;

     (h) enter into or amend any employment Contract between Ztango and any Person (unless such amendment is required by Law) that Ztango does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

     (i) except as set forth in Section 8.2(i) of the Ztango Disclosure Memorandum, hire or retain any Person as a part-time or full-time employee at Ztango or any ERISA Affiliate without the prior written approval of WiderThan;

     (j) adopt any new employee benefit plan of Ztango or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of Ztango other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice;

     (k) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP;

     (l) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of Ztango for material money damages or restrictions upon the operations of Ztango;

     (m) except in the ordinary course of business consistent with past business practice or otherwise as set forth in Section 8.2(m) of the Ztango Disclosure Memorandum, enter into, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims;

     (n) except in the ordinary course of business, make expenditures or take any action that would adversely affect the proposed schedule of targeted Working Capital and related components set forth in Section 8.2(n) of the Ztango Disclosure Memorandum;

     (o) permit any Ztango employee to exercise any Ztango Option or other Equity Right;

     (p) create or form any Subsidiary without the prior written approval of WiderThan;

     (q) loan or agree to loan any money to any Person; or

     (r) permit any sale, transfer, gift, or other disposition of any shares of Ztango Stock that would result in the offering of the WiderThan Stock to fifty
(50) or more persons.

8.3 COVENANTS OF WIDERTHAN.

     (a) Prior to the Closing, except as necessary to effect the transactions contemplated by this Agreement, WiderThan shall (i) in all material respects operate WiderThan's business as presently operated and only in the ordinary course and consistent with past practice, (ii) use commercially reasonable efforts to preserve the value of the business of WiderThan, and (iii) use commercially reasonable efforts to preserve WiderThan's relationships with and the goodwill of its customers, suppliers, employees and other Persons having business dealings with WiderThan.

     (b) Without limiting the generality of Section 8.3(a), and except as otherwise disclosed in this Agreement or as necessary to effect the transactions contemplated by this Agreement, or except with the prior approval of Ztango (which shall not be unreasonably withheld, conditioned or delayed), WiderThan shall not:

          (i) declare or pay any dividend or make any other distribution with respect to its capital stock;

          (ii) issue, sell, pledge, redeem, dispose of or encumber, or enter into any Contract to issue, pledge, sell, redeem, dispose of or encumber, any of its capital stock;

          (iii) amend its Articles of Incorporation;

          (iv) except as set forth in Section 8.3(b) of the WiderThan Disclosure Memorandum, make or authorize or commit for any capital expenditures other than in amounts not exceeding $2,000,000 in the aggregate;

          (v) make any acquisition of, or investment in, assets or stock of any other Person, in excess of $2,000,000 in the aggregate (other than in the course of ordinary course investment activities); or

          (vi) enter into or engage in, as its primary business, any business other than wireless telecommunications services and related applications business; or

          (vii) agree in writing or otherwise to take any of the actions described above in this Section 8.3(b).

8.4 ADVERSE CHANGES IN CONDITION.

     Each of WiderThan and Ztango agrees to give written notice promptly to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Ztango Material Adverse Effect or a WiderThan Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

8.5 REPORTS.

     Each of WiderThan, Newco, and Ztango shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to one another copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC (or its equivalent in any other jurisdiction), such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material) and shall otherwise be prepared in accordance with Laws applicable to such reports.

8.6 INVESTIGATIONS; PRE-CLOSING ACCESS.

     (a) Prior to the Closing Date, WiderThan shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, business and operations of Ztango, and such examination of the books and records of Ztango, as the WiderThan may reasonably request; provided, however, that WiderThan shall not have any contact with any vendors or customers of Ztango or other similar third parties without the prior written consent of Ztango, which consent shall not unreasonably be withheld. Any investigation, examination or interview by WiderThan of Ztango's employees or access pursuant to any of the provisions of this Section 8.6(a) shall only be conducted or occur at reasonable times upon reasonable prior notice; and each of the parties hereto, and its respective employees and representatives, including, without limitation, counsel, investment bankers, and independent public accountants, shall cooperate with the other's employees and representatives, as the case may be, in connection with such review and examination.

     (b) Prior to the Closing Date, Ztango and the Participating Ztango Stockholders shall be entitled, through their employees and representatives, to make such investigation of the assets, liabilities, business and operations of WiderThan, and such examination of the books and records of WiderThan, as the Ztango Stockholders may reasonably request; provided, however, that the Ztango Stockholders shall not have any contact with any vendors or customers of WiderThan or other similar third parties without the prior written consent of WiderThan, which consent shall not unreasonably be withheld. Any investigation, examination or interview by the Ztango Stockholders of WiderThan's employees or access pursuant to any of the provisions of this Section 8.6(b) shall only be conducted or occur at reasonable times upon reasonable prior notice; and each of the parties hereto, and its respective employees and representatives, including, without limitation, counsel, investment bankers, and independent public accountants, shall cooperate with the other's employees and representatives, as the case may be, in connection with such review and examination.

8.7 FURTHER ASSURANCES.

     On and after the Effective Date, WiderThan, Newco, Ztango, and the Participating Ztango Stockholders, each as reasonably requested from time to time by the other parties, shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions of this Agreement.

8.8 DELIVERY OF WORKING CAPITAL, TRANSACTION EXPENSES, OBJECTIONS TO CAPITAL STRUCTURE

     (a) Not later than five business days before the scheduled Closing Date, Ztango shall deliver to WiderThan a statement of Working Capital as of the most recent practicable date, with such statement to include a detailed breakdown of the components of Working Capital as set forth in Section 8.2(n) of the Ztango Disclosure Memorandum.

     (b) Not later than five business days before the scheduled Closing Date, Ztango shall deliver to WiderThan (i) a statement of all Transaction Expenses incurred through the most recent practicable date, (ii) copies of invoices supporting such Transaction Expenses, and (iii) a reasonable, good faith estimate of any additional Transaction Expenses to be incurred by Ztango. At any time after the date hereof and prior to Closing, Ztango shall provide notice to WiderThan by facsimile and email within one business day of the payment of any Transaction Expense.

     (c) Not later than five business days before the scheduled Closing Date, Ztango shall notify WiderThan of whether Ztango deems the closing condition set forth in Section 11.3(j) satisfied.

8.9 TERMINATION OF CERTAIN ZTANGO AGREEMENTS.

     No later than immediately before the Effective Time, Ztango and the Participating Ztango Stockholders shall terminate (i) the Registration Rights Agreement dated May 14, 2003, and (ii) the Stockholders' Agreement dated March 14, 2003, each by and among Ztango and the holders of Ztango Series A Preferred Stock.

8.10 ZTANGO STOCK OPTIONS.

     Consistent with Section 3.4(d) hereof, the Board of Directors of Ztango, or any appropriate subcommittee thereof, shall adopt a resolution, which shall remain in full force and effect through the Effective Time, providing for the cancellation immediately prior to the Effective Time of any Ztango Options then outstanding not already forfeited, exchanged, or cashed-out by such holder of Ztango Options.

8.11 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) All rights to indemnification now existing in favor of any director or officer of Ztango (the "Ztango Corporate Officials"), as provided in the certificate of incorporation of Ztango, in agreements between any Ztango Corporate Official and Ztango, or otherwise in effect on the date of this Agreement, shall continue in full force and effect for a period of not less than six years after the Closing Date.

     (b) The Surviving Corporation shall indemnify all Ztango Corporate Officials in accordance with its certificate of incorporation and bylaws as of the date hereof with respect to all acts and omissions arising out of or relating to their services as directors or officers of the Ztango occurring prior to the Closing Date.

     (c) To the extent available pursuant to standard insurance rates without necessitating premium underwriting, the Surviving Corporation shall maintain in effect for at least six years after the Closing Date the current policies of directors', managers' and officers' liability insurance maintained by Ztango or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous with respect to claims arising out of or relating to events which occurred before or on the Closing Date. In order to satisfy this obligation, the parties acknowledge and agree that, prior to the Closing Date and in consultation with WiderThan, Ztango shall purchase a "tail" policy under Ztango's existing directors', managers' and officers' insurance policy which (i) has an effective term of six years from the Closing Date, (ii) covers those persons who are currently covered by Ztango's directors' and officers' insurance policy in effect as of the date hereof, (iii) contains terms and conditions which are no less advantageous with respect to claims arising out of or relating to events which occurred before or on the Closing Date, and (iv) shall involve total underwriting costs (including premium payments for the term of such policy) not in excess of $20,000.

     (d) The current and former directors, managers and officers of Ztango are intended third party beneficiaries of this Section 8.10 and may specifically enforce its terms.

8.12 COVENANTS OF PARTICIPATING ZTANGO STOCKHOLDERS

     (a) Each of the Participating Ztango Stockholders covenants to vote all shares of Ztango Stock held by them at any meeting of Ztango stockholders, and to execute any written consent solicited in lieu thereof, in favor of approval of the Merger and the Stock Purchase and in favor of adoption of this Agreement and the Transaction Documents.

     (b) Each of the Participating Ztango Stockholders covenants and agrees that, between the date hereof and the earlier of the Closing or the termination of this Agreement, such Participating Ztango Stockholder shall not sell, pledge, assign, transfer, encumber, hypothecate, or otherwise dispose of any of such Participating Ztango Stockholders shares of Ztango Stock.

                        ARTICLE 9 ADDITIONAL AGREEMENTS

9.1 STOCKHOLDER APPROVAL; PROXY STATEMENT.

     (a) As soon as practicable after the execution of this Agreement, Ztango shall prepare, with the cooperation of WiderThan, a proxy statement in accordance with Section 251(c) of the DGCL for all holders of record of Ztango Stock that are not original signatories hereto to approve this Agreement and the transactions contemplated hereby and thereby (the "Proxy Statement"). WiderThan and Ztango shall each use commercially reasonable efforts to cause the Proxy Statement to comply with applicable Laws. Each of WiderThan and Ztango agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement. Ztango will promptly advise WiderThan, and WiderThan will promptly advise Ztango, in writing if at any time prior to the Effective Time either Party shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Proxy Statement shall contain the recommendation of the Board of Directors of Ztango that the Ztango stockholders approve the Merger and adopt this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are advisable, fair to, and in the best interests of the stockholders of Ztango. Anything to the contrary contained herein notwithstanding, Ztango shall not include in the Proxy Statement any information with respect to WiderThan or its affiliates or associates, the form and content of which information shall not have been approved by WiderThan prior to such inclusion.

     (b) Upon execution of this Agreement, Ztango shall use commercially reasonable efforts to secure the affirmative vote of all stockholders of Ztango in favor of the Merger, adoption of this Agreement, and approval of the other transactions contemplated hereby. Any holder of Ztango Stock not originally a signatory hereto that decides, at any point after the date of this Agreement and prior to the Closing Date, to join this Agreement may become a Participating Ztango Stockholder by execution a joinder agreement in form and substance reasonably satisfactory to each of WiderThan, Ztango, and Agent. Upon the execution of such joinder agreement, and the satisfaction of the other terms and conditions contained in this Agreement (including, but not limited to, demonstration of such person or entity's status as an accredited investor), such holder shall be entitled to subscribe to the number of shares of WiderThan Stock as would have been allocated to such holder had he, she, or it executed this Agreement as of the date hereof, and, with the consent of Ztango, WiderThan and such joining Participating Ztango Stockholder, each of Schedule 1.2 and Exhibit 1 shall be amended to reflect such holder's status as a Participating Ztango Stockholder.

9.2 ACCREDITED INVESTOR QUESTIONNAIRES.

     Each Participating Ztango Stockholder shall execute and deliver to WiderThan an accredited investor questionnaire, substantially in the form attached as Exhibit 6 (the "Stockholder Accredited Investor Certificate"), to cause WiderThan to be reasonably satisfied that the shares of WiderThan Stock to be issued in connection with the Stock Purchase are exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Any other provision of this Agreement notwithstanding, no person shall be able to purchase shares of WiderThan Stock without first delivering such a Stockholder Accredited Investor Certificate, completed in a manner that is reasonably satisfactory to WiderThan. The Participating Ztango Stockholders acknowledge and agree that WiderThan will be relying upon the representations made by each Participating Ztango Stockholder in the applicable Stockholder Accredited Investor Certificate in connection with the issuance of WiderThan Stock to such stockholder. The shares of WiderThan Stock so issued pursuant to this Agreement will not be registered under the Securities Act and will constitute "restricted securities" within the meaning of the Securities Act, and the certificates representing the shares of WiderThan Stock shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

9.3 OTHER OFFERS, ETC.

     (a) Neither Ztango (including its officers, directors, and employees) nor the Participating Ztango Stockholders that are holders of Ztango's Preferred Stock shall directly or indirectly

(i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person or "Group" (as such term is defined in Section 13(d) under the Exchange Act) any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal, or (iv) enter into any Acquisition Agreement contemplating or otherwise relating to any Competing Transaction; provided however, that this
Section 9.3(a) shall not prohibit Ztango from furnishing nonpublic information regarding Ztango to, or entering into a confidentiality agreement or discussions or negotiations with, any Person or Group in response to a bona fide unsolicited written Acquisition Proposal submitted by such Person or Group (and not withdrawn) if (A) neither Ztango (including its officers, directors and employees) nor any Representative thereof nor any Participating Ztango Stockholder shall have violated any of the restrictions set forth in this
Section 9.3, (B) the Board of Directors of Ztango determines in its good faith judgment (based on, among other things, the advice of Ztango Financial Advisor or any other financial advisor of nationally recognized reputation) that such Acquisition Proposal constitutes a Superior Proposal, (C) the Board of Directors of Ztango concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties, as such duties would exist in the absence of this Section 9.3, to the stockholders of Ztango under applicable Law, (D) (1) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person or Group, Ztango gives WiderThan written notice of the identity of such Person or Group and of Ztango's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person or Group, and (2) Ztango receives from such Person or Group an executed confidentiality agreement containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement and (E) contemporaneously with furnishing any such nonpublic information to such Person or Group, Ztango furnishes such nonpublic information to WiderThan (to the extent such nonpublic information has not been previously furnished by Ztango to WiderThan). In addition to the foregoing, Ztango shall provide WiderThan with at least two business days prior written notice of a meeting of the Board of Directors of Ztango at which meeting the Board of Directors of Ztango is reasonably expected to resolve to recommend a Superior Proposal to its stockholders and together with such notice a summary of the material terms of the most recently proposed documentation relating to such Superior Proposal; provided further that Ztango hereby agrees promptly to provide to WiderThan a summary of any revisions to those material terms and provided further that WiderThan agrees to execute a confidentiality agreement in form and substance reasonably satisfactory to WiderThan with respect to such terms.

     (b) In addition to the obligations of Ztango set forth in Section 9.3(a), as promptly as practicable, and in any event within one business day after any of the executive officers of Ztango become aware thereof, Ztango shall advise WiderThan of any request received by Ztango for nonpublic information which Ztango reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, and the identity of the Person or Group making any such request or Acquisition Proposal. Ztango shall keep WiderThan informed promptly of material amendments or modifications to any such request or Acquisition Proposal.

     (c) Ztango shall immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and will use their respective reasonable best efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal.

9.4 CONSENTS OF REGULATORY AUTHORITIES.

     (a) Based on, among other things, the aggregate consideration to be paid by WiderThan for Ztango in connection with the Merger, the Parties contemplate that no filing with either the United States Federal Trade Commission ("FTC") or the United States Department of Justice ("DOJ") regarding the Acquisition Transactions will be required pursuant to the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign Law or regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws").

     (b) The Parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (which shall include the filings pursuant to subsection (a) above), and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger). The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.

9.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE.

     Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 11; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement.

9.6 INVESTIGATION AND CONFIDENTIALITY.

     (a) Prior to the Effective Time, Ztango shall keep WiderThan advised of all material developments relevant to its business and to consummation of the Acquisition Transactions and shall permit WiderThan to make or cause to be made such investigation of the business and properties of Ztango and of its financial and legal conditions as WiderThan reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the ability of such Party to rely on the representations and warranties of the other Party. Between the date hereof and the Effective Time, Ztango shall permit WiderThan's senior officers to meet with the financial officers of Ztango, including officers responsible for the Ztango Financial Statements, the internal controls of Ztango and the disclosure controls and procedures of Ztango to discuss such matters as WiderThan may deem reasonably necessary or appropriate for WiderThan to satisfy its obligations under Sections 302 and 906 of the Sarbanes-Oxley Act.

     (b) In addition to WiderThan's and Ztango's respective obligations under the Confidentiality Agreement, which are hereby reaffirmed and adopted, and incorporated by reference herein, each of WiderThan and Ztango shall, and shall cause their advisers and agents to, maintain the confidentiality of all confidential information furnished to them by the other Party concerning it and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Ztango shall use its reasonable efforts to exercise, and shall not waive any of, its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to Ztango to preserve the confidentiality of the information relating to the Ztango Entities provided to such Persons and their Affiliates and representatives.

     (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Ztango Material Adverse Effect or a WiderThan Material Adverse Effect, as applicable.

9.7 PRESS RELEASES.

     Prior to the Effective Time, Ztango and WiderThan shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 9.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law, but in such case each Party agrees to give the other as much advance notice of such disclosure as practicable under the circumstances.

9.8 TAX TREATMENT.

     Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Acquisition Transactions, and to take no action which would cause the Acquisition Transactions not, to qualify as a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes in accordance with the provisions thereof and pursuant to which (i) each of WiderThan, Newco and Ztango will be a "party to the reorganization" within the meaning of Section 368(a) of the Code and (ii) all of the Acquisition Transactions will be treated as a part of the "plan of reorganization" within the meaning of Treas. Reg. Sec. 1.368-2(g).

9.9 STATE TAKEOVER LAWS.

     Ztango shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law.

9.10 CHARTER PROVISIONS.

     Ztango shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Acquisition Transactions and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of Ztango or restrict or impair the ability of WiderThan or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of Ztango that may be directly or indirectly acquired or controlled by them, provided that the foregoing shall not apply to the exercise of appraisal rights as set forth in Section 3.3 hereof.

9.11 TAX MATTERS.

     The following provisions govern the allocation of responsibility for certain tax matters following the Closing Date.

     (a) Responsibility for Filing Tax Returns. WiderThan shall prepare and file all Tax Returns for Ztango and its subsidiaries that are required to be filed after the Closing Date.

     (b) Tax Sharing Agreements. Ztango shall cause all tax-sharing or similar agreements with respect to or involving Ztango to be terminated as of the Closing Date and, after the Closing Date Ztango shall not be bound thereby or have any liability thereunder.

     (c) Certain Taxes and Fees. All United States (which for purposes of this
Section 9.11 shall include any state or muncipality included therein) transfer, documentary, sales, stamp, registration and other such United States Taxes, and all United States conveyance fees, recording charges and other fees and charges incurred in connection with the consummation of the transaction contemplated by this Agreement shall be paid by the Participating Ztango

Stockholders when due and the Participating Ztango Shareholders shall, at their own expense, file all necessary Tax returns and other documentation with respect to such Taxes, fees and charges. If required under applicable law, WiderThan shall join in the execution of any required Tax return and other documentation in connection with such Taxes or fees. All Korean (which for purposes of this Section 9.11 shall include any state or muncipality included therein) transfer, documentary, sales, stamp, registration and other such Korean Taxes, and all Korean conveyance fees, recording charges and other fees and charges incurred in connection with the consummation of the transaction contemplated by this Agreement shall be paid by WiderThan when due and WiderThan shall, at its own expense, file all necessary Tax returns and other documentation with respect to such Taxes, fees and charges.

9.12 FILINGS WITH STATE OFFICES.

     Upon the terms and subject to the conditions of this Agreement, Ztango shall execute and file the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Closing.

                           ARTICLE 10 INDEMNIFICATION

10.1 SURVIVAL.

     (a) The representations and warranties made by Ztango in Article 5 of this Agreement or in any of the Transaction Documents shall survive the Closing for a period of eighteen (18) months after the Closing Date, whereupon they shall expire. The representations and warranties made by the Participating Ztango Stockholders in Article 6 shall survive the Closing indefinitely.

     (b) The representations and warranties made by WiderThan and Newco in
Article 7 of this Agreement or in any of the Transaction Documents shall survive the Closing for a period of eighteen (18) months after the Closing Date, whereupon they shall expire; provided, however, that the representations and warranties contained in Section 7.4 and all related covenants and agreements in any of the Transaction Documents shall survive the Closing indefinitely.

10.2 OBLIGATION OF ZTANGO STOCKHOLDERS TO INDEMNIFY.

     Subject to the limitations set forth in this Article 10, from and after the Closing Date, the holders of Ztango Stock agree to defend, hold harmless, and indemnify WiderThan and its Affiliates (and their respective directors, officers, employees, successors and permitted assigns) (collectively, the "Buyer Indemnitees") from and against all Losses asserted against, imposed upon or incurred by any Buyer Indemnitee resulting from, arising out of, based upon or otherwise in respect of any of the following:

     (a) any breach of or inaccuracy in any representation or warranty of Ztango contained in this Agreement or in any of the Transaction Documents;

     (b) any breach of or inaccuracy in any representation or warranty of any Participating Ztango Stockholder contained in Article 6 of this Agreement, provided, however, that (i) the obligation of a Participating Ztango Stockholder to indemnify WiderThan pursuant to this Section 10.2(b) shall only apply to a breach by such Participating Ztango Stockholder and (ii) such Participating Ztango Stockholder's liability shall be limited to the amount received by such Participating Ztango Stockholder in connection with the Acquisition Transactions;

     (c) any breach of or failure to perform any covenant, undertaking or agreement made or to be performed by Ztango or the Participating Ztango Stockholders pursuant to this Agreement, including, without limitation, those provisions of Section 9.11 or in any document, certificate, schedule or instrument delivered or executed in connection herewith;

     (d) the amount by which the actual Ztango Transaction Expenses exceeds the sum of $325,000, such that (i) WiderThan shall be entitled to recover as a Loss that amount of the Ztango Transaction Expense Overage that is less than or equal to $100,000, and (ii) WiderThan shall be entitled to recover as a Loss twice the amount by which the Ztango Transaction Expense Overage exceeds $100,000 (it being acknowledged that the additional recovery by WiderThan is the Parties' reasonable, good faith estimate of damages that will be suffered by WiderThan as a result of liquidity problems arising from the fact that the Ztango Transaction Expense Overage will be a cash liability and WiderThan's recovery will primarily be of shares of WiderThan Preferred Stock held pursuant to the Escrow Agreement);

     (e) the reasonable legal fees and expenses to WiderThan or Newco of enforcing this indemnity against Ztango and the Participating Ztango Stockholders;

     (f) one-half of all Losses relating to the litigation disclosed in Section
5.17 of the Ztango Disclosure Memorandum, together with any Losses in excess of $220,000; provided, however, that WiderThan may not settle such litigation for an amount in excess of $220,000 except pursuant to binding arbitration without the express written consent of the Stockholder Representative;

     (g) Any sales and use Taxes not reserved on the face of the Ztango Financial Statements incurred in connection with the audit by the Commonwealth of Virginia disclosed in Section 5.8(a) of the Ztango Disclosure Memorandum; or

     (h) Any Losses relating to those matters set forth on Section 5.10(a)(iii) of the Ztango Disclosure Memorandum.

10.3 OBLIGATION OF WIDERTHAN TO INDEMNIFY.

     Subject to the limitations contained in this Article 10, WiderThan agrees to defend, hold harmless, and indemnify Ztango and the Participating Ztango Stockholders (and their respective directors, officers, employees, successors and permitted assigns) (collectively, the "Seller Indemnitees") from and against all Losses asserted against, imposed upon or incurred by the Seller Indemnitees resulting from, arising out of, based upon or otherwise in respect of any of the following:

     (a) any breach of or inaccuracy in any representation or warranty of WiderThan or Newco contained in this Agreement or in any document, certificate, schedule or instrument delivered or executed in connection herewith;

     (b) any breach of or failure to perform any covenant, undertaking or agreement made or to be performed by WiderThan or Newco pursuant to this Agreement or in any document, certificate, schedule or instrument delivered or executed in connection herewith; or

     (c) the reasonable legal fees and expenses to Ztango or the Participating Ztango Stockholders of enforcing this indemnity against WiderThan.

10.4 NOTICE OF LOSS, ASSERTED LIABILITY.

     Promptly after (i) becoming aware of circumstances that have resulted in a Loss for which a party entitled to indemnification pursuant to Sections 10.2 and 10.3, as applicable, intends to seek indemnification under such Section (the "Indemnified Party") or (ii) receipt by the Indemnified Party of written notice of any demand, claim or circumstances which, with the lapse of time, the giving of notice or both, would give rise to a claim or the commencement of any litigation that may result in a Loss (an "Asserted Liability"), the Indemnified Party shall give notice thereof (the "Claims Notice") to any other party obligated to provide indemnification pursuant to Sections 10.2 or 10.3 (the "Indemnifying Party"). The Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss or Asserted Liability that has been or may be suffered by the Indemnified Party. If a Claims Notice is not provided promptly as required by this Section 10.4, the Indemnified Party nonetheless shall be entitled to indemnification by the Indemnifying Party except to the extent that the Indemnifying Party is prejudiced by such late receipt of the Claims Notice.

10.5 OPPORTUNITY TO CONTEST

     (a) Except as provided in this Section 10.5, the Indemnifying Party may elect to compromise or contest, at its own expense and by its own counsel, any Asserted Liability; provided, however, that the Indemnifying Party may not compromise or settle any Asserted Liability against the Indemnified Party without the Indemnified Party's prior written consent (which shall not be unreasonably withheld, conditioned or delayed) unless (i) such compromise or settlement requires no more than a monetary payment for which the Indemnified Party hereunder is fully indemnified and such settlement provides a complete release of, or dismissal with prejudice of, all claims against the Indemnified Party for all matters that were or could have been asserted in connection with such claim, or (ii) involves no other matters binding upon the Indemnified Party (other than obligations of confidentiality). If the Indemnifying Party elects to compromise or contest such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnified Party of its intent to do so by sending a notice to the Indemnified Party (the "Contest Notice"), and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such Asserted Liability. If the Indemnifying Party elects not to compromise or contest the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party (upon further notice to the Indemnifying Party) shall have the right to pay, compromise or contest such Asserted Liability on behalf of and for the account and risk of the Indemnifying Party, and at the Indemnifying Party's expense. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the contest of such Asserted Liability. The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Asserted Liability that it has elected not to defend with its own counsel and at its own expense.

     (b) The Indemnified Party and the Indemnifying Party shall cooperate fully with the other as to all Asserted Liabilities, shall make available to each other as reasonably requested all information, records, and documents relating to all Asserted Liabilities and shall preserve all such information, records, and documents until the termination of any Asserted Liability. The Indemnified Party and the Indemnifying Party also shall make available to the other, as reasonably requested, its personnel, agents, and other representatives who are responsible for preparing or maintaining information, records, or other documents, or who may have particular knowledge with respect to any Asserted Liability.

10.6 PAYMENTS FROM ESCROW AMOUNT.

     All indemnification payments payable to the Buyer Indemnitees in accordance with Sections 10.2(a), (c), (d), (e), (f), (g) and (h) shall be taken exclusively from and be limited to the Escrow Amount, which terms shall be administered pursuant to the terms of the Escrow Agreement. All indemnification payments payable to the Buyer Indemnitees in accordance with Section 10.2(b) shall be made directly by the Participating Ztango Stockholder violating such representation or warranty, separate and distinct from the Escrow Amount, and the Escrow Amount shall not be used for such purpose other than (i) with the consent of WiderThan, which consent may be withheld in its sole discretion, or
(ii) to the extent that such recovery directly against the Participating Ztango Stockholder exceeds the sum of the total amount received by such Participating Ztango Stockholder less such Participating Ztango Stockholder's pro-rata portion of the Escrow Amount.

10.7 LIMITATIONS ON INDEMNIFICATION.

     (a) No Party otherwise entitled to indemnification under this Agreement shall be indemnified pursuant to this Agreement to the extent that such party's Losses are increased or extended by the willful misconduct, violation of applicable Law, bad faith or gross negligence of such Party. In addition, except as set forth in Section 10.7(b), no Party shall be entitled to indemnification under this Article 10 unless the aggregate amount of such party's Losses, at any particular time, exceeds $75,000 in the aggregate (including Losses irrespective of whether or not previously asserted), in which case the Party shall be entitled to all such Losses.

     (b) Losses relating to the following matters shall be exempt from, and shall not count towards the aggregation of Losses necessary for a recovery pursuant to or towards the aggregation of Losses for purposes of calculating, the dollar limitation set forth in Section 10.7(a), such that the Buyer Indemnitees shall be able to recover the full amount of any Losses arising directly or indirectly by reason of liabilities or claims arising from the following:

          (i) Those Tax matters specifically identified on Section 10.7(b) of the WiderThan Disclosure Memorandum, to the extent not reserved on the face of the Ztango Financial Statements;

          (ii) Any breach of any representation or warranty of a Participating Ztango Stockholder contained in Article 6;

          (iii) Any amount by which the actual Ztango Transaction Expenses exceed $325,000; provided, however, that WiderThan shall not be entitled to indemnification under this Section 10.7(b)(iii) unless the aggregate amount of WiderThan's Losses covered by this Section 10.7(b)(iii), at any particular time, exceeds $5,000 in the aggregate (including Losses irrespective of whether or not previously asserted), in which case WiderThan shall be entitled to all such Losses; and

          (iv) Any breach of Section 8.2(n).

10.8 SOLE REMEDY.

     Each Party's sole and exclusive remedy for any breaches of the representations, warranties, covenants and agreements contained in this Agreement, the Transaction Documents or in any document, certificate, schedule or instrument delivered or executed in connection herewith by the other Parties shall be as provided in this Article 10; provided, however, that nothing set forth in this Article 10 shall be deemed to prohibit or limit any Party's right at any time, on or after the Closing Date, to seek injunctive or equitable relief for the failure of the other Party to perform any covenant or agreement contained herein.

10.9 CERTAIN REDUCTIONS; SUBROGATION RIGHTS.

     All indemnification payments payable hereunder shall be reduced by the amount of (a) any insurance proceeds recovered by the Indemnified Party, (b) any net Tax benefit actually received by the Indemnified Party on a current basis (excluding any carryforwards or carrybacks), or (c) any indemnity, contribution or other similar payment recovered by the Indemnified Party from any third party (which would include any other party under this Agreement), in each case (a) through (c) as a result of the Loss for which the Indemnified Party is seeking indemnification. The Indemnified Party shall use commercially reasonable efforts to collect any such insurance proceeds and indemnity, contribution and other similar payments. In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article 10, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the Loss to which such indemnification relates; provided, however, that the Indemnifying Party shall only be subrogated to the extent of any amount paid by it pursuant to this Article 9 in connection with such Loss.

10.10 COOPERATION AND MINIMIZATION OF DAMAGES.

     The Buyer Indemnitees and the Seller Indemnitees shall cooperate in good faith, and shall each use reasonable efforts, to minimize their respective Losses for which they are entitled to indemnification under this Article 9.

          ARTICLE 11 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

11.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY.

     The respective obligations of each Party to perform this Agreement and consummate Acquisition Transactions are subject to the satisfaction of the following conditions, unless waived by both WiderThan and Ztango pursuant to
Section 13.6:

     (a) Minimum Subscription Amount. The Participating Ztango Stockholders shall have agreed to tender back to WiderThan for the purchase of the Net Transaction Shares an amount of cash (in the aggregate) at least equal to 95% of the amounts payable to all holders of Ztango stock pursuant to Section 3.1 hereof.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of WiderThan and/or Ztango, as the case may be, would materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement.

     (c) Execution of Investor Rights Agreement. WiderThan, the Participating Ztango Stockholders, and the current parties to the WiderThan Investor Rights Agreement shall have executed the Preferred Stock Investor Rights Agreement, substantially in the form attached as Exhibit 7.

     (d) Legal Proceedings. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

     (e) Certificate of Merger. The Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

     (f) Ztango Stockholder Approval. Holders of Ztango Stock representing, in the aggregate, at least (i) two-thirds (2/3) of the Ztango Preferred Stock, and
(ii) a majority of the Ztango Preferred Stock and Ztango Common Stock, voting together as a single class on an as converted basis, shall have adopted and approved this Agreement and the consummation of the Acquisition Transactions, including the Merger, as and to the extent required by Law and by the provisions of any governing instruments.

11.2 CONDITIONS TO OBLIGATIONS OF WIDERTHAN.

     The obligations of WiderThan to perform this Agreement and consummate the Acquisition Transactions are subject to the satisfaction of the following conditions, unless waived by WiderThan pursuant to Section 13.6(a):

     (a) Representations and Warranties. For purposes of this Section 11.2(a), the accuracy of the representations and warranties of Ztango and the Participating Ztango Stockholders set forth in this Agreement shall be assessed as of the date of this Agreement and, except for the representations and warranties contained in Section 5.5, as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.3 shall be true and correct. The representations and warranties set forth in Sections 5.21, 5.22 and
5.23 shall be true and correct in all material respects. Except for the representations and warranties set forth in Section 5.5 with respect to the unaudited balance sheet (including related notes and schedules, if any) of Ztango as of December 31, 2003, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 2001, 2002 and 2003 and any interim periods, there shall not exist inaccuracies in the representations and warranties of Ztango set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.21, 5.22 and 5.23) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Ztango Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Ztango and the Participating Ztango Stockholders to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. Ztango shall have delivered to WiderThan (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 11.1 as relates to Ztango and in Sections 11.2(a), 11.2(b), 11.2(f), 11.2(g), 11.2(h), 11.2(i), 11.2(j), 11.2(l), 11.2(m),
and 11.2(n) have been satisfied, and (ii) certified copies of resolutions duly adopted by Ztango's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as WiderThan and its counsel shall request.

     (d) Opinion of Counsel. WiderThan shall have received an opinion of Wollmuth Maher & Deutsch LLP, counsel to Ztango, dated as of the Closing Date, in form and substance reasonably satisfactory to WiderThan, as to the matters set forth in Exhibit 8.

     (e) FIRPTA Certificate. Ztango shall have delivered to WiderThan (a) a certification from Ztango, dated no more than ten (10) days prior to the Closing Date and signed by a responsible corporate officer of Ztango, that Ztango is not, and has not been at any time during the five years preceding the date of such certification, a United States real property holding company, as defined in Code Section 897(c)(2), and (b) proof reasonably satisfactory to WiderThan that Ztango has provided notice of such certification to the IRS in accordance with the provisions of Treasury regulations Section 1.897-2(h)(2).

     (f) Employment Agreement. Vern Poyner shall have (i) entered into an employment agreement with WiderThan or the Surviving Corporation on terms reasonably satisfactory to WiderThan, which agreement shall expressly supercede any existing employment agreement of such person with Ztango, and (ii) agreed to accept no more than $125,000 for satisfaction of any change in control or transaction success fee payable by Ztango in connection with or as a result of the Acquisition Transactions.

     (g) Consents. Ztango shall have obtained the Consents listed in Section 11.2(g) of the Ztango Disclosure Memorandum. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of WiderThan would so materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that, had such condition or requirement been known, Ztango would not, in its reasonable judgment, have entered into this Agreement.

     (h) Resignations. Ztango shall have obtained executed letters of resignation dated as of the Closing Date from each member of the Ztango Board of Directors.

     (i) Termination of Certain Ztango Agreements. Ztango and the Participating Ztango Stockholders shall have agreed to terminate, no later than immediately prior to the Effective Time, the Ztango Registration Rights Agreement and the Ztango Stockholders' Agreement.

     (j) Election to Receive Virtual Stock Options. None of Vern Poyner, Valerie Miller, Tony Costa, Paul Towler, Warren Saccente, Dan Nemo, Kevin Smith, Adrian McAloon, Calvin Kim, Richard Stewart, Dave Gentile or Nick Reskusic shall have elected the Cash-Out Option set forth in Section 3.4(b).

     (k) Ztango Audited Financial Statements. Ztango shall have delivered to WiderThan, no later than five business days before the Closing Date, the audited balance sheet and statements of income of Ztango, each as of and for the fiscal year ended December 31, 2003 (the "Ztango Audited Financial Statements"), which Ztango Audited Financial Statements (i) will be in accordance with the books and records of Ztango, and (ii) will be accompanied by an opinion of the Deloitte & Touche LLP to the effect that the Ztango Audited Financial Statements present fairly in all material respects the financial position of Ztango as of the date indicated and results or operations, changes in shareholders' equity, and cash flows of the Ztango Entities for the period indicated, in accordance with GAAP. To the extent that the opinion expresses any qualification other than a "going concern" qualification, Ztango shall have explained the reason for such qualification to WiderThan, which qualification may be only of a type that relates to the liquidity of Ztango and is typical of similarly situated companies.

     (l) Cancellation of Existing Ztango Employee Stock Options. Either (i) each employee of Ztango as of the date of this Agreement who holds Ztango Options as of the date of this Agreement shall have agreed either in each such employee's virtual stock option agreement to be entered into at Closing pursuant to Section 11.3(i) hereof or in the election for the Cash-Out Option that the Ztango Options held by such employee shall be cancelled in their entirety and shall otherwise have waived any and all vesting acceleration with respect to such Ztango Options to which such holders might otherwise be entitled as a result of the consummation of the Acquisition Transactions or (ii) to the extent that any employee of Ztango who holds Ztango Options as of the date of this Agreement shall not have agreed in writing that the Ztango Options held by such employee shall be cancelled in their entirety, the Ztango Options held by any such employee shall have been terminated and cancelled pursuant to a valid and binding resolution of the Compensation Committee of the Board of Directors of Ztango.

     (m) Mooreland Partners Fee. Mooreland Partners LLC shall have agreed to receive the Mooreland Shares in full satisfaction of any amounts (including fees and expenses) payable by Ztango to Mooreland Partners LLC or its Affiliates as a result of or in connection with the Acquisition Transactions, which shares shall be subscribed from directly for WiderThan.

     (n) Mark Caron Change in Control Bonus. Mark Caron shall have agreed to receive the Mark Caron Shares in full satisfaction of any change in control or related bonus otherwise payable to Mark Caron by Ztango as a result of or in connection with the Acquisition Transactions, which shares shall be subscribed for directly from WiderThan.

     (o) Dan Nemo Change in Control Bonus. Dan Nemo shall have agreed to receive the Dan Nemo Shares in full satisfaction of any bonus payable to Dan Nemo by Ztango as a result of or in connection with the Acquisition Transactions, which shares shall be subscribed for directly from WiderThan.

11.3 CONDITIONS TO OBLIGATIONS OF ZTANGO.

     The obligations of Ztango and the Participating Ztango Stockholders to perform this Agreement and consummate the Acquisition Transactions are subject to the satisfaction of the following conditions, unless waived by Ztango pursuant to Section 13.6(b):

     (a) Representations and Warranties. For purposes of this Section 11.3(a), the accuracy of the representations and warranties of WiderThan set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of WiderThan set forth in Section 7.3 shall be true and correct. The representations and warranties of WiderThan set forth in Section 7.22 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of WiderThan set forth in this Agreement (including the representations and warranties set forth in Section 7.3 and 7.22) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a WiderThan Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of WiderThan to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects

     (c) Waiver of Stockholders. WiderThan shall have obtained and delivered to Ztango a waiver of the existing WiderThan stockholders of their right to subscribe to the WiderThan Stock being issued to the Ztango Stockholders by WiderThan in connection with the transactions contemplated by this Agreement.

     (d) Certificates. WiderThan shall have delivered to the Ztango (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 11.1 as relates to WiderThan and in Sections 11.3(a), 11.3(b), 11.3(f), and 11.3(g) have been satisfied, and (ii) certified copies of resolutions duly adopted by WiderThan's Board of Directors and Newco's Board of Directors and sole stockholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Ztango and its counsel shall request.

     (e) Opinion of Counsel. Ztango shall have received opinions of Shin & Kim LLP and Alston & Bird LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to Ztango, as to the matters set forth on Exhibit 9.

     (f) Certificate of Incorporation. WiderThan shall have caused its Articles of Incorporation to be amended in the form attached as Exhibit 10, and shall have obtained the approval and consent of all necessary parties to enact the changes thereto.

     (g) Approval of Issuance of WiderThan Stock. WiderThan shall have obtained the necessary approvals for the issuance of the WiderThan Stock to the Ztango Stockholders, including the approval of the Board of Directors and stockholders of WiderThan.

     (h) Approval of Ztango Representative and Observer on the WiderThan Board. No later than the Closing Date, WiderThan shall have obtained the necessary approvals for the appointment of the Ztango representative to become a member of the Board of Directors of WiderThan and another Ztango appointee to become an observer with respect to meetings of the Board and shall have in fact appointed such persons as a WiderThan Director and Observer, respectively, each in accordance with the provisions of the Investor Rights Agreement.

     (i) Tranche A Virtual Stock Option Agreements. WiderThan shall have caused Ztango to deliver to each holder of Ztango Options outstanding on the Effective Date of this Agreement set forth in Schedule 3.4(a) hereto that shall not have elected the Cash-Out Option an agreement granting such holder the number of "virtual stock options" set forth next to such holder's name on Schedule 3.4(a) hereto, such virtual stock options to have terms substantially similar to those set forth in the Virtual Stock Option Plan attached hereto as Exhibit 4.

     (j) WiderThan Capital Structure. Ztango, in its sole discretion, shall be satisfied that the capital structure of WiderThan as of the Closing Date will be conducive to an initial public offering of WiderThan Common Stock.

     (k) SK Telecom Royalty Contract. WiderThan shall have entered into one or more license agreements with SK Telecom Co., Ltd. for the use of all Intellectual Property set forth under the heading "SK Telecom Patent Rights" in
Section 7.12(a) of the WiderThan Disclosure Memorandum, which license agreements shall provide for a maximum royalty payment for the use of such Intellectual Property not greater than 5% of the revenues generated by WiderThan's sale of products incorporating such Intellectual Property.

                             ARTICLE 12 TERMINATION

12.1 TERMINATION.

     Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Ztango, this Agreement may be terminated and the Acquisition Transactions abandoned at any time prior to the Effective Time:

     (a) By mutual written agreement of WiderThan and Ztango; or

     (b) By either WiderThan or Ztango (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach which breach is reasonably likely, in the opinion of the non-breaching Party, to permit such Party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standard set forth in Section 11.2 or 11.3 as applicable; or

     (c) By either WiderThan or Ztango (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) (i) in the event of a material breach by the other of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach or (ii) if the Closing has not occurred by September 30, 2004; or

     (d) By either WiderThan or Ztango in the event (i) any Consent of any Regulatory Authority required for consummation of the Acquisition Transactions and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition Transactions shall have become final and nonappealable, or (iii) if Ztango shall have entered into a definitive agreement with respect to a Superior Proposal not arising pursuant to any violation of Section 9.3; or

     (e) By WiderThan in the event that (i) the Board of Directors of Ztango, shall have failed to reaffirm its approval upon WiderThan's request for such reaffirmation of the Merger and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Merger, or (ii) the Board of Directors of Ztango shall have affirmed, recommended or authorized entering into any Competing Transaction other than the Merger or, within ten business days after commencement of any tender or exchange offer for any shares of Ztango Common Stock, the Board of Directors of Ztango shall have failed to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders, or (iv) the Board of Directors of Ztango negotiates or authorizes the conduct of negotiations (and five business days have elapsed without such negotiations being discontinued) with a third party (it being understood and agreed that "negotiate" shall not be deemed to include the provision of information to, or the request and receipt of information from, any Person that submits an Acquisition Proposal or discussions regarding such information for the sole purpose of ascertaining the terms of such Acquisition Proposal and determining whether the board of directors will in fact engage in, or authorize, negotiations) regarding an Acquisition Proposal other than the Merger.

     (f) By Ztango (provided that Ztango is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) should WiderThan enter a definitive agreement to acquire any other company of a size comparable to or larger than Ztango based in the United States and engaged in the business of wireless content and text messaging.

12.2 EFFECT OF TERMINATION.

     (a) In the event of the termination and abandonment of this Agreement pursuant to Section 12.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 12.2, Section, 9.6(b), and
Article 13 shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any breach by that Party of this Agreement.

     (b) If WiderThan terminates this Agreement pursuant to Sections 12.1(b),
(c)(i), or (e), or if Ztango terminates this Agreement other than as permitted under Section 12, and within nine (9) months of such termination Ztango shall enter into an agreement with respect to an Acquisition Transaction, upon consummation of such Acquisition Transaction, Ztango shall pay to WiderThan a termination fee equal to $1,000,000. Such termination fee represents the parties' good faith estimate of damages that would result to WiderThan in such circumstances and shall constitute liquidated damages and the sole remedy of WiderThan for any damages hereunder, at equity or at law.

     (c) If Ztango terminates this Agreement pursuant to Sections 12.1(b),
(c)(i), or (f), or if WiderThan terminates this Agreement other than as permitted under Section 12, and within nine (9) months of such termination WiderThan shall enter into an agreement with respect to the acquisition of any other company based in the United States of comparable or larger size than Ztango and engaged in the business of wireless services or text messaging, upon consummation of such acquisition WiderThan shall pay to Ztango a termination fee equal to $1,000,000. Such termination fee represents the parties' good faith estimate of damages that would result to Ztango in such circumstances and shall constitute liquidated damages and the sole remedy of Ztango for any damages hereunder, at equity or at law.

                            ARTICLE 13 MISCELLANEOUS

13.1 DEFINITIONS.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "ACQUISITION PROPOSAL" means any proposal (whether communicated to Ztango or publicly announced to Ztango's shareholders) by any Person (other than WiderThan or any of its Affiliates) for a Competing Transaction involving Ztango or any of its present or future consolidated Subsidiaries, or any combination of such Subsidiaries, the assets of which constitute twenty percent (20%) or more of the consolidated assets of Ztango as reflected on Ztango's consolidated statement of condition prepared in accordance with GAAP.

          "AFFILIATE" of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "ASSETS" of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "CLOSING DATE" means the date on which the Closing occurs.

          "COMPETING TRANSACTION" means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any


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     acquisition or purchase from Ztango by any Person or "Group" (other than
     WiderThan or any of its Affiliates) of 10% or more in interest of the total outstanding voting securities of Ztango or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or "Group" (other than WiderThan or any of its Affiliates) beneficially owning 10% or more in interest of the total outstanding voting securities of Ztango or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Ztango pursuant to which the shareholders of Ztango immediately preceding such transaction hold less than 90% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 10% or more of the assets of Ztango.

          "CONFIDENTIALITY AGREEMENTS" means that certain Confidentiality Agreement, dated September 1, 2003, between Ztango and WiderThan.

          "CONSENT" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "CONTRACT" means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "DAN NEMO SHARES" means 3,640 shares of WiderThan Preferred Stock.

          "DEFAULT" means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit,
     (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

          "DGCL" means the Delaware General Corporation Law.

          "ESCROW AMOUNT" means all amounts or property withheld and tendered to the Escrow Agent pursuant to Sections 3.1(c) and 4.2(e), specifically the Escrow Cash Payment and the Escrowed Shares.


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          "EMPLOYEE BENEFIT PLAN" means each pension, retirement,
     profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any "employee benefit plan," as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.

          "ENVIRONMENTAL LAWS" means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

          "EQUITY RIGHTS" means all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

          "ERISA AFFILIATE" means any entity which together with a Ztango Entity would be treated as a single employer under Code Section 414.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "EXCLUSIVE KOREAN LAW MATTERS" means any matters of Korean law (without any regard to conflict of law principles) that are required to be subject to Korean law or adjudication by Korean courts, including but not limited to any matter relating to the issuance or cancellation of WiderThan Stock by WiderThan or the validity of a shareholders meeting of WiderThan.

          "EXHIBITS" 1 through 10, inclusive, means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by


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     reference herein and made a part hereof, and may be referred to in this
     Agreement and any other related instrument or document without being attached hereto.

          "GAAP" means generally accepted accounting principles, consistently applied during the periods involved, under the home country of the applicable Party.

          "HAZARDOUS MATERIAL" means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, asbestos-containing materials and any polychlorinated biphenyls.

          "HSR ACT" means Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "INTELLECTUAL PROPERTY" means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

          "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are actually known to such Person (if such Person is an individual who is identified with respect to the specific matter) or, if the Person is an entity, then Knowledge shall refer to the facts that are actually known by such Person's chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, or general counsel; provided, however, that with respect to Ztango, the foregoing persons shall be deemed to include, and be limited to, Vern Poyner, Mark Caron, Dan Nemo, Nick Reskusic, and Tony Costa.

          "LAW" means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

          "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.


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          "LIEN" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

          "LITIGATION" means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

          "LOSSES" means any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

          "MARK CARON SHARES" means 23,400 shares of WiderThan Preferred Stock.

          "MATERIAL" or "material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "MOORELAND SHARES" means 65,867 shares of WiderThan Preferred Stock.

          "NET TRANSACTION SHARES" means a number of shares of WiderThan Preferred Stock equal to the Total Transaction Shares multiplied by the Participation Percentage, less (i) the Mooreland Shares, (ii) the Mark Caron Shares, and (iii) the Dan Nemo Shares.

          "NEWCO COMMON STOCK" means the common stock of Newco, having no par value.

          "OPERATING PROPERTY" means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.


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          "PARTICIPATION FACILITY" means any facility or property in which the
     Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "PARTICIPATION PERCENTAGE" means a fraction, expressed as a percentage, the numerator of which is the total amount of cash received by WiderThan from the Participating Ztango Stockholders pursuant to this Agreement, and the denominator of which is the Ztango Value.

          "PARTY" means any of Ztango, Newco, the Participating Ztango Stockholders or WiderThan, and "PARTIES" means Ztango, Newco, the Participating Ztango Stockholders and WiderThan.

          "PERMIT" means any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

          "PERSON" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "REGULATORY AUTHORITIES" means, collectively, the SEC, the FTC, the DOJ, and all other U.S. or foreign federal, state, county, local or other governmental or regulatory agencies, authorities (including taxing and self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

          "REPRESENTATIVE" means any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent engaged by a Person.

          "SEC DOCUMENTS" means all forms, proxy statements, registration statements, reports, schedules, and other documents, including all certifications and statements required by (x) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act, (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) Section 906 of the Sarbanes-Oxley Act with respect to any report that is an SEC Document, filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "SEC" means the United States Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


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          "SERIES A1 LIQUIDATION PREFERENCE" means the per share liquidation preference associated with the Ztango Series A1 Preferred Stock, equal to $5.52237 per share.

          "SERIES A2 LIQUIDATION PREFERENCE" means the per share liquidation preference associated with the Ztango Series A1 Preferred Stock, equal to $0.73431 per share.

          "SERIES A3 LIQUIDATION PREFERENCE" means the per share liquidation preference associated with the Ztango Series A1 Preferred Stock, equal to $1.65466 per share.

          "SECURITIES LAWS" means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "SUBSIDIARIES" means all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

          "SUPERIOR PROPOSAL" means an unsolicited, bona fide written Acquisition Proposal which would result in a Person (or in the case of a direct merger between a Person and Ztango, the stockholders of such Person) acquiring, directly or indirectly, more than fifty percent (50%) of the voting power of the Ztango Stock or all or substantially all of the assets of Ztango, or the liquidation, dissolution, or winding up of Ztango, in each case which the Board of Directors of Ztango determines in its good faith judgment (after consultation with its independent financial advisors and independent legal counsel) taking into account all relevant aspects of the Acquisition Proposal, that (i) such Acquisition Proposal is more favorable from a financial point of view to Ztango's stockholders than this Agreement and (ii) the conditions to the consummation of such Acquisition Proposal are reasonably capable of being satisfied promptly.

          "SURVIVING CORPORATION" means Ztango as the surviving corporation resulting from the Merger.

          "TAX RETURN" means any report, return, information return, or other information required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

          "TAX" or "TAXES" means any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross


                                      -64-

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     receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

          "TOTAL TRANSACTION SHARES" means the maximum number of shares of WiderThan Preferred Stock issuable in connection with the Acquisition Transactions (other than in connection with the grant of virtual stock options pursuant to Section 3.4), or 2,080,000 shares, assuming a Participation Percentage equal to 100%.

          "WIDERTHAN COMMON STOCK" means the common stock, KRW 500 par value, of WiderThan.

          "WIDERTHAN DISCLOSURE MEMORANDUM" means the written information entitled "WiderThan.com Co., Ltd. Disclosure Memorandum" dated the date hereof and made a part of this Agreement describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

          "WIDERTHAN ENTITIES" means, collectively, WiderThan and all WiderThan Subsidiaries.

          "WIDERTHAN FINANCIAL STATEMENTS" means (i) the consolidated balance sheets (including related notes and schedules, if any) of WiderThan as of December 31, 2003 and 2002, and as of March 31, 2004, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the 3 months ended March 31, 2004, and for each of the two fiscal years ended December 31, 2003 and 2002, and (ii) the consolidated balance sheets of WiderThan (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) as of and for the quarter ended March 31, 2004.

          "WIDERTHAN INVESTOR RIGHTS AGREEMENT" means the Investor Rights Agreement dated as of May 8, 2002, by and among WiderThan, the parties listed on Exhibit A thereto, Nokia Venture Partners II, LP, and NVP Affiliates Fund II, LP.

          "WIDERTHAN PREFERRED STOCK" means the Series B Preferred Stock, KRW500 par value, of WiderThan.


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          "WIDERTHAN MATERIAL ADVERSE EFFECT" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of WiderThan and its Subsidiaries, taken as a whole, or (ii) the ability of WiderThan to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "WiderThan Material Adverse Effect" shall not be deemed to include the impact of (A) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (B) changes in generally accepted accounting principles, (C) actions and omissions of WiderThan (or any of its Subsidiaries) taken with the prior informed written Consent of Ztango in contemplation of the transactions contemplated hereby, (D) the direct effects of compliance with this Agreement on the operating performance of WiderThan, including expenses incurred by WiderThan in consummating the transactions contemplated by this Agreement, or (E) effects demonstrably shown to have been proximately caused by the public announcement of, and the response or reaction of customers, vendors, licensors, investors or employees of WiderThan to, this Agreement or any of the transactions contemplated hereby.

          "WIDERTHAN STOCK" means the WiderThan Preferred Stock and the WiderThan Common Stock.

          "WIDERTHAN SUBSIDIARIES" means the Subsidiaries of WiderThan, which shall include any corporation, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of WiderThan in the future and held as a Subsidiary by WiderThan at the Effective Time.

          "WORKING CAPITAL" means total current assets less total current liabilities (excluding Ztango Transaction Expenses), calculated in accordance with United States GAAP.

          "ZTANGO COMMON STOCK" means the $0.001 par value common stock of Ztango.

          "ZTANGO COMMON SHARE MERGER CONSIDERATION" means the amount of cash per share to be paid to each holder of Ztango Common Stock (excluding shares held by any Ztango Entity or any WiderThan Entity, and excluding shares held by stockholders who perfect their statutory dissenters' rights as provided in Section 3.3) issued and outstanding immediately prior to the Effective Time, in an amount equal to $0.209615652 per share.

          "ZTANGO DISCLOSURE MEMORANDUM" means the written information entitled "Ztango, Inc. Disclosure Memorandum" dated the date hereof and made a part of this Agreement to WiderThan describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.


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          "ZTANGO ENTITIES" means, collectively, Ztango and all Ztango
     Subsidiaries.

          "ZTANGO FINANCIAL STATEMENTS" means (i) the unaudited balance sheet (including related notes and schedules, if any) of Ztango as of December 31, 2003, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 2001, 2002 and 2003, and
     (ii) the unaudited balance sheet, income statement and statement of cash flows of Ztango prepared by Ztango management as of and for the monthly period ending January 31, 2004, February 29, 2004, March 31, 2004, and April 30, 2004.

          "ZTANGO MATERIAL ADVERSE EFFECT" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Ztango, or (ii) the ability of Ztango to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that a "Ztango Material Adverse Effect" shall not be deemed to include the impact of (A) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (B) changes in generally accepted accounting principles, (C) actions and omissions of Ztango (or any of its Subsidiaries) taken with the prior informed written Consent of WiderThan in contemplation of the transactions contemplated hereby, or (D) the direct effects of compliance with this Agreement on the operating performance of Ztango, including expenses incurred by Ztango in consummating the transactions contemplated by this Agreement, or (E) effects demonstrably shown to have been proximately caused by the public announcement of and the response or reaction of customers, vendors, licensors, investors or employees of Ztango to, this Agreement or any of the transactions contemplated hereby.

          "ZTANGO PREFERRED STOCK" means the $0.001 par value preferred stock of Ztango, including, but not limited to, (i) the Ztango Series A1 Preferred Stock, (ii) the Ztango Series A2 Preferred Stock, and (iii) the Ztango Series A3 Preferred Stock.

          "ZTANGO SERIES A AGGREGATE LIQUIDATION PREFERENCE" means $16,618,078.34, assuming a Closing on July 30, 2004.

          "ZTANGO STOCK" means the Ztango Preferred Stock and the Ztango Common Stock.

          "ZTANGO STOCK PLAN" means the Ztango, Inc. 2002 Stock Option Plan, existing as of the date hereof.

          "ZTANGO SUBSIDIARIES" means any corporation, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Ztango in the future and held as a Subsidiary by Ztango at the Effective Time.

          "ZTANGO TRANSACTION EXPENSES" means all direct costs and expenses incurred by or on behalf of Ztango or the Participating Ztango Stockholders (to the extent not satisfied by such Participating Ztango Stockholders directly without recourse against Ztango), whether billed or unbilled and regardless of whether such expenses have been presently satisfied or discharged, or are not yet due and payable, in connection with the Acquisitions, including, except as expressly set forth below, (i) travel, meal and entertainment expenses incurred in connection with the Acquisition Transactions, (ii) fees and expenses of Kroll Security or other consultants, (iii) any costs, bonuses or other payments to Ztango's employees, officers, or consultants in connection with or as a result of the Acquisition Transactions, whether under any Contract between Ztango and any of its employees, officers, or consultants or otherwise, except as expressly excluded below, (iv) fees and expenses of Deloitte & Touche LLP in excess of $95,000, (v) fees and expenses of counsel, including, but not limited to, Wollmuth Maher & Deutsch LLP and Kim & Chang, LLP, and (vi) any amount in excess of $20,000 payable in connection with the underwriting of the director and officer tail insurance policy contemplated by Section 8.11(c); but excluding (u) any amounts payable to Mooreland Partners LLC that are satisfied and discharged in full upon delivery of the Mooreland Shares, (v) any amounts payable to Mark Caron that are satisfied and discharged in full upon delivery of the Mark Caron Shares, (w) any amounts paid pursuant to the Cash-Out Option, (x) up to $20,000 payable in connection with the underwriting of the director and officer tail insurance policy contemplated by Section 8.11(c); (y) up to $15,000 of amounts paid to Houlihan Valuation Services in connection with services provided to Ztango associated with the audit of its financial statements; and (z) up to $35,000 paid to Mooreland Partners LLC by Ztango as a portion of its initial engagement fee.

          "ZTANGO TRANSACTION EXPENSE OVERAGE" means the amount by which the Ztango Transaction Expenses exceed $325,000.

          "ZTANGO VALUE" means $20,000,000, less the amount of the Ztango Transaction Expense Overage, expressed in U.S. Dollars.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

TERM                                            PAGE
----                                            ----
Acquisition Transactions.....................     1
Agent........................................     1
Agreement....................................     1
Antitrust Laws...............................    43
Asserted Liability...........................    48
Buyer Indemnitees............................    46
Cash-Out Option..............................     6
Certificate of Merger........................     3
Certificates.................................     7
Claims Notice................................    48
Closing......................................     2
Contest Notice...............................    48
DGCL.........................................     1
DOJ..........................................    43
DOL..........................................    18
Effective Time...............................     3
Escrow Agreement.............................     9
Escrow Cash Payment..........................     5
Escrowed Shares..............................     9
FTC..........................................    43

TERM                                            PAGE
----                                            ----
Group........................................    42
IIPI.........................................    21
Indemnified Party............................    48
Indemnifying Party...........................    48
IRS..........................................    18
Merger.......................................     1
Newco........................................     1
Participating Ztango Stockholders............     1
Preferred Stock Investor Rights Agreement....    51
Proxy Statement..............................    40
Seller Indemnitees...........................    47
Stock Purchase...............................     1
Stockholder Accredited Investor Certificate..    41
Takeover Laws................................    23
Transaction Documents........................    22
Transaction Expenses.........................    69
WARN Act.....................................    17
WiderThan....................................     1
WiderThan Material Contracts.................    31
Ztango.......................................     1
Ztango Audited Financial Statements..........    53
Ztango Benefit Plans.........................    18
Ztango Contracts.............................    21
Ztango Corporate Officials...................    39
Ztango ERISA Plan............................    18
Ztango Options...............................     6
Ztango Registration Rights Agreement.........    39
Ztango Series A1 Preferred Stock.............    12
Ztango Series A2 Preferred Stock.............    12
Ztango Series A3 Preferred Stock.............    12
Ztango Stockholders' Agreement...............    39

     Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

13.2 EXPENSES.

     Subject to Section 10.2(d), in the event the Acquisition Transactions are consummated, WiderThan shall bear and pay all direct costs and expenses incurred by WiderThan, by Newco, by Ztango, or on their behalves in connection with the transactions contemplated hereunder, including fees and expenses of their financial or other consultants, investment bankers, accountants, and counsel ("Transaction Expenses"). Except as set forth in the immediately preceding sentence, all Parties to this Agreement shall bear and pay all direct costs and expenses incurred by them or on their behalves in connection with the transactions contemplated hereunder.

13.3 BROKERS AND FINDERS.

     Except for Mooreland Partners LLC as to Ztango, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon such broker's representing or being retained by or allegedly representing or being retained by Ztango or by WiderThan, each of Ztango and WiderThan, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

13.4 ENTIRE AGREEMENT.

     Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 9.6(b), for the Confidentiality Agreements but including, without limitation, the Letter of Intent by and between WiderThan and Ztango dated March 17, 2004, as amended). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

13.5 AMENDMENTS.

     Except as set forth in Section 9.1(b), this Agreement may be amended only by a subsequent writing signed by each of WiderThan, Newco, Ztango, i-Hatch Ventures, LLC, General Atlantic Partners 64, L.P. and the Stockholder Representative (on behalf of the Participating Ztango Stockholders) and any such amendment shall be binding on all Parties and all Participating Ztango Stockholders as fully and completely as if each one had signed such amendment. The Participating Ztango Stockholders hereby irrevocably authorize the Stockholder Representative to execute any amendments to this Agreement if i-Hatch Ventures, LLC and General Atlantic Partners 64, L.P. consent in writing to such amendment.

13.6 WAIVERS.

     (a) Prior to or at the Effective Time, WiderThan, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Ztango, to waive or extend the time for the compliance or fulfillment by Ztango of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of WiderThan under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of WiderThan.

     (b) Prior to or at the Effective Time, Ztango, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by WiderThan or Newco, to waive or extend the time for the compliance or fulfillment by WiderThan or Newco of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Ztango under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Ztango.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

13.7 ASSIGNMENT.

     Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

13.8 NOTICES.

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

          Ztango & the
          Participating
          Ztango Stockholders:   Ztango, Inc.
                                 11 West 42nd Street
                                 11th Floor
                                 New York, New York 10036
                                 Facsimile Number: (212) 391-9566

                                 Attention: General Counsel

          With a copy to:        Ztango, Inc.
                                 11600 Sunrise Valley Drive
                                 Suite 440
                                 Reston, Virginia 26191

                                 Attention: Vern Poyner, CEO

          Copy to Counsel:       Wollmuth Maher & Deutsch LLP
                                 500 Fifth Avenue
                                 12th Floor
                                 New York, New York 10110
                                 Facsimile Number: (212) 382-0050

                                 Attention: Rory M. Deutsch

          WiderThan & Agent:     WiderThan.com, Co. Ltd.
                                 K1 REIT Bldg. 463
                                 Chungjeong-ro, Seodaemun-gu
                                 Seoul 120-709, Korea
                                 +82-2-2014-5361
                                 Facsimile Number: +82-2-2014-5004

                                 Attention: Hoseok Kim

          Copy to Counsel:       Alston & Bird LLP
                                 90 Park Avenue
                                 New York, New York 11016
                                 Facsimile Number: 212-210-9444

                                 Attention: Aydin Caginalp & William Kim

13.9 GOVERNING LAW.

     Except as to Exclusive Korean Law Matters (which shall be governed by Korean law without regard to any conflict of law or choice of law principles that might otherwise apply), the Parties agree that all other aspects of this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York (without regard to its or any other conflict of law principles). The Parties all expressly agree and acknowledge that the State of New York has a reasonable relationship to the Parties and/or this Agreement. As to any dispute, claim, or litigation arising out of or relating in any way to this Agreement or the transaction at issue in this Agreement, except as set forth in the Escrow Agreement, the Parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the United States District Court for the Southern District of New York, except to the extent otherwise required by Korean law with respect to Exclusive Korean Law Matters. If jurisdiction is not present in federal court, then, except as set forth in the Escrow Agreement, the Parties hereby agree and consent to the exclusive jurisdiction of the state courts of New York County, New York, except to the extent required by Korean law with respect to Exclusive Korean Law Matters. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by Law,
(a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such court, (b) any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

13.10 COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

13.11 CAPTIONS; ARTICLES AND SECTIONS.

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

13.12 INTERPRETATIONS.

     Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

13.13 SEVERABILITY.

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

13.14 REPRESENTATION BY COUNSEL.

     Each of WiderThan and Newco, on the one hand, and Ztango, the Agent, and the Participating Ztango Stockholders, on the other hand, acknowledge and agree that they have been represented by counsel and are not relying on the advice of such other Party's counsel as to any matters set forth herein, except as expressly required in connection with the opinions to be rendered in accordance with Sections 11.2(d) and 11.3(e).

13.15 RELIANCE.

     The Parties agree that, notwithstanding any access to information by any party or any right of a party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such access and right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and on the accuracy of any Schedule, Exhibit or other document attached hereto or referred to herein or delivered by such other party or pursuant to this Agreement.

                         [SIGNATURES BEGIN ON NEXT PAGE]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                                        WIDERTHAN.COM, LTD.


                                        By: /s/ Jin Woo So
                                            ------------------------------------
                                            Jin Woo So
                                            Representative Director


                                        WIDERTHAN.COM USA, INC.


                                        By: /s/ Sangjun Park
                                            ------------------------------------
                                            Sangjun Park
                                            President


                                        ZTANGO, INC.


                                        By: /s/ Vern Poyner
                                            ------------------------------------
                                            Vern Poyner
                                            President


                                        SANGJUN PARK, as Agent for the
                                        Participating Ztango Stockholders


                                        By: /s/ Sangjun Park
                                            ------------------------------------
                                            Sangjun Park

                       [SIGNATURES CONTINUE ON NEXT PAGE]]

                             PARTICIPATING ZTANGO STOCKHOLDER



                             By: /s/ Mark Caron
                                 -----------------------------------------------
                                 Mark Caron



                             By: /s/ Dan Oakley
                                 -----------------------------------------------
                                 Dan Oakley



                             By: /s/ David Warmflash
                                 -----------------------------------------------
                                 David Warmflash



                             By: /s/ Glenn S. Dorsey
                                 -----------------------------------------------
                                 Glenn S. Dorsey



                             By: /s/ James M. Lyon
                                 -----------------------------------------------
                                 James M. Lyon



                             By: /s/ Joan Dea
                                 -----------------------------------------------
                                 Joan Dea



                             By: /s/ Joel-Andre Ornstein
                                 -----------------------------------------------
                                 Joel-Andre Ornstein



                             By: /s/ Maureen C. Tompkins
                                 -----------------------------------------------
                                 Maureen C. Tompkins



                             By: /s/ Michael Miller
                                 -----------------------------------------------
                                 Michael Miller



                             By: /s/ Paul Eisen
                                 -----------------------------------------------
                                 Paul Eisen



                             By: /s/ Robert Mosberg
                                 -----------------------------------------------
                                 Robert Mosberg



                             By: /s/ Robert Mittleman
                                 -----------------------------------------------
                                 Robert Mittleman



                             By: /s/ Theodore Nierenberg
                                 -----------------------------------------------
                                 Theodore Nierenberg



                             By: /s/ Vairam Alagappan
                                 -----------------------------------------------
                                 Vairam Alagappan



                   Entity:       A. Douglas Henderson Revocable Trust
                                 -----------------------------------------------
                             By: /s/ James M. Lyon
                                 James M. Lyon
                                 Trustee



                   Entity:       Aspira Capital Management, LP
                                 -----------------------------------------------
                             By: BL Capital Partners, L.P., General Partner
                             By: BL Capital Corp., General Partner
                                 /s/ Benny Lorenzo
                                 Benny Lorenzo
                                 President



                   Entity:       BPTH SLP
                                 -----------------------------------------------
                             By: /s/ Ronald B. Johnson
                                 Ronald B. Johnson
                                 Jefferies & Co. -- Administrator


                   Entity:       Casper Capital Ltd.
                                 -----------------------------------------------
                             By: /s/ Nancy C. Moore
                                 Nancy C. Moore
                                 President



                   Entity:       Futurtec, L.P.
                                 -----------------------------------------------
                             By: Futurtec Capital Corporation, General Partner
                                 /s/ Ido Klear
                                 Ido Klear
                                 President



                   Entity:       GAP Coinvestment Partners II, L.P.
                                 -----------------------------------------------
                             By: /s/ David C. Hodgson
                                 David C. Hodgson
                                 General Partner



                   Entity:       General Atlantic Partners 64, L.P.
                                 -----------------------------------------------
                             By: /s/ David C. Hodgson
                                 David C. Hodgson
                                 Managing Member



                   Entity:       Harto Family Partners, L.P.
                                 -----------------------------------------------
                             By: /s/ Maxine Garner
                                 Maxine Garner
                                 President, Amano Inc., General Partner



                   Entity:       i-Hatch Advisors, L.P.
                                 -----------------------------------------------
                             By: /s/ Andrew Sutton
                                 Andrew Sutton
                                 CFO, i-Hatch Ventures, LLC, General Partner



                   Entity:       i-Hatch Ventures, L.P.
                                 -----------------------------------------------
                             By: /s/ Andrew Sutton
                                 Andrew Sutton
                                 CFO, i-Hatch Ventures, LLC, General Partner



                   Entity:       Impact Entrepreneurs Fund, LP
                                 -----------------------------------------------
                             By: /s/ Adam R. Dell
                                 Adam R. Dell
                                 Managing General Partner



                   Entity:       Impact Venture Partners
                                 -----------------------------------------------
                             By: /s/ Adam R. Dell
                                 Adam R. Dell
                                 Managing General Partner



                   Entity:       K&A Trust
                                 -----------------------------------------------
                             By: /s/ Maxine Garner
                                 Maxine Garner
                                 Trustee



                   Entity:       Lyon, Stubbs & Tompkins, Inc.
                                 -----------------------------------------------
                             By: /s/ Glenn S. Dorsey
                                 Glenn S. Dorsey
                                 Vice President



                   Entity:       MK Global Technology Partners, L.P.
                                 -----------------------------------------------
                             By: BLMK Capital Management, LLC, General Partner
                             By: BL Capital Partners, L.P., General Partner
                             By: BL Capital Corp., General Partner
                                 /s/ Benny Lorenzo
                                 Benny Lorenzo
                                 President



                   Entity:       Mount Washington Associates, LLC
                                 -----------------------------------------------
                             By: /s/ J.E. Corette, III
                                 J.E. Corette, III
                                 Authorized Person



                   Entity:       Parande, S.A.
                                 -----------------------------------------------
                             By: /s/ Didier Carlier
                                 Didier Carlier
                                 President



                   Entity:       Sands Brothers Venture Capital II LLC
                                 -----------------------------------------------
                             By: /s/ Steven Sands
                                 Steven Sands
                                 Manager



                   Entity:       Sands Brothers Venture Capital III LLC
                                 -----------------------------------------------
                             By: /s/ Steven Sands
                                 Steven Sands
                                 Manager



                   Entity:       Special K, LLC
                                 -----------------------------------------------
                             By: /s/ Bruce Kafenbaum
                                 Bruce Kafenbaum
                                 Managing Member



                   Entity:       The Washington Dinner Club, LLC
                                 -----------------------------------------------
                             By: /s/ John May
                                 John May
                                 Manager


                   Entity:       VentureHouse Group LLC
                                 -----------------------------------------------
                             By: /s/ Mark Ein
                                 Mark Ein
                                 CEO

                                                                       EXHIBIT 1

SCHEDULE 1.2.B - PARTICIPATING ZTANGO STOCKHOLDERS

Total Transaction Shares:    2,080,000
Expense Shares                  92,907
   Dan Nemo Shares               3,640
   Mooreland Shares             65,867
   Mark Caron Shares            23,400
Net Transaction Shares:(1)   1,987,093

                                                         AGGREGATE SERIES   SERIES B PURCHASE                     FRACTIONAL SHARE
                       ZT SHAREHOLDER                    B PURCHASE PRICE    PRICE PER SHARE    SERIES B SHARES     CASH PAYMENT
     -------------------------------------------------   ----------------   -----------------   ---------------   ----------------
1    Mark Caron                                             $ 1,142,910           $9.62              118,862            $5.90
2    A. Douglas Henderson Revocable Trust                   $     2,709           $9.62                  281            $6.68
3    Aspira Capital Management, L.P.                        $    39,183           $9.62                4,075            $0.41
4    Beagle Limited                                         $     5,068           $9.62                  527            $0.59
5    Bernd Buhner                                           $       205           $9.62                   21            $2.76
6    Broadview SLP                                          $     5,799           $9.62                  603            $1.35
7    Casper Capital Ltd.                                    $    67,865           $9.62                7,057            $9.22
8    Dan Oakley                                             $     1,216           $9.62                  126            $4.88
9    David Warmflash                                        $   211,199           $9.62               21,964            $6.50
10   Futurtec, L.P.                                         $   254,579           $9.62               26,476            $2.43
11   GAP Coinvestment Partners II, L.P.                     $   858,177           $9.62               89,250            $4.16
12   General Atlantic Partners 64, L.P.                     $ 4,885,208           $9.62              508,061            $6.51
13   Glenn S. Dorsey                                        $    19,296           $9.62                2,006            $7.60
14   Harto Family Partners, L.P.                            $   102,721           $9.62               10,682            $9.50
15   i-Hatch Advisors, L.P.                                 $   144,839           $9.62               15,063            $2.30
16   i-Hatch Ventures, L.P.                                 $ 7,271,451           $9.62              756,230            $9.01
17   Illuminet, Inc.                                        $    26,554           $9.62                2,761            $5.77
18   Impact Entrepreneurs Fund, LP                          $       243           $9.62                   25            $2.78
19   Impact Venture Partners, LP                            $     3,285           $9.62                  341            $6.08
20   J. Michael Berman                                      $     1,912           $9.62                  198            $8.28
21   James M. Lyon                                          $     2,709           $9.62                  281            $6.68
22   Joan Dea                                               $     1,014           $9.62                  105            $3.96
23   Joel-Andre Ornstein                                    $    29,849           $9.62                3,104            $3.22
24   K&A Trust                                              $   102,721           $9.62               10,682            $9.50
25   Log Cabin LLC                                          $    29,495           $9.62                3,067            $4.42
26   Lyon, Stubb & Tompkins, Inc.                           $     2,709           $9.62                  281            $6.68
27   Maureen C. Tompkins                                    $     9,133           $9.62                  949            $8.49
28   Michael Miller                                         $   313,911           $9.62               32,646            $7.36
29   Michael Miller Investment Family Partnership, LLC      $       205           $9.62                   21            $2.76
30   MK Global Technology Partners, L.P.                    $    11,187           $9.62                1,163            $4.55
31   Monrepos LLC                                           $       205           $9.62                   21            $2.76
32   Mount Washington Associates, L.L.C.                    $     1,014           $9.62                  105            $3.96
33   Net Ventures, N.V.                                     $       409           $9.62                   42            $5.52
34   Parande, S.A.                                          $   480,100           $9.62               49,930            $3.56
35   Paul Eisen                                             $    29,357           $9.62                3,053            $1.15
36   Peter McSpadden                                        $       956           $9.62                   99            $4.35
37   Robert Mittleman                                       $    28,334           $9.62                2,946            $6.59
38   Robert Mosberg                                         $    28,334           $9.62                2,946            $6.59
39   Saints Capital II, L.P.                                $   199,640           $9.62               20,762            $5.32
40   Sands Brothers Venture Capital II LLC                  $ 1,035,366           $9.62              107,678            $0.96
41   Sands Brothers Venture Capital III LLC                 $   623,618           $9.62               64,856            $2.81
42   Special K, LLC                                         $    28,334           $9.62                2,946            $6.59
43   Ted Nierenberg                                         $       956           $9.62                   99            $4.35
44   The Washington Dinner Club, LLC                        $ 1,305,052           $9.62              135,725            $4.34
45   Vairam Alagappan                                       $    18,884           $9.62                1,963            $8.99
46   VentureHouse Group LLC                                 $     3,753           $9.62                  390            $2.62
47   DN                                                     $    35,000           $9.62                3,640            $0.00
48   Mooreland Partners                                     $   633,337           $9.62               65,867            $0.00
                                                            -----------                            ---------            -----
     TOTAL                                                  $20,000,000                            2,079,976            $ 231
                                                            ===========                            =========            =====

                                                                       EXHIBIT 2

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF

                                  ZTANGO, INC.

FIRST: The name of the corporation is: Ztango, Inc. The original name of the corporation was Ztango.com, Inc. The initial certificate of incorporation of the corporation was filed on March 16, 1999, and has been amended and restated in accordance with Section 245 of the Delaware General Corporation Law.

SECOND: The address of the registered office of the corporation in the State of Delaware is located at:

               9 E. Lockerman St., Suite 205
               Dover, Delaware 19901
               Located in the County of Kent

          The name of the registered agent at that address is:

               Business Filings International, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is 2000 shares of common stock having no par value.

FIFTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

     IN WITNESS WHEREOF, Ztango, Inc. has caused this certificate to be signed by ______________, its _________________, and _________________, its
[Secretary], this _____ day of June, 2004.


                                        ----------------------------------------
                                        [Name]

                                        [Title]



                                        ATTEST


                                        ----------------------------------------
                                        [Name]

                                        [Secretary]

                                                                       EXHIBIT 3

                                  ZTANGO, INC.

                              AMENDED AND RESTATED

                                     BYLAWS

                            ARTICLE I - STOCKHOLDERS

     SECTION 1. ANNUAL MEETING.

     An annual meeting of the stockholders of Ztango, Inc. (the "Corporation"), for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

     SECTION 2. SPECIAL MEETINGS.

     Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the President or the Chief Executive Officer/Founder and Chairman Emeritus and shall be called by the Secretary upon his receipt of a written request therefore signed by a majority of the Board of Directors of the Corporation or as otherwise provided by law and shall be held at such place, on such date, and at such time as they or he shall fix. Such written request shall state the purpose or purposes of the proposed meeting.

     SECTION 3. NOTICE OF MEETINGS.

     Written notice of the place, date and time of all meetings of the stockholder(s) shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling the meeting and shall also state the purpose or purposes for which the meeting is called.

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     SECTION 4. QUORUM.

     At any meeting of the stockholder(s), the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. If a quorum shall fail to attend any meeting, the Chairman of the meeting (as defined in Section 5 of Article I) or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     If a notice of any adjourned special meeting of stockholder(s) is sent to all stockholder(s) entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum provided that the holders of not less than one-third of the shares entitled to vote at the adjourned special meeting, are present in person or by proxy, and all matters shall be determined by a majority of the votes cast at such meeting.

     SECTION 5. ORGANIZATION.

     Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholder(s) and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman of the Board of Directors appoints.

     SECTION 6. CONDUCT OF BUSINESS.

     The Chairman of any meeting of stockholder(s) shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

     SECTION 7. PROXIES AND VOTING.

     At any meeting of the stockholder(s), every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

     Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

     All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy a stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Chairman of the meeting.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all others matters shall be determined by a majority of the votes cast.

     SECTION 8. STOCK LIST.

     A complete list of stockholder(s) entitled to vote at any meeting of stockholder(s), arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholder(s) entitled to vote at the meeting and the number of shares held by each of them.

     SECTION 9. CONSENT OF STOCKHOLDER(S) IN LIEU OF MEETING.

     Any action required to be taken at any annual or special meeting of stockholder(s) of the Corporation, or any action which may be taken at any annual or special meeting of the stockholder(s), may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                         ARTICLE II - BOARD OF DIRECTORS

     SECTION 1. NUMBER OF DIRECTORS.

     The number of directors constituting the entire board of directors shall be not less than one. The number of directors may be increased or decreased by amendment to these by-laws by vote of stockholders as hereinafter provided in
Article VIII, dealing generally with amendments. The number of directors may likewise be increased or decreased by action of the board of directors upon vote of a majority of the entire board.

     SECTION 2. ELECTION AND TERM OF DIRECTORS.

     At each annual meeting of stockholders, the stockholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected, and until his successor shall have been elected and qualified.

     Whenever the authorized number of directors is increased between annual meetings of the stockholder(s), a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

     SECTION 3. VACANCIES.

     If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified. In the event that no directors are remaining in office, the appropriate number of successor directors shall be elected by the stockholder(s) entitled to vote.

     SECTION 4. REGULAR MEETINGS.

     A regular annual meeting of the Board of Directors shall be held at such place and at such time as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular annual meeting shall not be required.

     SECTION 5. SPECIAL MEETINGS.

     Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the President of the Corporation and shall be held at such place, on such date, and at such time as they or he or they shall fix. Notice of the place, date and time of each such, special meeting shall be given to each director by whom it is not waived
(i) by depositing written notice with the United States Postal Service, postage prepaid, not less than five days before such meeting, (ii) by depositing written notice with a nationally recognized overnight carrier not less than three days before such meeting, (iii) by telecopying written notice not less than twenty-four hours before such meeting, (iv) by hand delivery written notice not less than twenty-four hours before such meeting, or (v) by telephoning oral notice not less than twenty-four hours before such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     SECTION 6. QUORUM.

     At any meeting of the Board of Directors, a majority of the entire board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to any place, date, or time, without further notice or waiver thereof.

     SECTION 7. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     SECTION 8. CHAIRMAN OF THE BOARD.

     The Board of Directors shall elect, at its original meeting and each annual meeting, a Chairman of the Board of Directors who shall be a director and who shall hold office until the next annual meeting of the Board of Directors and until his successor is elected and qualified or until his earlier resignation or removal by act of the Board of Directors. The Chairman of the Board of Directors shall preside at meetings of the stockholder(s) and the Board of Directors. In the absence of the Chairman of the Board of Directors, the President of the Corporation shall preside at meetings of the stockholder(s) and the Board of Directors.

     SECTION 9. CONDUCT OF BUSINESS.

     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 10. POWERS.

     The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

     (1)  To declare dividends from time to time in accordance with law;

     (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

     (3) To authorize the creation, obligations of every in such form as it may determine, of written obligations of every kind, negotiable or nonnegotiable, secured or unsecured, and to do all things necessary in connection therewith;

     (4) To remove any officer of the Corporation with or without cause, and from time to time devolve the powers and duties of any officer upon any other person for the time being;

     (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

     (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

     (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

     (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

     SECTION 11. COMPENSATION OF DIRECTORS.

     Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

                            ARTICLE III - COMMITTEES

     SECTION 1. EXECUTIVE COMMITTEE AND OTHER COMMITTEES.

     The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and other committees, each consisting of one or more directors, and each of whom, to the extent provided in the resolution, shall have all the authority of the Board of Directors as may be specified therein, to the fullest extent permitted by law.

     The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace an absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors.

     SECTION 2. OFFICERS' COMMITTEES.

     Subject to the approval of the Board of Directors, the Chairman of the Board of Directors may appoint, or may provide for the appointment of, committees consisting of officers or other persons, with chairmanships, vice chairmanships and secretaryships and such duties and powers as the Chairman of the Board of Directors may, from time to time, designate and prescribe. The Board of Directors or the Chairman of the Board of Directors may, from time to time, suspend, alter, continue or terminate any of such committees or the powers and functions thereof.

     SECTION 3. CONDUCT OF BUSINESS.

     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. One-third of the members of a committee shall constitute a quorum. All matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                              ARTICLE IV - OFFICERS

     SECTION 1. GENERAL.

     The officers of the Corporation shall include a Chief Executive Officer/Founder and Chairman Emeritus, a President and a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office for a term of one year and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect a Chairman of the Board, one or more Vice Presidents, including an Executive Vice President, a Chief Financial Officer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The officers shall be elected at the annual organizational meeting of the Board of Directors. Any number of offices may be held by the same person.

     SECTION 2. OTHER OFFICERS AND AGENTS.

     The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.

     SECTION 3. CHAIRMAN.

     The Chairman of the Board of Directors shall be a member of the Board of Directors and shall preside at all meetings of the Board of Directors and of the stockholders. In addition, the Chairman of the Board of Directors shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 4. CHIEF EXECUTIVE OFFICER/FOUNDER AND CHAIRMAN EMERITUS.

     The Chief Executive Officer/Founder and Chairman Emeritus shall exercise such duties as customarily pertain to the office of Chief Executive Officer and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors. He shall perform such other duties as prescribed from time to time by the Board of Directors or these Third Amended and Restated Bylaws (the "Bylaws").

     In the absence, disability or refusal of the Chairman of the Board of Directors to act, or the vacancy of such office, the Chief Executive Officer/Founder and Chairman Emeritus shall preside at all meetings of the stockholders and the Board of Directors. Except as the Board of Directors shall otherwise authorize, the Chief Executive Officer/Founder and Chairman Emeritus shall be authorized to execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or the Chief Financial Officer or an Assistant Secretary or an Assistant Treasurer.

     SECTION 5. PRESIDENT.

     The President shall exercise such duties as customarily pertain to the office of President and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors. He shall perform such other duties as prescribed from time to time by the Board of Directors or these Bylaws.

     In the absence, disability or refusal of the Chairman of the Board of Directors or of the Chief Executive Officer/Founder and Chairman Emeritus to act, or the vacancy of such office, the President shall preside at all meetings of the stockholders and of the Board of Directors. Except as the Board of Directors shall otherwise authorize, the President shall be authorized to execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or the Chief Financial Officer or an Assistant Secretary or an Assistant Treasurer.

     SECTION 6. VICE PRESIDENTS.

     Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President, shall have such powers and shall perform such duties as shall be assigned to him by the Chief Executive Officer/Founder and Chairman Emeritus, the President or the Board of Directors.

     SECTION 7. CHIEF FINANCIAL OFFICER.

     The Chief Financial Officer shall be the Treasurer of the Corporation. The Chief Financial Officer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation, taking proper vouchers therefor. He shall render to the Chief Executive Officer/Founder and Chairman Emeritus and Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe. The Chief Financial Officer shall have further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him by the Board of Directors.

     SECTION 8. SECRETARY.

     The Secretary shall be the Chief Administrative Officer of the Corporation and shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when as as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board of Directors.

     SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.

     Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.

     SECTION 10. CORPORATION FUNDS AND CHECKS.

     The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer/Founder and Chairman Emeritus, the President or the Chief Financial Officer or such person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

     SECTION 11. CONTRACTS AND OTHER DOCUMENTS.

     The Chief Executive Officer/Founder and Chairman Emeritus, the President or Chief Financial Officer, or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

     SECTION 12. OWNERSHIP OF STOCK OF ANOTHER CORPORATION.

     The Chief Executive Officer/Founder and Chairman Emeritus, the President or the Chief Financial Officer, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation in which the Corporation owns stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

     SECTION 13. DELEGATION OF DUTIES.

     In the absence, disability or refusal of any officer to exercise and perform his duties, the Board of Directors may delegate to another officer such powers or duties.

     SECTION 14. RESIGNATION AND REMOVAL.

     Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed for directors under Section 3 of Article III of these Bylaws.

     SECTION 15. VACANCIES.

     The Board of Directors shall have power to fill vacancies occurring in any office.

                                ARTICLE V - STOCK

     SECTION 1. CERTIFICATES OF STOCK.

     Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, the Controller, the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

     SECTION 2. TRANSFERS OF STOCK.

     Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     SECTION 3. RECORD DATE.

     The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholder(s), nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholder(s) who are entitled: to notice of or to vote at any meeting of stockholder(s) or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

     SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES.

     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     SECTION 5. REGULATIONS.

     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                              ARTICLE VI - NOTICES

     SECTION 1. NOTICES.

     Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent, shall in every instance be effectively given by (i) depositing written notice with the United States Postal Service, postage paid, (ii) sending written notice by a nationally recognized overnight carrier, (iii) telecopying written notice, (iv) hand delivering written notice, or (v) telephoning oral notice. Any such notice shall be addressed to such stockholder, director, officer, employee, or agent at his or her last known address as the same appears on the books of the Corporation or conveyed personally by telephone to the receiver of the notice. The time when such notice is received, if hand-delivered or telephoned, shall be the time of the giving of the notice. The time when such notice is dispatched, if delivered through the mails, by overnight carrier or by telecopy, shall be the time of the giving of such notice.

     SECTION 2. WAIVERS.

     A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                           ARTICLE VII - MISCELLANEOUS

     SECTION 1. FACSIMILE SIGNATURES.

     In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     SECTION 2. CORPORATE SEAL.

     The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Controller, the Treasurer, an Assistant Secretary or Assistant Treasurer.

     SECTION 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS.

     Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the

Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

     SECTION 4. FISCAL YEAR.

     The fiscal year of the Corporation shall be as fixed by the Board of Directors.

     SECTION 5. TIME PERIODS.

     In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                            ARTICLE VIII -AMENDMENTS

     SECTION 1. AMENDMENTS.

     These Bylaws may be amended, suspended or repealed in a manner consistent with law at any regular or special meeting of the Board of Directors by vote of a majority of the entire Board or at any stockholder(s) meeting called and maintained in accordance with Article I of these Bylaws by the holders of a majority of such shares entitled to vote at such meeting on such matter. Such amendment, suspension or repeal may be evidenced by resolution or otherwise as the Board may deem appropriate.

                          ARTICLE IX - INDEMNIFICATION

     Subject to the provisions and qualifications set forth in the General Corporation Law, the Corporation shall indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of any other corporation of any kind, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against the reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     Subject to the same provisions and qualifications set forth in the General Corporation Law, the Corporation shall also indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, brought to impose a liability or penalty on such person by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, trustee or officer thereof at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act in such good faith or that he had reasonable cause to believe that his conduct was unlawful.

     The undersigned, Secretary of the Corporation, does hereby certify that the foregoing is a true copy of the Bylaws of the Corporation, and that the same are in full force and effect as of this date.


Date:
      -------------------------------   ----------------------------------------
                                                        Secretary

                                                                       EXHIBIT 4


                                  ZTANGO, INC.
                         2004 VIRTUAL STOCK OPTION PLAN

                                    ARTICLE 1
                                     PURPOSE

         1.1 GENERAL. The purpose of the Ztango, Inc. 2004 Virtual Stock Option Plan (the "Plan") is to promote the success, and enhance the value, of Ztango, Inc. (the "Company"), by linking the personal interests of employees, officers, directors and consultants of the Company to the interests of the Company and its Affiliates (as defined below), including WiderThan.com Co., Ltd. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the Company to grant from time to time certain Awards (as defined below) to selected employees, officers, directors and consultants of the Company.

         Any provision of the Plan to the contrary notwithstanding, all grants of Awards hereunder, and all other obligations of the plan sponsor arising under the Plan, shall be obligations solely of the Company, and neither Widerthan.com Co., Ltd., nor any Affiliate of the Company or Widerthan.com Co., Ltd., shall have any obligations arising under the Plan.


                                    ARTICLE 2
                                   DEFINITIONS

         2.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

              (a) "AFFILIATE" means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with the Company, as determined by the Committee.

              (b) "AWARD" means any VSO granted to a Participant under the Plan in accordance with the directions of the Committee and, as the context indicates, any CAR, SOR, Dividend Equivalent Right or other compensatory awards that are granted by the Company hereunder and as part of a VSO.

              (c) "AWARD CERTIFICATE" means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award which shall be binding on the Company and the Participant.

              (d) "BOARD" means the Board of Directors of the Company.

              (e) "BUSINESS DAY" means a day other than a Saturday, Sunday or a day on which banks located in the State of New York are authorized or obligated to close.

              (f) "CASH APPRECIATION RIGHT" or "CAR" means a right, granted to a Participant pursuant to Articles 4 or 5, to receive a payment equal to the excess of the CAR Exercise Price over the CAR Grant Price as of a specified date of exercise or deemed exercise. A Cash Appreciation Right may be in the form of a Tranche A CAR, a Tranche B CAR, a Non-Korean IPO CAR or Korean IPO CAR, or such other type of CAR as the Committee may decide to grant.

              (g) "CAR EXERCISE PRICE" means (i) in the case of a Tranche A CAR, Tranche B CAR, Korean IPO CAR or Non-Korean IPO CAR, the amount in Korean Won set forth in Section 5.1(b), Section 5.3 or Section 5.4, as applicable, and
(ii) in the case of any other type of CAR granted by the Committee, the amount in Korean Won determined by the Committee and specified in the applicable Award Certificate.

              (h) "CAR GRANT PRICE" means, for any CAR, the amount determined by the Committee pursuant to Article 5 and set forth in an Award Certificate, which shall be subtracted from the CAR Exercise Price to determine the amount payable with respect to a CAR.

              (i) "CAUSE" as a reason for a Participant's termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an Affiliate, provided, however, that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, "Cause" shall mean any of the following acts by the Participant, as determined by the Board:

                  (i) the willful misappropriation, theft or embezzlement of the funds or property of the Company or any other person or entity;

                  (ii) use of alcohol or illegal drugs by the Participant interfering with the performance of the Participant's obligations to the Company after receiving notice and reasonable opportunity to cure;

                  (iii) conviction of, or entering a plea of guilty or no contest to, any felony or any other crime involving moral turpitude, dishonesty or theft;

                  (iv) any grossly negligent or willful action or omission by the Participant that injures the reputation, standing, goodwill, business or assets of the Company or its Affiliates;

                  (v) engaging in unfair competition with the Company or its Affiliates, or inducing a customer or client to break, terminate or otherwise breach any contract, agreement or commitment with or to the Company or its Affiliates;

                  (vi) any breach of confidentiality or unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information or proprietary information of the Company or its Affiliates; and

                  (vii) material, continued or deliberate inattention to or neglect of any duties reasonably assigned to the Participant after receiving notice and a reasonable opportunity to cure.

              (j) "CODE" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

              (k) "COMMITTEE" means the committee of the Board described in
Article 3.

              (l) "COMPANY" means Ztango, Inc., a Delaware corporation.

              (m) "DATE OF GRANT" means the date an Award is granted by the Committee or the date an RSO is granted pursuant to the WTCK Stock Option Plan.

              (n) "DISABILITY" or "DISABLED" as a reason for a Participant's termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an Affiliate, provided, however, that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, the term "Disability" or "Disabled" has the same meaning as provided in the long-term disability plan or policy maintained by the Company for the benefit of the Participant (whether or not such Participant actually receives disability benefits under such plan or policy). If no long-term disability plan or policy was ever maintained on behalf of a Participant, then "Disability" or "Disabled" means "permanent and total disability" with the meaning of Section 22(e)(3) of the Code. In the event of a dispute, the determination whether or not a Participant has a Disability or is Disabled will be made pursuant to the terms of such employment agreement between the Participant and the Company or an Affiliate, and if no such employment agreement exists, then by the Committee in good faith.

              (o) "DIVIDEND EQUIVALENT RIGHT" means a Pre-IPO DER or a Non-Korean IPO DER with such rights as are described in Article 7.

              (p) "EFFECTIVE DATE" means the date of the Closing as defined in that certain Agreement dated June 28, 2004, executed among the Company, WiderThan.com

Co. Ltd., WiderThan.com USA, Inc. and certain other parties, pursuant to which WiderThan.com USA, Inc. is merged with and into the Company.

              (q) "ELIGIBLE PARTICIPANT" means an employee, officer, consultant or director of the Company or any Affiliate, provided, however, that with respect to grants of RSOs under the WTCK Stock Option Plan, the term "Eligible Participant" shall mean only an employee, officer, consultant or director of the Company or an Affiliate that is eligible for such grants under the SEA and the Enforcement Decree of the SEA.

              (r) "ENFORCEMENT DECREE OF THE SEA" means the Enforcement Decree of the Korean Securities Exchange Act, as amended from time to time.

              (s) "EXCHANGE" means the Korean Stock Exchange, the KOSDAQ, the Nasdaq National Market, or any national securities exchange of Korea or the U.S. on which the Stock may from time to time be listed or traded.

              (t) "EXTRAORDINARY DIVIDEND" has the meaning assigned to such term in Section 7.1.

              (u) "FAIR MARKET VALUE" means, as of any date, if the Stock is not listed or traded on an Exchange, the value of a Share of Stock determined in accordance with Korean law by the accountants for WTCK. At any time after the Stock is listed or traded on an Exchange, the "Fair Market Value" of a Share of Stock as of any date (i) shall be, for purposes of calculating payments with respect to VSOs, the last sales price on such date for a Share of Stock on the principal Exchange on which the Stock is then listed or traded or, if no sales occurred on such date, then the last sales price on the immediately preceding day on which a sale of Shares occurred on such Exchange, and (ii) shall be, for purposes of making determinations with respect to any RSO, the fair market value of a Share as set forth in the SEA and the Enforcement Decree of the SEA.

              (v) "IPO" means the initial public offering of any class or series of WTCK's equity securities pursuant to a registration statement filed by the Company under the 1933 Act or the SEA which results in equity securities become listed or traded on an Exchange. References herein to the date of an IPO shall mean the date on which such IPO becomes effective under U.S. or Korean law, as applicable.

              (w) "IPO SHARE PRICE" means the initial per share price at which Stock is issued pursuant to an IPO.

              (x) "KOREAN IPO" means an IPO effectuated through the listing of the Shares, or WTCK securities substituted for the Shares, on the Korean Stock Exchange or KOSDAQ.

              (y) "KOREAN IPO CAR" means a CAR that is granted to a Participant pursuant to Section 5.3 if, and only if, an IPO is effectuated through the listing of the

Shares, or WTCK securities substituted for the Shares, on the Korean Stock Exchange or KOSDAQ.

              (z) "NON-KOREAN IPO" means an IPO effectuated through the listing of the Shares, or WTCK securities substituted for the Shares, on the Korean Stock Exchange or KOSDAQ.

              (aa) "NON-KOREAN IPO CAR" means a CAR that is granted to a Participant pursuant to Section 5.4 if, and only if, an IPO is effectuated through the listing of the Shares, or WTCK securities substituted for the Shares, on an Exchange other than the Korean Stock Exchange or KOSDAQ.


              (bb) "ORIGINAL PARTICIPANT" has the meaning assigned to such term in Article 4.

              (cc) "PARENT" means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company.

              (dd) "PARTICIPANT" means an individual who, as an employee, officer, director or consultant of the Company, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term "Participant" refers to a beneficiary designated pursuant to Section 8.3 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state and court supervision.

              (ee) "PERSON" means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

              (ff) "PLAN" means this Ztango, Inc. 2004 Virtual Stock Option Plan, as amended from time to time.

              (gg) "REGULAR STOCK OPTION" or "RSO" means a stock option right, to be granted to a Participant under the WTCK Stock Option Plan, to purchase Stock at a specified price during specified time periods or to receive a cash payment as described in Section 5.2(e). All Regular Stock Options shall be non-statutory stock options under U.S. law that does not qualify under
Section 422 of the Code.

              (hh) "RETIREMENT" means a Participant's termination of employment with the Company or an Affiliate with the Committee's approval after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, as determined by the Committee in good faith.

         (ii) "RSO EXERCISE PRICE" means the per share price at which Shares may be purchased or a cash settlement may be made pursuant to Section upon exercise of an RSO.

         (jj) "SALE TRANSACTION" means and includes any one of the following which occurs after the effective time of the merger of WiderThan.com USA, Inc. with and into the Company pursuant to that certain Agreement, dated June 28, 2004, executed among the Company, WiderThan.com Co. Ltd., WiderThan.com USA, Inc. and certain other parties:

                  (i) any Person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either
         (A) an amount in excess of fifty percent (50%) or more of the then-outstanding shares of common stock of WTCK ("WTCK Common Stock") or (B) securities of the Company representing in excess of fifty percent (50%) or more of the combined voting power of all of WTCK's then outstanding securities eligible to vote for the election of directors (the "WTCK Voting Securities"); provided, however, that for purposes of this subsection (ii), the following acquisitions of WTCK Stock or WTCK Voting Securities shall not constitute a Change in Control irrespective of the percentage of stock acquired: (w) an acquisition directly from WTCK or one of its Subsidiaries, (x) an acquisition by WTCK or one of its Affiliates or by an affiliate of a shareholder of WTCK, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the WTCK or one of its Affiliates, or (z) an acquisition pursuant to a bona fide venture capital financing transaction; or

                  (ii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving WTCK (a "Reorganization"), or the sale or other disposition of all or substantially all of WTCKs assets (a "Sale") or the acquisition of assets or stock of another corporation (an "Acquisition"), unless immediately following such Reorganization, Sale or Acquisition: (A) Persons who were the beneficial owners, respectively, of the outstanding WTCK Common Stock and outstanding Voting Securities immediately prior to such Reorganization, Sale or Acquisition, or the Affiliates of such Persons, beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns WTCK or all or substantially all of the

         WTCK's assets or stock either directly or through one or more subsidiaries).

         (kk) "SECURITIES AND EXCHANGE ACT" or "SEA" means the Securities and Exchange Act of Korea, as amended from time to time.

         (ll) "SHARES" means shares of Stock. If there has been an adjustment or substitution pursuant to Section 9.1, the term "Shares" shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 9.1.

         (mm) "STOCK OPTION RIGHT" or "SOR" means an award granted by the Company under this Plan representing a right to receive a Regular Stock Option subject to the terms of the Plan.

         (nn) "STOCK" means the KRW 500 par value common stock of WTCK and such other securities of WTCK as may be substituted for Stock pursuant to
Article 9.

         (oo) "SUBSIDIARY" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

         (pp) "TRANCHE A CAR" means a CAR that is granted as part of a Tranche A VSO and has the characteristics and is subject to the terms set forth in Section 5.1.

         (qq) "TRANCHE A VSO" means a VSO granted to an Original Participant pursuant to the applicable provisions of Article 5, which shall consist of (i) a Tranche A CAR, (ii) either (A) an SOR that relates to a Regular Stock Option and a Korean IPO CAR or (B) a Non-Korean IPO CAR, and (iii) a Dividend Equivalent Right.

         (rr) "TRANCHE B CAR" means a CAR that is granted as part of a Tranche B VSO and has the characteristics and is subject to the terms set forth in Section 5.1.

         (ss) "TRANCHE B VSO" means a Tranche B VSO granted to an Original Participant pursuant to the applicable provisions of Article 5, which shall consist of (1) a Tranche B CAR, (ii) either (A) an SOR that relates to a Regular Stock Option and a Korean IPO CAR or (B) a Non-Korean IPO CAR, and (iii) a Dividend Equivalent Right.

         (tt) "WTCK" means WiderThan.com Co., Ltd., a Korean corporation.

         (uu) "WTCK STOCK OPTION PLAN" means the Stock Option Plan of Widerthan.com Co., Ltd., as amended from time to time, pursuant to which Regular Stock Options will be granted.

         (vv) "VIRTUAL STOCK OPTION" or "VSO" means a virtual stock option, which confers upon a Participant the right to receive compensation measured by or otherwise related to appreciation in the value of Shares of Stock, and which may contain a CAR, a SOR or such similar rights as the Committee may determine.

         (ww) "1933 ACT" means the U.S. Securities Act of 1933, as amended from time to time.

         (xx) "1934 ACT" means the U.S. Securities Exchange Act of 1934, as amended from time to time.

     2.2 RULES OF CONSTRUCTION. Unless the context otherwise requires or unless otherwise specifically defined herein, (i) the terms "Article" and "Section" shall refer to the Articles and Sections, respectively, of the Plan,
(ii) a term shall have the meaning assigned to it in Section 1.1 or 2.1, (iii) all references to "Korea" or "Korean" shall refer to the Republic of Korea and all references to "U.S." shall refer to the United States of America, (iv) all references to the Company shall include any successor thereto, (v) any Appendix hereto shall be incorporated by referenced and deemed a part of the Plan for all purposes, (vi) words in the singular shall include the plural and vice-versa, and (vii) words in the masculine gender shall include the feminine and neuter, and vice-versa.


                                    ARTICLE 3
                                 ADMINISTRATION

     3.1 COMMITTEE. The Plan shall be administered by a Committee appointed by the Board or, at the discretion of the Board from time to time, the Plan may be administered by the Board. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

     3.2 ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the

Committee may deem appropriate. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's or an Affiliate's independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

     3.3 AUTHORITY OF COMMITTEE. Except as provided below and subject to the terms of the Plan, and provided the Committee acts consistently with the terms of the Plan, the Committee has the exclusive power, authority and discretion to:
(i) designate Participants and grant Awards; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate; (iv) determine the terms and conditions of any Award granted under the Plan other than the Tranche A VSOs, Tranche B VSOs, the Korean IPO CARs, the Non-Korean IPO CARs and the SORs, including but not limited to, the CAR Grant Price and CAR Exercise Price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion; (v) prescribe the form of each Award Certificate, which need not be identical for each Participant; (vi) decide all other matters that must be determined in connection with an Award; (vii) establish, adopt or revise any rules, regulations, guidelines or procedures, as it may deem necessary or advisable to administer the Plan; and (viii) subject to Section 3.4 and 10.1, amend the Plan or any Award Certificate as provided herein or therein.

     3.4. AWARD CERTIFICATE. Each Award shall be evidenced by an "Award Certificate." Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee. Without limiting the generality of the foregoing, each Award Certificate with respect to Tranche A VSOs and Tranche B VSOs (which will cover the corresponding Tranche A CARs, Tranche B CARs, SORs and Dividend Equivalent Rights) shall include the provisions of the first and last sentences of Section 10.1.



                                    ARTICLE 4
                          ELIGIBILITY AND PARTICIPATION

     4.1 PARTICIPANTS. Each individual listed on Appendix 1 hereto (each an "Original Participant") shall be entitled to receive, as of the Effective Date, that number of Tranche A VSOs and Tranche B VSOs with that number of Tranche A CARs, SORs and Dividend Equivalent Rights and that number of Tranche B CARs, SORs and Dividend Equivalent Rights, respectively, set forth opposite such individual's name on

Appendix 1. Individuals who are not Original Participants but who are otherwise Eligible Participants shall be selected for participation in the Plan as determined by the Committee, and such individuals, as well as the Original Participants, shall be eligible for such other grants of Awards hereunder as shall be determined by the Committee.


                                    ARTICLE 5
                              VIRTUAL STOCK OPTIONS

     The Committee shall grant Tranche A VSOs and Tranche B VSOs to Original Participants on the terms and conditions of this Article 5 and other applicable provisions of the Plan:

     5.1. TRANCHE A/TRANCHE B CARS. The Committee shall grant Tranche A CARs and Tranche B CARs to Participants on the following terms and conditions:

         (a) TRANCHE A/TRANCHE B GRANT PRICES. Each Tranche A CAR shall have a CAR Grant Price equal to Korean Won KRW 3,180, and each Tranche B CAR shall have a CAR Grant Price equal to Korean Won KRW 4,500.

         (b) TRANCHE A/TRANCHE B EXERCISE PRICES. The CAR Exercise Price for Tranche A CARs and Tranche B CARs that are vested on the date of an IPO shall be an amount, in Korean Won, equal to the IPO Share Price. The CAR Exercise Price for Tranche A CARs and Tranche B CARs that are not vested on the date of an IPO shall be an amount, in Korean Won, equal to (i) the IPO Share Price in the case of a deemed exercise pursuant to Section 5.1(e), and (ii) in all other cases the lesser of (A) the IPO Share Price, or (B) the Fair Market Value of a Share on the date of exercise or deemed exercise.

         (c) VESTING OF TRANCHE A CARS. Fifty percent (50%) of the Tranche A CARs shall be vested on the Date of Grant with respect to such CARs. The remaining fifty percent (50%) of the Tranche A CARs shall vest on the six-month anniversary of the Date of Grant, and if such six-month anniversary is not a Business Day, then on the immediately preceding day which is a Business Day; provided, however, that such Tranche A CARs shall be fully vested on the date of the termination of the Participant's employment with the Company if (i) prior to such six-month anniversary, the Participant's employment is terminated by the Company without Cause or terminates due to death or disability, or (ii) if so provided expressly in any employment agreement entered into between the Company and the Participant. In the event the Participant's employment with the Company is terminated for Cause, or the Participant voluntarily terminates employment with the Company, prior to such six-month anniversary of the Date of Grant, such remaining 50% of the Tranche A CARs held by such Participant shall not become vested and shall be cancelled as of the date of such termination of employment.

         (d) VESTING OF TRANCHE B CARS. Thirty-three and one-third percent (33-1/3%) of the Tranche B CARs shall vest on the first anniversary of the Date of Grant with respect to such CARs, an additional thirty-three and one-third percent (33-1/3%) of the Tranche B CARs shall vest on the second anniversary of such Date of Grant, and the remaining Tranche B CARs shall vest on the third anniversary of such Date of Grant. If any anniversary is not a Business Day, then vesting shall occur on the immediately preceding day which is a Business Day.

              (e) CAR EXERCISE PERIOD. The following rules shall determine the exercise period for Tranche A CARs and Tranche B CARs:

                  (1) Tranche A CARs and Tranche B CARs which are vested shall have unlimited duration and shall remain in effect until the date of an IPO, whether or not the Participant continues in employment with the Company.

                  (2) All Tranche A CARs and Tranche B CARs which are outstanding and vested on the date of an IPO shall be deemed exercised on such date. Upon such exercise, the Participant shall be entitled to receive an amount equal to the product of (i) the aggregate number of vested Tranche A CARs and Tranche B CARs held by such Participant on the date of an IPO, multiplied by (ii) the excess of the CAR Exercise Price over the applicable CAR Grant Price.

                  (3) Each Tranche A CAR and Tranche B CAR which is outstanding and unvested on the date of an IPO shall be deemed exercised on the applicable vesting date if the Fair Market Value of a Share on the vesting date equals or exceeds the IPO Share Price. If such Tranche A CAR or Tranche B CAR has not been deemed exercised pursuant to the preceding sentence, then (i) on or following the applicable vesting date the Participant may exercise such Tranche A CAR or Tranche B CAR, as applicable, on the last day of April, August or December of any year until the fifth (5th) anniversary of the date of an IPO, or if such day is not a Business Day, then on the immediately succeeding day which is a Business Day, and (ii) if such Tranche A CAR or Tranche B CAR has not been exercised prior to such fifth (5th) anniversary date, then it shall be deemed exercised on such fifth (5th) anniversary date if such date is a Business Day or otherwise the immediately preceding Business Day prior to such fifth (5th) anniversary date. Upon the exercise or deemed exercise of such CARs under this Section 5.1(e)(3), the Participant shall be entitled to receive an amount equal to the product of (i) the aggregate number of CARs that have been exercised or deemed exercised as of the relevant date, multiplied by (ii) the excess of the CAR Exercise Price over the applicable CAR Grant Price.

                  (4) Notwithstanding any provision of the Plan to the contrary, no Tranche A CARs, Tranche B CARs or any other CARs granted under the Plan shall be exercised or deemed exercised prior to the date of an IPO.

         (f) TERMINATION OF EMPLOYMENT. Subject to Section 5.1(c) with respect to Tranche A CARs, in the event the Participant's employment with the Company terminates for any reason while the Participant holds outstanding CARs: (i) the Tranche A CARs and Tranche B CARs held by such Participant that are vested shall continue in effect until the date of an IPO if an IPO has not yet occurred before the date of such termination, and on the date of an IPO the CARs shall be deemed exercised in accordance with Section 5.1(e)(2), and (ii) any unvested CARs held by such Participant, whether Tranche A CARs, Tranche B CARs, Non-Korean IPO CARs or Korean IPO CARs, shall be cancelled as of the date of such termination of employment automatically without further action required by the Committee, the Company or the Participant, and such unvested CARs shall thereafter be of no further force or effect.

         (h) PAYMENT TERMS; EFFECT OF PAYMENT. Amounts payable pursuant to the exercise of a CAR, whether subject to this Section 5.2 or Section 5.3 or 5.4, shall be paid by the Company in cash, bank cashier's check, wire transfer or immediately available funds in United States dollars, as determined pursuant to
Section 11.1. Such payments shall be made as soon as administratively practicable following the date of exercise or deemed exercise of the applicable CAR (whether a Tranche A CAR, Tranche B CAR, Korean IPO CAR, Non-Korean IPO CAR or any other type of CAR), and the CAR shall be of no further force or effect once the payment is made or made available with respect to the exercise or deemed exercise of such CAR.

         5.1A STOCK OPTION RIGHTS. As part of each Tranche A VSO and Tranche B VSO, the Company shall also grant a SOR. Each SOR shall represent the right, granted solely by the Company, to receive either (i) in the case of a Korean IPO, (A) a grant of an RSO subject to the terms and conditions of Section 5.2 and (B) a grant of a Korean IPO CAR subject to the terms and condition of
Section 5.3, or (ii) in the case of a Non-Korean IPO, a Non-Korean IPO CAR subject to the terms and conditions of Section 5.4. SORs shall have unlimited duration while the Participant remains an employee of the Company except to the extent that the corresponding RSO is granted, in which case the SOR shall, on the Date of Grant of the RSO, be cancelled automatically without further action by any party and shall have no further force or effect. In addition, upon the grant of RSOs and Korean IPO CARs, no non-Korean IPO CARs shall be granted hereunder, and upon the grant of Non-Korean IPO CARs, no RSOs or Korean IPO CARs shall be granted hereunder. A Participant may receive more than one SOR, and the Award Certificate shall specify the number of SORs, if any, granted and the number of Shares that are covered by and that may be purchased pursuant to the corresponding RSOs. In the event of the Participant's termination of employment with the Company for any reason prior to the grant of RSOs, all SORs held by the Participant on the date of such termination shall be cancelled automatically on that date without further action required by the Committee, the Company or the Participant, and such SORs shall thereafter be of no further force or effect.

         5.2 REGULAR STOCK OPTIONS. Each grant of an RSO shall be subject to the following terms and conditions:

             (a) GENERAL TERMS. The Company shall endeavor to cause WTCK to grant RSOs having terms and conditions set forth in this Section 5.2 to Participants to the extent permitted by the laws of Korea in the event, and only in the event, of a Korean IPO. Notwithstanding anything herein or in an Award Certificate to the contrary, all RSOs shall be granted under and subject to the terms and conditions of the WTCK Stock Option Plan as of the date RSOs are granted. The grant of a SOR or an RSO to a Participant shall not limit WTCK or its affiliates from amending or modifying the WTCK Stock Option Plan for the purpose of complying with applicable Korean or U.S. law and, to the extent not inconsistent with the provisions of Section 5.1A and this Section 5.2, for the purpose of reflecting customary Korean or U.S. practices with respect to grants of stock options; provided, however, that if due to Korean, U.S. or other applicable law, such action would adversely affect the economic benefits provided by such an SOR or RSO granted prior to the date of such action, then the Company shall ensure, or shall endeavor to cause WTCK to ensure, that separate provision is made such that the economic benefits of the previously granted SORs or RSOs are preserved in a different fashion to the extent permitted by law, as determined by the Company or WTCK in good faith.

             (b) DATE OF GRANT OF RSOS. The Company shall endeavor to cause
WTCK to grant RSOs as soon as legally permissible and administratively practicable following an IPO but no later than 90 days following such IPO, at an RSO Exercise Price set forth in the SEA and the Enforcement Decree of the SEA. Each RSO granted pursuant to a SOR shall have a term of seven (7) years from the Date of Grant.

             (c) VESTING OF RSOS. An RSO shall not vest until the second anniversary of the RSO Date of Grant, and on such second anniversary the RSO shall become fully vested; provided, however, that pursuant to Section 5.2(e)(2), an RSO shall become vested, as allowed under Korean law, prior to such second anniversary in the event the Participant's employment with the Company is terminated without "cause" as determined under Korean law or is terminated due to the Participant's death or disability.

             (d) RSO EXERCISE PERIOD. A Participant holding an RSO may exercise the RSO at any time following the second anniversary of the RSO Date of Grant and prior to the seventh anniversary of such Date of Grant. Upon exercise of an RSO, a Participant shall be entitled to receive, as determined by Board of Directors of WTCK in its sole discretion, (i) cash in an amount equal to (A) the number of shares with respect to which the RSOs have been exercised, multiplied by (B) the excess of the Fair Market Value of a Share at the date of exercise over the RSO Exercise Price, or (ii) an amount of

Shares which the Participant is entitled to purchase as specified in such Participant's RSO Award Certificate issued hereunder, subject to adjustment as provided in the WTCK Stock Option Plan, as permitted by applicable law.

              (e) TERMINATION OF EMPLOYMENT. The following rules shall apply in the event the Participant's employment with the Company terminates while the Participant holds outstanding RSOs:

                  (1) In the event that following the date of an IPO a Participant voluntarily terminates his employment with the Company, all unvested RSOs held by such Participant shall be cancelled automatically on the date of such termination without further action required by the Committee, the Company, WTCK or the Participant, and shall thereafter be of no further force or effect.

                  (2) In the event that following an IPO the Participant's employment with the Company is terminated without "cause," as determined under Korean law, or due to the Participant's death or disability, the Participant shall be vested in a portion of the RSO, to the extent permitted Korean law, equal to: the product of (i) number or Shares covered by such RSO, multiplied by (ii) the number of days elapsed since the RSO Date of Grant divided by Seven Hundred Thirty
         (730) days. The remaining portion of the RSO shall not become vested and shall be cancelled automatically on the date of such termination without further action required by the Committee, the Company, WTCK or the Participant and shall be of no further force or effect.

                  (3) In the event that following an IPO the Participant's employment with the Company is terminated for "cause," as determined under Korean law, any RSOs held by such Participant on the date of his termination shall be cancelled automatically on the date of such termination without further action required by the Committee, the Company, WTCK or the Participant and shall be of no further force or effect.

                  (4) A Participant's vested RSOs must be exercised within seven
         (7) years from the Date of Grant of the RSO, and upon exercise of an RSO, as determined by Board of Directors of WTCK in its sole discretion, the Participant shall be entitled to receive (i) cash in an amount equal to (A) the number of shares with respect to which the RSOs have been exercised, multiplied by (B) the excess of the Fair Market Value of a Share at the date of exercise over the RSO Exercise Price, or (ii) an amount of Shares which the Participant is entitled to purchase as specified in such Participant's RSO Award Certificate issued hereunder, subject to adjustment as provided in the WTCK Stock Option Plan, as permitted by applicable law.

     5.3 Korean CARS. In addition to the RSOs described in Section 5.2, each Participant holding a SOR shall also receive Korean IPO CARs that shall be activated on the date of, and only on the date of, a Korean IPO if the Participant is employed by the Company on that date. The Participant shall receive the same number of Korean IPO CARs as the number of Shares covered by the RSOs that the Participant is entitled to receive under Section 5.2(b), as specified in the applicable Award Certificate relating to such Participant's Tranche A VSOs or Tranche B VSOs. A Participant's Korean IPO CARs shall not become vested until the second anniversary of the date of an IPO provided the Participant is employed by the Company on such anniversary date, and on such anniversary date the Korean IPO CARs shall become fully vested. The CAR Grant Price for each Korean IPO CAR shall equal the IPO Share Price. The CAR Exercise Price for each Korean IPO CAR shall be the Fair Market Value of a Share on the date of exercise, subject to a maximum CAR Exercise Price for each Korean IPO CAR equal to the RSO Exercise Price. On or after the date a Korean IPO CAR becomes fully vested, the Korean IPO CAR shall be deemed exercised by the holder if the Fair Market Value of a Share equals or exceeds the RSO Exercise Price. A Participant may elect to exercise a vested Korean IPO CAR at any time between the date of vesting and the seventh (7th) anniversary of the Date of Grant if such IPO CAR has not already been deemed exercised pursuant to the foregoing provisions of this Section 5.3, at a CAR Exercise Price equal to the Fair Market Value of a Share on the date of exercise. Notwithstanding the foregoing, in the event the Participant's employment with the Company terminates, the Participant's vested Korean IPO CARs must be exercised by the Participant within six (6) months following the Participant's termination of employment from the Company.

     5.4 NON-KOREAN IPO CARS. If a Non-Korean IPO occurs, an Original Participant holding an SOR shall not receive any RSOs or Korean IPO CARs. Instead, the Original Participant shall receive Non-Korean IPO CARs on the date of the IPO, which date shall be the Date of Grant with respect to such Non-Korean IPO CARs. Such Non-Korean IPO CARs shall be subject to the following terms and conditions:

         (a) VESTING OF NON-KOREAN IPO CARS. Fifty percent (50%) of the Non-Korean IPO CARs shall vest on the first anniversary of the Date of Grant with respect to such CARs (corresponding to the day of the month on which the grant occurred), and the remaining fifty percent (50%) of the Non-Korean IPO CARs shall vest on the second anniversary of such Date of Grant. If any such anniversary is not a Business Day, then vesting shall occur on the immediately preceding day which is a Business Day.

         (b) MAXIMUM NON-KOREAN IPO CAR PAYMENT. The CAR Grant Price for each Non-Korean IPO CAR shall equal the IPO Share Price. The maximum CAR Exercise Price for each Non-Korean IPO CAR (the "Maximum Non-Korean IPO CAR Price") shall be an amount equal to eight (8) times the IPO Share Price;

provided, however, that notwithstanding the foregoing, the maximum difference between the CAR Grant Price and the CAR Exercise Price for any Non-Korean IPO CAR, and hence the maximum payment with respect to any Non-Korean IPO CAR, shall not exceed seventy-five United States Dollars (US $75).

         (c) EXERCISE PERIOD. A Participant's Non-Korean IPO CARs may not be exercised (even if previously vested) until the second anniversary of the Date of Grant of such CARs, after which the Participant's vested CARs may be exercised at any time between such second anniversary and the seventh (7th) anniversary following the date of the Date of Grant; provided, however, that if as of any date (the "Maximum Value Date") following the vesting of any Non-Korean IPO CARs held by a Participant, the Fair Market Value of a Share (or such other security of WTCK substituted for a Share) that is listed on the Nasdaq or other non-Korean Exchange equals or exceeds the Maximum Non-Korean IPO CAR Share Price, all vested Non-Korean IPO CARs held by the Participant on the Maximum Value Date shall be deemed automatically exercised as of such date, and the Participant shall be entitled to receive an amount equal to the product of
(i) the number of vested Non-Korean IPO CARs held by such Participant as of the Maximum Value Date and not previously exercised or deemed exercised, multiplied by (ii) the excess of (I) the lesser of (A) the Fair Market Value of a Share on the exercise date or (B) the Maximum Non-Korean IPO CAR Price, over (II) the CAR Grant Price for a Non-Korean IPO CAR. Upon the grant of the Non-Korean IPO CARs, all SORs held by such Participant shall be cancelled automatically without further action required by the Committee, the Company or the Participant and shall be of no further force or effect.


                                    ARTICLE 6
                           EFFECT OF SALE TRANSACTION

     6.1. If a Sale Transaction occurs, the VSOs granted hereunder shall be treated as follows:

         (a) VESTED CARS. Participants who hold vested CARs on the date of the Sale Transaction (whether or not such Participants are still employed by the Company on the date of such Sale Transaction) shall be entitled to receive, provided such vested CARs have not already been exercised or deemed exercised under the Plan, either of the following from the Company as determined by the Committee in good faith:

              (i) cash in an amount equal to (A) the number of vested CARs held by such Participant as of the date of the Sale transaction, multiplied by (B) the excess of the sale price per Share, over the applicable CAR Grant Price with respect to such vested CAR, or

              (ii) in the case of a Sale Transaction involving an exchange of equity or debt securities of the acquirer for WTCK Shares, where the acquirer is not a Korean company and to the extent permitted by applicable law, that number of equity or debt securities of the acquiring company such that the Participant will receive what he would have been entitled to have received in the Sale Transaction had the Participant held the same number of WTCK stock options and, immediately prior to the Sale Transaction, performed a cashless exercise to receive the WTCK Shares underlying such WTCK stock options, maintaining, to the maximum extent possible, the Participant's vesting schedule immediately prior to the Sale Transaction.

         (b) UNVESTED CARS. In any documentation pertaining to any Sale Transaction entered into by WTCK and/or the Company, WTCK and/or the Company, as applicable, will ensure that provision is made such that any outstanding unvested Tranche A CARS, Tranche B CARS, Korean IPO CARs or Non-Korean IPO CARs, or any Korean IPO CARs or Non-Korean IPO CARs that have not been triggered pursuant to Section 5.3 or 5.4 as of the date of a Sale Transaction, as the case may be, receive the same or similar economic value, as determined by the WTCK and/or the Committee in good faith, following the Sale Transaction as they had prior to the Sale Transaction; provided however, that the WTCK and/or the Committee may determine that any such unvested Tranche A CARs or Tranche B CARs shall be treated in the same manner as vested CARs under Section 6.1(a).

         (c) DIVIDEND EQUIVALENT RIGHTS. All Dividend Equivalent Rights held by the Participant as of the date of a Sale Transaction shall be cancelled automatically on that date without further action required by the Committee, the Company, WTCK or the Participant, and shall be of no further force or effect.

     6.2 EFFECT OF SALE TRANSACTION ON RSOS. Any RSOs held by a Participant on the date of a Sale Transaction shall be treated in the manner determined under the terms of the WTCK Stock Option Plan, the SEA, the Enforcement Decree of the SEA and applicable provisions of other law.


                                    ARTICLE 7
                              DIVIDEND EQUIVALENTS

     7.1 DIVIDEND EQUIVALENTS RIGHTS. Each Tranche A VSO and Tranche B VSO shall also include (i) a Dividend Equivalent Right with respect to the period prior to the date of an IPO ("Pre-IPO DER"), payable in an amount determined under Section 7.1(a) and (c), and (ii) a Dividend Equivalent Right with respect to the period following the date of a Non-Korean IPO ("Non-Korean IPO DER"), payable in an amount determined under Section 7.1 (a) and (d). Notwithstanding any provision of the Plan to the contrary, in the event of a Korean IPO or a Sale Transaction, (A) all outstanding Dividend Equivalent Rights of any kind shall be cancelled automatically as of immediately prior to the date of the Korean IPO or Sale Transaction for all purposes hereunder without further action required by the Committee, the Company or the Participant, and shall be of no further force or effect, and (B) no Participants shall have any Dividend Equivalent Rights following such Korean IPO or Sale Transaction.

         (a) VESTING/PAYMENT OF DIVIDEND EQUIVALENT RIGHTS. A Participant's Dividend Equivalent Rights with respect to the Participant's Tranche A VSOs shall be fifty percent (50%) vested on the Date of Grant of the corresponding Tranche A VSOs, and 100% vested upon the six-month anniversary of such Date of Grant. A Participant's Dividend Equivalent Rights with respect to the Participant's Tranche B VSOs shall be fifty percent (50%) vested upon the second anniversary of the Date of Grant of the corresponding Tranche B VSO, and 100% vested upon the third anniversary of such Date of Grant. If any date upon which vesting would occur is not a Business Day, vesting shall occur on the immediately preceding day which is a Business Day. Dividend Equivalent Rights which are vested on the date that an Extraordinary Dividend occurs shall be payable with respect to such Extraordinary Dividend.

         (b) EXTRAORDINARY DIVIDEND. An "Extraordinary Dividend" shall occur in the event that WTCK distributes a dividend or makes another distribution to shareholders, or a series or dividends or distributions to holders of WTCK common stock within a six (6) month period, in an aggregate amount greater than the following: (i) if an IPO has not occurred by the date of the dividend or distribution, ten percent (10%) of the aggregate Fair Market Value of all of the issued and outstanding shares of WTCK (including shares other than the Shares), or (ii) if an IPO has occurred by the date of the dividend or distribution, five percent (5%) of WTCK's price per share on the relevant Exchange multiplied by the number of shares issued and outstanding.

         (c) RIGHTS PRIOR TO AN IPO. If an Extraordinary Dividend occurs prior to an IPO, a Participant shall be entitled to receive an amount equal to the excess of (i) the amount which the Participant would have received (in cash or in kind) if such Participant was a shareholder of WTCK common stock with the same number of Shares as the number of vested Pre-IPO DERs which the Participant holds on the date of payment of the Extraordinary Dividend (determined without considering dilution that would be caused by additional Shares being outstanding as a result of this Section 7.1), over (ii) the aggregate CAR Grant Price for the Tranche A CARs and Tranche B CARs which correspond to such vested Pre-IPO DERs.

         (d) RIGHTS FOLLOWING NON-KOREAN IPO. If an Extraordinary Dividend occurs following a Non-Korean IPO, a Participant shall be entitled to receive an amount equal to (i) the amount which the Participant would have received (in cash or in kind) if such Participant was a shareholder of WTCK common stock with the same number of Shares as the number of vested Non-Korean IPO DERs which the Participant holds on the date of payment of the Extraordinary Dividend (determined without considering dilution that would be caused by additional Shares being outstanding as a result of this Section 7.1), over (ii) the aggregate CAR Grant Price for Non-Korean IPO CARs which correspond to such vested Non-Korean IPO DERs.

         (e) OBLIGATION OF COMPANY. Dividend Equivalent Rights shall be an obligation of the Company and not WTCK to any extent, and shall be payable as soon as practicable following calculation and payment of the Extraordinary Dividend to WTCK shareholders.

     7.2 SALE TRANSACTION/IPO OF WTCK NOT AN EXTRAORDINARY DIVIDEND. Neither a Sale Transaction nor an IPO shall in any manner constitute a dividend or distribution for which a Dividend Equivalent Right is or would be payable.

     7.4 TERMINATION OF EMPLOYMENT. Upon the fifth anniversary of a Participant's termination of employment with the Company for any reason, all Dividend Equivalent Rights held by such Participant shall be cancelled automatically for all purposes hereunder without further action required by the Committee, the Company or the Participant and shall be of no further force or effect.


                                    ARTICLE 8
                   ADDITIONAL PROVISIONS APPLICABLE TO AWARDS

     8.1. STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

    8.2. LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

     8.3 BENEFICIARIES. Notwithstanding Section 8.2, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and

Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     8.4. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment with respect to grants of CARs or SORs shall be determined in each case by the Committee at its discretion under federal or state law of the U.S., and any determination by the Committee shall be final and conclusive. If permissible by applicable law, a Participant's employment with the Company shall not be considered to have terminated in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate.


                                    ARTICLE 9
                          CHANGES IN CAPITAL STRUCTURE

     9.1. GENERAL. In the event of a corporate event or transaction involving WTCK (including, without limitation, any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares but excluding an Extraordinary Dividend for which a Dividend Equivalent Award is payable pursuant to Section 7.1), the Committee in good faith shall make provision to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of Awards; (ii) adjustment of the CAR Grant Price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iii) adjustments of vesting schedules, such that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iv) provision that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, or (v) any combination of the foregoing. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, each Award shall automatically be adjusted proportionately.


                                   ARTICLE 10
                     AMENDMENT, MODIFICATION AND TERMINATION

     10.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the
Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that no such amendment, modification or termination shall adversely affect any Award previously granted under the Plan; notwithstanding the foregoing, however, if such action to amend, modify or terminate is due to Korean, U.S. or other applicable law, and such action would adversely affect any Tranche A VSO or Tranche B VSO previously granted, then such action shall be permitted if separate provision is made such that the economic benefits of such previously granted Tranche A VSOs and Tranche B VSOs are substantially preserved in a different fashion, to the extent permitted by law and as determined by the Committee in good faith. If an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, or (iv) otherwise constitute a material change, then such amendment shall be subject to Board approval and, to the extent required by applicable law, shareholder approval; provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to comply with the listing or other requirements of an Exchange or to satisfy any other tax, securities or other applicable laws, policies or regulations. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that no such amendment, modification or termination shall adversely affect any Award previously granted under the Plan; notwithstanding the foregoing, however, if such action to amend, modify or terminate is due to Korean, U.S. or other applicable law, and such action would adversely affect any portion of any Tranche A VSO or Tranche B VSO previously granted under the Plan, then such action shall be permitted if separate provision is made such that the economic benefits of any such portion of such previously granted Tranche A VSOs or Tranche B VSOs are substantially preserved in a different fashion, to the extent permitted by law and as determined by the Committee in good faith.


                                   ARTICLE 11
                               GENERAL PROVISIONS

     11.1. NO CALCULATION IN KOREAN WON AND CONVERSION TO WON.
Notwithstanding any provision of the Plan to the contrary, all amounts or values hereunder (including without limitation any CAR Grant Price, CAR Exercise Price, Fair Market Value or other measure of fair market value) shall be calculated in Korean Won, and in the event that (i) any amounts or values are converted to U.S. Dollars, or (ii) the value of any remittance to a Participant with respect to an Award due hereunder must be calculated, the following rules shall apply:
(A) the conversion ratio shall be equal to the average of the "TT Bid" and "TT Sale" prices averaged over the thirty (30) trading days ending as of the date of exercise of a CAR, as published by the Korea Exchange Bank, and (B) for purposes of calculating the amount of any remittance to a Participant with respect to an Award due hereunder, the foregoing conversion rate in clause (A) shall apply.

     11.2. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

     11.3. NO SHAREHOLDER RIGHTS. No Award gives a Participant any of the rights of a shareholder of the Company or WTCK unless and until Shares are in fact issued to such person in connection with the exercise of an RSO.

     11.4. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, and local taxes (including the Participant's FICA obligation), and any Korean taxes or other taxes, required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising with respect to an Award.

     11.5. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant's Award or otherwise.

     11.6. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an
"unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company, WTCK or any Affiliate.

     11.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

     11.8. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

     11.9. TITLES AND HEADINGS; RULES OF CONSTRUCTION. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     11.10. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     11.11. APPLICABLE LAWS AND REGULATIONS.

            (a) Notwithstanding any other provision of the Plan, if at any time the Committee or WTCK shall determine that the registration, listing or qualification of the any interest under the Plan or any Shares covered by an RSO upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the purchase or receipt of Shares or other securities thereunder or the sale of Shares or securities, no Shares may be purchased, delivered, received or sold unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an RSO shall make such representations and agreements and furnish such information as the Committee or WTCK may request to assure compliance with the foregoing or any other applicable legal requirements.

     11.12. GOVERNING LAW. To the extent not governed by U.S. federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of New York (without regard to its conflicts of laws principles other than as to matters of U.S. federal law); provided, however, that all matters relating to RSOs and any Shares received upon exercise or a deemed exercise of such RSOs shall be construed in accordance with and governed by the laws of Korea (without regard to its conflicts of laws principles).

     11.13 ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

     11.14. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company or WTCK to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company or WTCK, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person.

         The foregoing is hereby acknowledged as being the Ztango, Inc. 2004 Virtual Stock Option Plan as adopted by the Board on __________, 2004 and by the shareholders on _____________, 2004.



                                      ZTANGO, INC.


                                      By: __________________________



                                      Its: _________________________

                                  ZTANGO, INC.

                         2004 VIRTUAL STOCK OPTION PLAN

                                                                       Exhibit 5


                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of [______], 2004, (the "Effective Time") by and among WIDERTHAN.COM CO., LTD. ("WiderThan"), a Korean corporation, [STOCKHOLDER REPRESENTATIVE] (the "Stockholder Representative"), as the representative of the former stockholders ("Stockholders") of Ztango, Inc., a Delaware corporation ("Ztango" and together with WiderThan and Stockholder Representative, the "Interested Parties"), and [ESCROW AGENT], a [MUST BE A UNITED STATES-BASED ENTITY] corporation, as escrow agent hereunder (the "Escrow Agent").

                                    PREAMBLE

         WIDERTHAN.COM USA, INC. ("Newco"), a Delaware corporation, is a wholly owned subsidiary of WiderThan and each of WiderThan and Newco is a party to an Agreement (the "Acquisition Agreement") with Ztango, dated as of June 28, 2004, pursuant to which Newco has on this date merged (the "Merger") with and into Ztango, with Ztango surviving the Merger and becoming a wholly owned subsidiary of WiderThan;

         Pursuant to Article 4.4 of the Acquisition Agreement, the Interested Parties are required to execute and deliver this Agreement for the escrow of cash and shares of WiderThan Series B Preferred Stock, KRW500 par value per share ("WiderThan Preferred Stock");

         Pursuant to Sections 3.1(c) and 4.2(e) of the Acquisition Agreement, $_______ (the "Escrow Cash") has been delivered to and will be held by, and ________ shares of WiderThan Preferred Stock (together with any shares of WiderThan Common Stock issued upon conversion of the WiderThan Preferred Stock, the "Escrow Shares") have been pledged to WiderThan, and will be held by the Escrow Agent pursuant to the terms of this Agreement until termination of this Agreement as provided herein; and

         The Escrow Agent is willing to hold and administer such Escrow Cash and Escrow Shares and any income thereon and additions thereto, and to pay and distribute the amounts held by it in accordance with the agreement of the Interested Parties and/or arbitral or judicial orders and decrees as set forth in this Agreement.

         Certain capitalized terms used in this Agreement are defined in Section
8.1 of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                       ARTICLE 1 ESTABLISHMENT OF ESCROW

1.1      ESCROW SHARES AND ESCROW CASH.

         As soon as practicable after the Effective Date, WiderThan shall deliver to the Escrow Agent documentation evidencing the ownership of the Escrow Shares and naming the Escrow Agent, on behalf of the respective interests of the former holders of Ztango Stock (other than holders who perfected their dissenter's rights as provided in Section 3.3 of the Acquisition Agreement or who elected to receive cash pursuant to the Merger) (the "Participating Ztango Stockholders"), as the owner thereof. WiderThan agrees to submit said Escrow Shares for transfer to Escrow Agent hereunder or, in its discretion, into the name of Escrow Agent's nominee, and Escrow Agent agrees to hold and administer the Escrow Shares subject to the terms of this Agreement. The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrow Shares. The Escrow Agent also agrees to hold and administer the Escrow Cash received by those holders of Ztango Stock (the "Non-Purchasing Ztango Stockholders" and together with the Participating Ztango Stockholders, the "Stockholders") that did not purchase shares of WiderThan Preferred Stock according to the Acquisition Agreement. From and after receipt of the Escrow Shares and the Escrow Cash by the Escrow Agent, the Escrow Agent will hold and disburse the Escrow Shares and the Escrow Cash (together with any other cash or other property distributed or otherwise received in respect thereof or earned thereon, the "Escrow Funds") for the benefit of WiderThan and the Stockholders, as the case may be, in accordance with the provisions of this Agreement, with the same force and effect as if the Escrow Funds had been delivered by WiderThan to each Stockholder and subsequently delivered by such Stockholder to the Escrow Agent. The Escrow Shares shall have an initial value of $[ ], in the aggregate (or $[ ] per share), and the Escrow Cash shall have an initial value of $[ ]; and the Escrow Funds shall have an initial value of $[ ].

1.2      STOCKHOLDER PERCENTAGE INTERESTS.

         As soon as practicable after receipt of executed transmittal materials from all Participating Ztango Stockholders, WiderThan and the Stockholder Representative shall jointly prepare and deliver to the Escrow Agent a schedule showing for each Stockholder the respective percentage interest (the "Percentage Interest") of each such Stockholder in the Escrow Funds, and either: (1) the corresponding number of shares of WiderThan Preferred Stock issuable to each Participating Ztango Stockholder, subject to the adjustments provided herein, or
(2) the corresponding amount of the Escrow Cash payable to each Non-Purchasing Ztango Stockholder, subject to the adjustments provided herein, which schedule is attached hereto as Schedule B. For the avoidance of doubt, the Participating Ztango Stockholders shall have no interest in the Escrow Cash, and the Non-Purchasing Ztango Stockholders shall have no interest in the Escrow Shares.

1.3      INVESTMENTS.

         (a) The Escrow Agent shall invest the Escrow Cash received by the Escrow Agent in Eligible Investments and shall not be responsible or liable for any loss accruing from any investment made in accordance herewith. "Eligible Investments" shall mean (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) obligations (including certificates of deposit and banker's acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000;
(iii) repurchase obligations for underlying securities of the type described in clause (i); (iv) shares of money market funds at least 95% of the assets of which constitute obligations of the type described in clause (i) above. No investment shall have a term of more than 90 days. If otherwise qualified, obligations of the Escrow Agent shall qualify as Eligible Investments.

         (b) All earnings received from the investment of the Escrow Cash shall be credited to, and shall become a part of, the Escrow Cash (and any losses on such investments shall be debited from the Escrow Cash).

         (c) The earnings received from the investment of the Escrow Cash shall be allocated to the Non-Purchasing Ztango Stockholders, pro rata in relation to the amount reflected opposite the name of each such stockholder in Schedule B, and any withholding of tax, or reporting of income, or any expense, charge or loss shall be consistent with such allocation. The Escrow Agent shall have no liability for any investment losses, including any losses on any investment required to be liquidated prior to maturity in order to make a payment required hereunder.

1.4      TAX-RELATED TERMS.

         (a) Tax Reporting - Escrow Cash. The Interested Parties agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Cash in any tax year shall (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such tax year, be reported as allocated to such person or entity, and (ii) otherwise shall be reported as allocated to the Non-Purchasing Ztango Stockholders in proportion to their respective Percentage Interests.

         (b) Tax Reporting - Escrow Shares. The Interested Parties agree that, for tax reporting purposes, all interest, dividends, or other income earned from or relating to the Escrow Shares in any tax year shall (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such tax year, be reported as allocated to such person or entity, and (ii) otherwise shall be reported as allocated to the Participating Ztango Stockholders in proportion to their respective Percentage Interests.

         (c) Certification of Taxpayer Identification Number. The Interested Parties hereto agree to provide the Escrow Agent with a certified tax identification number for

WiderThan and each Stockholder by signing and returning a Form W-9 (or Form W-8, in case of non-U.S. persons), or by providing copies of any substitute W-9 by submitting copies of such Stockholder's transmittal materials, to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Cash is credited to the Escrow Cash. The Interested Parties understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Cash.

         (d) Tax Indemnification. Each of the Interested Parties agrees, severally and not jointly, solely to the extent applicable to such Interested Party, to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made or other activities performed under the terms of this Agreement, including any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the resignation of the Escrow Agent.

1.5      PLEDGE.

         (a) The Escrow Agent does hereby agree to create a pledge and grant to WiderThan a first priority, perfected security interest ("jil-kwon" in Korean) that will have priority over any other pledge, lien or other encumbrances that may be established on the Escrow Funds.

         (b) The security interest under the pledge herein is and shall be for the purpose of securing due and punctual performance of the obligations of Ztango Stockholders to indemnify under Section 10 of the Acquisition Agreement.

         (c) The Escrow Agent shall complete the due registration of the pledge on the Escrow Shares created hereunder with WiderThan and take all other steps required to perfect the pledge.

                           ARTICLE 2 INDEMNIFICATION

2.1      RIGHT TO REIMBURSEMENT.

         Subject to the express limitations of this Agreement, WiderThan shall be entitled to receive a distribution of Escrow Funds having a value equal to a portion of the Aggregate Value in the amount of any Recoverable Loss suffered or incurred by WiderThan, its Subsidiaries (including Ztango), and their respective directors, officers and employees, as and when due, in accordance with Article 10 of the Acquisition Agreement.

2.2      DISPOSITION OF ESCROW FUNDS PURSUANT TO AN ASSERTED LIABILITY.

         (a) WiderThan may, subject to the terms and conditions of the Acquisition Agreement, at any time prior to the Final Distribution Date, give notice of a Loss in connection with the Buyer Indemnitees (an "Asserted Liability") for which WiderThan seeks payment against the Escrow Fund by notice in writing (the "Claims Notice") to the Stockholder Representative and to the Escrow Agent. The Claims Notice shall set forth (i) the amount of the Asserted Liability, estimated, if necessary, and the basis for such estimate, (ii) a reasonably detailed description of the matter or circumstance which gave rise to the Asserted Liability, and (iii) instructions to the Escrow Agent to deliver that portion of the Escrow Fund having a value equal to a portion of the Aggregate Value equal to the amount of the Asserted Liability (or, if the amount of the Asserted Liability shall be greater than the balance of the Escrow Fund, the balance of the Escrow Fund) to WiderThan.

         (b) The Stockholder Representative may respond to a Claims Notice as provided in subsection (c) below within twenty (20) Business Days from the date the Claims Notice was delivered (herein called the "Response Period"). If the Stockholder Representative does not so respond to the Claims Notice within the Response Period, then the Escrow Agent shall, within five (5) Business Days after the end of the Response Period, deliver to WiderThan that part of the Escrow Fund as is specified in the Claim Notice (or, if the amount specified is greater than the balance of the Escrow Fund, the balance of the Escrow Fund).

         (c) At any time within the Response Period, the Stockholder Representative may notify WiderThan and the Escrow Agent that the Claims Notice is disputed by the Stockholder Representative or that, pursuant to Section 10.6 of the Purchase Agreement, the Stockholder Representative or any other Stockholder is defending the basis for the Asserted Liability (the "Dispute Notice"). Upon the receipt of a Dispute Notice by the Escrow Agent, if received by the Escrow Agent on or prior to last day of the Response Period, the Escrow Agent shall (i) distribute to WiderThan that amount of the Escrow Fund equal to the part, if any, of the Asserted Liability which is not disputed by the Stockholder Representative and (ii) designate as subject to the Asserted Liability that amount of the Escrow Fund equal to the part of the Asserted Liability which is disputed by the Stockholder Representative (the "Disputed Liability"). Thereafter, the Escrow Agent shall not dispose of any part of the Escrow Fund subject to the Disputed Liability until the occurrence of one of the following events:

                    (i) The Escrow Agent shall have been directed to distribute the amount of the Escrow Fund subject to such Disputed Liability in accordance with the joint written instructions of WiderThan and the Stockholder Representative; or

                    (ii) The Escrow Agent shall have been directed to distribute the amount of the Escrow Fund subject to such Disputed Liability to WiderThan in accordance with the written instructions of the Stockholder Representative or to the Stockholders in accordance with the written instructions of WiderThan; or

                    (iii) The Escrow Agent shall have received a certified or official copy of a final decision of any court of competent jurisdiction or arbitral panel from which no appeal may be taken (as determined in accordance with the presumption described in the next sentence below), whether because of elapsed time or otherwise, with respect to the Disputed Liability portion of the Asserted Liability, in which case the Escrow Agent shall dispose of the Disputed Liability portion of the Escrow Fund in accordance with such final decision. The Escrow Agent shall be entitled to assume that any decision furnished to it is a final decision unless the Escrow Agent has received notice from any party hereto within twenty (20) Business Days of the date of the decision that such decision is not final and that such party has filed an appeal of such decision. Any action taken by the Escrow Agent pursuant to this subsection (iii) shall be binding on the parties.

         (d) Any release of the Escrow Cash by the Escrow Agent shall be in U.S. Dollars. Any release of funds to WiderThan or to the Stockholder Representative, on behalf of the Stockholders, shall be delivered to each of them by wire transfer to their respective bank accounts as set forth in SCHEDULE C. Any party may give written notice of a change of bank account and the same will be effective if received by the Escrow Agent on or prior to the fifth (5th) Business Day prior to the corresponding payment date.

              ARTICLE 3 TERM; DISTRIBUTION OF ESCROW FUNDS; LIMITS

3.1      TERM.

         The term of this Agreement shall commence at the Effective Time and shall terminate at such time as all Escrow Funds have been distributed pursuant to the terms of this Agreement.

3.2      INITIAL DISTRIBUTION OF ESCROW FUNDS.

         On the Initial Distribution Date, the Escrow Agent will distribute to each Participating Ztango Stockholder, on a pro rata basis, Escrow Shares having an Aggregate Value equal to the excess of the total value of the Escrow Shares on the Initial Distribution Date over the sum of (1) one-half of the initial value of the Escrow Shares as set forth in Section 1.1 of this Agreement, plus
(2) one-half of the amount distributed pursuant to Section 3.3, and plus (3) the Reimbursement Amount associated with any Disputed Escrow Shares, and to each Non-Purchasing Ztango Stockholder an amount representing one-half of such holder's initial pro rata share of the Escrow Cash (less any adjustments for distributions pursuant to Section 2.2 or 3.4 of this Agreement).

3.3      IPO DISTRIBUTION.

         In the event that the Company completes a registered public offering of its equity securities ("IPO") and the date of closing of the initial closing of such IPO is at least three months prior to the Final Distribution Date, then on the 5th Business Day following such initial closing of the IPO, the Escrow Agent shall distribute to the Participating Ztango Stockholders Escrow Shares having a value, in the aggregate, equal to 70% of the the amount by which (i) the product of (A) the number of Escrow Shares then held by the Escrow Agent, times (B) the Value Per Share, exceeds (ii) either (A) the initial value of the Escrow Shares as set forth in Section 1.1, if the Initial Distribution Date has not yet occurred, or (B) one-half of the initial value of the Escrow Shares, if the Initial Distribution Date has occurred.

3.4      ADJUSTMENT OF ESCROW FUNDS.

         If, between the date of this Agreement and the Final Distribution Date, WiderThan shall be entitled to be reimbursed pursuant to a Claims Notice under
Article 2 of this Agreement, then the Escrow Funds subject to this Agreement shall be adjusted from time to time, as follows:

         (a)(i) the Escrow Agent shall deliver to WiderThan (or, if so directed by WiderThan, the transfer agent for the WiderThan Preferred Stock) the WiderThan Preferred Stock certificates (or other indicia of ownership) representing the Escrow Shares held in escrow immediately prior to delivery of the Claims Notice,

         (ii) WiderThan shall issue and deliver to the Escrow Agent new stock certificates (or other indicia of ownership) (the "Replacement Certificates") in the name of the Escrow Agent representing a number of shares of WiderThan Preferred Stock equal the difference between (x) the number of Escrow Shares in escrow immediately prior to such Claims Notice and (y) the quotient (rounded to the next highest whole number) obtained by dividing __% of the Reimbursement Amount by the Value Per Share, and

         (iii) the Escrow Agent shall hold the Replacement Certificates in escrow pursuant to this Agreement, and

         (b) the Escrow Agent shall deliver to WiderThan cash from the Escrow Cash equal to ___% [NOTE: These percentage figures shall total to 100% and match the initial percentage contribution amounts representing the Escrow Shares and Escrow Cash, respectively] of the Reimbursement Amount.

         Upon the issuance of any Replacement Certificates, the shares represented by such Replacement Certificates shall be deemed to be "Escrow Shares" for all purposes of this Agreement.

3.5      DISTRIBUTION OF ESCROW FUNDS.

         With respect to Claims Notices pending as of the Initial Distribution Date or the Final Distribution Date, WiderThan and the Stockholder Representative shall use their reasonable efforts to agree in writing on the Reimbursement Amount with respect to any such pending Claims Notices; provided, that if WiderThan and the Stockholder Representative are not able to agree on the Reimbursement Amount with respect to such Claims Notices by the Final Distribution Date, (x) the provisional Reimbursement Amount for purposes of the calculations in the following sentences of this Section 3.5 shall be the amount claimed by WiderThan in its Claims Notice, plus an estimate of WiderThan's and the Stockholder Representative's maximum legal expenses made by WiderThan in good faith, and (y) the actual Reimbursement Amount determination shall be made by a third-party arbitrator mutually acceptable to the parties within fifteen
(15) days of the Final Distribution Date (or, if the parties cannot agree on such third-party arbitrator, each party shall select an accounting firm or investment bank to serve as an arbitrator within five (5) days following the end of the foregoing 15-day period, and such arbitrators shall promptly select a third accounting firm or investment bank to serve as the third arbitrator) and the parties shall arbitrate such determination in New York, New York pursuant to the rules of the American Arbitration Association. Upon the determination of the provisional Reimbursement Amounts in accordance with clause (x) of the proviso in the preceding sentence, at each such time (a) the Escrow Agent shall promptly make arrangements with WiderThan or its transfer agent for the issuance of replacement WiderThan Preferred Stock certificates (or other indicia of ownership) representing Disputed Escrow Shares and Undisputed Escrow Shares (both as hereinafter defined); (b) the Escrow Agent shall retain in escrow pending final determination of the Reimbursement Amounts, the Disputed Escrow Shares, Disputed Escrow Cash (as hereinafter defined, and together with the Disputed Escrow Shares and any other cash or other property distributed or otherwise received in respect thereof or earned thereon, the "Disputed Escrow Funds"); and (c) the Escrow Agent shall promptly issue and deliver to the Participating Ztango Stockholders all remaining Escrow Shares (the "Undisputed Escrow Shares") and to the Non-Purchasing Ztango Stockholders all remaining Escrow Cash (the "Undisputed Escrow Cash," and together with the Undisputed Escrow Shares and any other cash or other property distributed or otherwise received in respect thereof or earned thereon, the "Undisputed Escrow Funds"). Certificates (or other indicia of ownership) for Undisputed Escrow Shares shall be denominated in the names of the respective Purchasing Stockholders in amounts equal to the product of the Undisputed Escrow Shares and each Participating Ztango Stockholder's relative Percentage Interest in the Escrow Shares. "Disputed Escrow Shares" shall mean the number of Escrow Shares equal to the quotient obtained by dividing (x) by (y) where (x) equals ___% of the aggregate Reimbursement Amount with respect to such pending Claims Notices and (y) equals the Value Per Share; "Disputed Escrow Cash" shall mean an amount of Escrow Cash equal to the difference between (A) and (B) where (A) is ___% of the aggregate Reimbursement Amount with respect to such pending Claims Notices and (B) is the total amount of Escrow Cash then held by the Escrow Agent. Any such delivery of Undisputed Escrow Shares to Stockholders shall be of full shares and any fractional portions shall be rounded to a whole number by the Escrow Agent so that the number of Disputed Escrow Shares remaining in escrow to be delivered will be fully allocated among such Stockholders. Upon the final resolution, as agreed by WiderThan and the Stockholder Representative in writing, of any Claims Notice for which Disputed Escrow Funds or Disputed Escrow Shares were retained in escrow after the Final Distribution Date, the Escrow Agent shall promptly deliver to WiderThan (or, if so directed by WiderThan, to the transfer agent for the WiderThan Preferred Stock) the appropriate number of Disputed Escrow Shares, Disputed Escrow Cash (or if insufficient, Disputed Escrow Funds) corresponding to the Reimbursement Amount corresponding to such Claims Notice (if any) as well as WiderThan's reasonable legal, and other expenses and shall distribute to the Stockholder Representative an amount equal to its reasonable legal and other expenses and the Escrow Agent shall, and WiderThan shall if necessary or desirable cause the Escrow Agent and the transfer agent to, deliver any remaining Disputed Escrow Shares, Disputed Escrow Cash and Disputed Escrow Funds to the Stockholders in accordance with their respective Percentage Interests in such remaining Disputed Escrow Shares, Disputed Escrow Cash and Disputed Escrow Funds. For the avoidance of doubt and not by way of limitation of the foregoing, if on the Final Distribution Date the Escrow Funds are not subject to any Claims Notice for a bona fide dispute, the Escrow Agent shall promptly release all of the Escrow Funds to the Stockholder Representative for the benefit of the Stockholders.

3.6      EFFECT OF FINAL DELIVERY.

         This Agreement shall continue in full force and effect until the Escrow Agent has delivered all of the Escrow Funds pursuant to the terms hereof. After all of such funds or shares have been so delivered, all rights, duties and obligations of the respective parties hereunder shall terminate, except that Articles 1, 6, and 8 shall survive such termination.

3.7      STOCKHOLDER CASH SATISFACTION OPTION.

         Notwithstanding anything to the contrary contained herein, the Stockholder Representative on behalf of any interested Participating Ztango Stockholder shall have the right, exercisable by written notice to the Escrow Agent and WiderThan, to satisfy any indemnification obligation amount with respect to which Escrow Shares are being claimed hereunder by WiderThan or any other indemnified party, by making a cash payment therefor to the Escrow Agent for the benefit of the applicable indemnified party (the "Cash Payment Option"). In the event the Cash Payment Option is exercised and satisfied (the "Cash Payment"), the Escrow Agent shall promptly deliver to the Stockholder Representative for the benefit of the Participating Ztango Stockholders that number of Escrow Shares which, when multiplied by the Value Per Share, equals the amount of the Cash Payment.

3.8      PROPORTIONATE DISTRIBUTION.

         Any release or distribution of Escrow Funds to WiderThan or hereunder shall be made as between the Escrow Shares and Escrow Cash pro rata in the same proportion that the value of the Escrow Shares originally subject to this Agreement and valued at the initial Value Per Share hereunder, bears to the value of the Escrow Cash originally subject to this Agreement, or _____% to _______%.

                      ARTICLE 4 ESCROW STOCK CERTIFICATES

         The Escrow Agent may at any time request WiderThan to issue new certificates (or other indicia of ownership) representing the Escrow Shares in such denominations as may be necessary or appropriate in carrying out the Escrow Agent's obligations under this Agreement.

                       ARTICLE 5 DIVIDENDS; VOTING RIGHTS

5.1      CASH DIVIDENDS; VOTING RIGHTS.

         All cash dividends or other property distributed by WiderThan, or received by Escrow Agent in respect of, the Escrow Shares shall be retained by the Escrow Agent in escrow and shall be considered "Escrow Funds," allocated solely for the benefit of the Participating Ztango Stockholders as holders of Escrow Shares, to be distributed in accordance with the terms of this Agreement. The Escrow Agent shall be under no obligation to preserve, protect or exercise rights in the Escrow Funds, and shall be responsible only for reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform and observe such duties on its part as are expressly set forth in this Agreement; except that it shall, at the written request of the Stockholder Representative given to the Escrow Agent at least three Business Days prior to the date on which the Escrow Agent is requested therein to take any action, deliver to the Stockholders a proxy or other instrument in the form supplied to the Escrow Agent for voting or otherwise exercising any right of consent with respect to any of the Escrow Funds held by the Escrow Agent hereunder, to authenticate therein the right of the Stockholders to exercise such voting or consent authority in respect of their respective Percentage Interests in the Escrow Shares. The Escrow Agent shall not be responsible for forwarding to any person, notifying any person with respect to, or taking any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Escrow Funds, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights.

5.2      STOCK SPLITS; STOCK DIVIDENDS.

         In the event of any stock split or stock dividend with respect to WiderThan Preferred Stock that becomes effective during the term of this Agreement, the additional shares so issued with respect to the Escrow Shares shall be added to the Escrow Shares and any other references herein to a specific number of shares of WiderThan Preferred Stock or references herein to prices for or the Value Per Share of WiderThan Preferred Stock shall be adjusted accordingly.

5.3      VOTING.

         The Participating Ztango Stockholders shall be entitled to exercise all voting rights and other benefits or rights with respect to the Escrow Shares, including without limitation causing the Escrow Agent to sell such shares at any time following an IPO, for so long as such shares are held by the Escrow Agent.

                           ARTICLE 6 THE ESCROW AGENT

6.1      APPOINTMENT.

         WiderThan and the Stockholder Representative hereby designate and appoint the Escrow Agent as "Escrow Agent" under this Agreement and the Escrow Agent hereby accepts such designation and appointment, subject to all of the provisions of this Agreement.

         (a) Each Interested Party acknowledges and agrees that the Escrow Agent
(i) shall not be responsible for any of the agreements referred to or described herein (including the Acquisition Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Escrow Agreement on its part to be performed, each of which are ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the person or persons designated in Schedule D annexed hereto, and shall have no responsibility for determining the accuracy thereof, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel. The Escrow Agent may act in reliance upon any instructions signed on signature believed by it to be genuine, and may assume that the person or persons designated in Schedule D annexed hereto who give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof, has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.

         (b) The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent's gross negligence or willful misconduct in breach of the terms of this Agreement. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

         (c) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other sub-escrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other sub-escrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other sub-escrow agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct in breach of this Agreement.

         (d) The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document executed between/among the parties hereto, except as may be specifically provided in Schedule D annexed hereto. This Agreement sets forth all of the obligations of the Escrow Agent, and no additional obligations shall be implied from the terms of this Agreement or any other agreement, instrument or document.

         (e) The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel. WiderThan, on the one hand, and the Ztango Stockholders, on the other hand (subject to the $40,000 limitation set forth in Section 6.3), each agrees, jointly and severally, to be responsible, on demand, for the reimbursement of one-half of the Escrow Agent's such legal fees, disbursements and expenses and in addition, the Escrow Agent shall have the right to reimburse itself for such fees, disbursements and expenses from the property held in escrow hereunder.

         (f) The Escrow Agent shall be under no duty to give the property held in escrow by it hereunder any greater degree of care than it gives its own similar property.

         (g) The Escrow Agent shall have no obligation to invest or reinvest the property held in escrow if all or a portion of such property is deposited with the Escrow Agent after 11:00 AM Eastern Time on the day of deposit. Instructions to invest or reinvest that are received after 11:00 AM Eastern Time will be treated as if received on the following business day in New York. The Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to distribute amounts from the escrow property pursuant to the terms of this Agreement. Requests or instructions received after 11:00 AM Eastern Time by the Escrow Agent to liquidate all or any portion of the escrowed property will be treated as if received on the following business day in New York. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the escrowed property, as applicable, provided that the Escrow Agent has made such investment, reinvestment or liquidation of the escrowed property in accordance with their terms, and subject to the conditions of this Agreement.

         (h) In the event of any disagreement between/among any of the parties to this Agreement, or between/among them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the Escrow, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or(ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The Escrow Agent shall have the option, after 30 calendar days' notice to the other parties of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

          (i) In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call back to the person or persons designated in Schedule D annexed hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties agree to notify the Escrow Agent of any errors, delays or other problems within 30 calendar days after receiving notification that a transaction has been executed. If it is determined that the transaction was delayed or erroneously executed as a result of the Escrow Agent's error, the Escrow Agent's sole obligation is to pay or refund such amounts as may be required by applicable law. In no event shall the Escrow Agent be responsible for any incidental or consequential damages or expenses in connection with the instruction. Any claim for interest payable will be at the Escrow Agent's published savings account rate in effect in New York, New York.

         (j) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions the Escrow Agent by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of the Escrow Agent.

6.2      SUCCESSOR.

         The Escrow Agent may at any time resign as Escrow Agent hereunder by giving 30 days prior written notice of resignation to WiderThan and the Stockholder Representative. Prior to the effective date of the resignation as specified in such notice, WiderThan will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Funds to a bank or trust company that WiderThan selects as successor to the

Escrow Agent hereunder, subject to the consent of the Stockholder Representative (which consent shall not be unreasonably withheld or delayed). If, however, WiderThan shall fail to name such a successor escrow agent within 20 days after the date of the notice of resignation from the Escrow Agent, the Stockholder Representative shall be entitled to name such successor escrow agent in its sole discretion. If no successor escrow agent is named by WiderThan or the Stockholder Representative, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

6.3      COMPENSATION, EXPENSES REIMBURSEMENT AND INDEMNIFICATION.

         (a) WiderThan, on the one hand, and the Ztango Stockholders, on the other hand, shall each be responsible for the payment or reimbursement of one-half of the Escrow Agent's compensation for its normal services hereunder in accordance with the attached fee schedule ("Schedule A"), which may be subject to change hereafter on an annual basis; provided, however that the aggregate amount for which the Ztango Stockholders shall be responsible to the Escrow Agent pursuant to this Agreement shall not exceed $40,000.

         (b) WiderThan, on the one hand, and the Ztango Stockholders, on the other hand, shall each be responsible for the reimbursement, on demand, of one-half of the Escrow Agent's costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder; provided, however that the aggregate amount for which the Ztango Stockholders shall be responsible to the Escrow Agent pursuant to this Agreement shall not exceed $40,000.

         (c) WiderThan, on the one hand, and the Ztango Stockholders, on the other hand, shall indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including, but not limited to, attorney's fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent's gross negligence, bad faith, or willful misconduct. Each of WiderThan and the Ztango Stockholders agree to be responsible for one-half of the foregoing indemnification and agreement to hold harmless; provided, however that the aggregate amount for which the Ztango Stockholders shall be responsible to the Escrow Agent pursuant to this Agreement shall not exceed $40,000. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the resignation of the Escrow Agent.

         (d) As a significant portion of the Escrowed Funds consist of Escrow Shares, which may not necessarily be readily liquidated to satisfy the obligations of the Ztango Stockholders pursuant to this Section 6.3, WiderThan shall pay all obligations of

WiderThan and the Ztango Stockholders pursuant to this Section 6.3 until such time as there is an IPO, but upon the earlier of (i) an IPO, or (ii) the Final Distribution Date, WiderThan shall be permitted to recover from the Escrow Funds as a Recoverable Loss the portion of such amounts allocable to the Ztango Stockholders. Upon an IPO, any obligation of the Ztango Stockholders to pay ongoing fees and expenses of the Escrow Agent may be satisfied directly from the Escrowed Funds.

6.4      DISPUTE RESOLUTION.

         Subject to the provisions of Section 2.2 and 3.5 of this Agreement, it is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Funds, or should any claim be made upon the Escrow Agent or the Escrow Funds by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Funds until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America or Korea, as the case may be, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Funds.

                      ARTICLE 7 STOCKHOLDER REPRESENTATIVE

7.1      POWER AND AUTHORITY.

         The Stockholder Representative represents and warrants to WiderThan and the Escrow Agent that the Stockholder Representative has the right, power and authority to enter into and perform this Agreement to the extent set forth in the Acquisition Agreement.

7.2      RESIGNATION; SUCCESSORS.

         The Stockholder Representative, or any successor hereafter appointed, may resign and shall be discharged of the Stockholder Representative's duties hereunder upon the appointment of a successor Stockholder Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of the Stockholder Representative, a successor shall be named from among the Stockholders by a majority of the members of the Board of Directors of Ztango who served on such board immediately prior to the effective time of the Merger and are not then employed by WiderThan. Each such successor Stockholder Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Stockholder Representative, and the term "Stockholder Representative" as used herein shall be deemed to include such successor Stockholder Representative. Notwithstanding the foregoing, until notified in writing by the Stockholders Representative that the Stockholder Representative has resigned the Escrow Agent may act upon the directions, instructions and notices of the Stockholder

Representative named above and, thereafter, upon the directions, instructions and notices of any successor.

                            ARTICLE 8 MISCELLANEOUS

8.1      DEFINITIONS.

Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "AGGREGATE VALUE" at any time shall mean the product of the Value Per Share and the number of Escrow Shares plus the amount of any cash and the value of any other property (including, but not limited to, interest and dividends) then held in escrow pursuant to this Agreement.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized by law or executive order to close.

                  "CLAIMS NOTICE" shall mean a written notice, as prescribed in
         Section 2.2(c) hereof, provided by WiderThan to the Escrow Agent and the Stockholder Representative setting forth in reasonable detail the nature and amount of a Recoverable Loss or potential Recoverable Loss.

                  "FINAL DISTRIBUTION DATE" shall mean the date that is eighteen
         (18) months from the date of the Effective Time.

                  "INITIAL DISTRIBUTION DATE" shall mean the date that is nine
         (9) months from the date of the Effective Time.

                  "LOSS" shall mean any direct or indirect demand, claim, payment, obligation, action or cause of action, assessment, loss, liability, cost or expense, including penalties, interest on any damages or other amount payable to a third party as a result of the foregoing, and any legal or other expense reasonably incurred in connection with investigating or defending any claim or action, whether or not resulting in any liability, and any amount paid in settlement of any claim or action.

                  "RECOVERABLE LOSS" shall mean any Loss for which WiderThan may obtain recovery consistent with the terms of this Agreement and the Acquisition Agreement.

                  "REIMBURSEMENT AMOUNT" shall mean the total value, expressed in U.S. Dollars, that it is ultimately determined WiderThan may recover pursuant to any Claims Notice, as determined in accordance with those procedures set forth in Article 2.

                  "STOCKHOLDER REPRESENTATIVE" shall mean [            ].

                  "VALUE PER SHARE" shall mean $[____.__]; provided, however, that upon the occurrence of an IPO, the Value Per Share of the Escrow Shares shall be the price at which each share of common stock of WiderThan is valued at the time of the Qualified IPO.

                  "ZTANGO STOCK" shall mean the Ztango Series A1 Preferred Stock, Ztango Series A2 Preferred Stock, Ztango Series A3 Preferred Stock, and Ztango common stock, taken together as a whole.

The terms set forth below shall have the meanings ascribed thereto in the referenced sections:


TERM                                    PAGE       TERM                     PAGE
Acquisition Agreement                    1
Agreement                                1
Asserted Liability                       5
Claims Notice                            5
Dispute Notice                           5
Disputed Escrow Cash                     8
Disputed Escrow Funds                    8
Disputed Escrow Shares                   8
Disputed Liability                       5
Effective Time                           1
Eligible Investments                     3
Escrow Agent                             1
Escrow Cash                              1
Escrow Funds                             2
Escrow Shares                            1
Interested Parties                       1
Merger                                   1
Newco                                    1
Non-Purchasing Ztango Stockholders       2
Participating Ztango Stockholders        2
Percentage Interest                      2
Replacement Certificates                 7
Response Period                          5
Stockholder Representative               1
Stockholders                             1
Undisputed Escrow Cash                   8
Undisputed Escrow Funds                  8
Undisputed Escrow Shares                 8
WiderThan                                1
WiderThan Preferred Stock                1
Ztango                                   1


Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Acquisition Agreement.

8.2      TRANSFERABILITY.

         A Stockholder may not transfer any interest in the Escrow Funds or any other right under this Escrow Agreement to any other party, except (i) that in the event of the Stockholder's death and upon written notice from the legal representative of the estate of a deceased Stockholder to the Escrow Agent, the rights of such Stockholder under this Escrow Agreement shall be transferred to the estate of such Stockholder, and subsequently to any beneficiary thereof; or
(ii) to an Affiliate of such Stockholder as permitted by the Articles of WiderThan or the Preferred Stock Investor Rights Agreement

(as defined in the Acquisition Agreement); provided, however, that any such beneficiary or the legal representative of any such estate or such Affiliate shall be bound by the provisions of this Escrow Agreement without taking any further action. The Escrow Agent shall be entitled to treat the legal representative of the estate of such Stockholder, and subsequently any beneficiary thereof, or such Affiliate, as the absolute owner of the rights of such Stockholder under this Escrow Agreement in all respects and shall incur no liability for distributions made in good faith to the legal representatives of such Stockholder or such beneficiary or Affiliate in accordance with the terms of this Escrow Agreement. The contingent right to receive Escrow Funds shall not be transferable by the Stockholders otherwise than by will or by the laws of descent and distribution.

8.3      NOTICES.

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                  If to WiderThan:

                           WiderThan.com Co., Ltd.
                           K1 REIT Bldg. 463
                           Chungjeong-ro, Seodaemun-gu
                           Seoul 120-709, Korea
                           +82-2-2014-5362
                           Facsimile Number: +82-2-2014-5017
                           Attn:  Hoseok Kim

                  with a copy to:

                           Alston & Bird LLP
                           90 Park Avenue
                           New York, NY 11016
                           Attn:  Aydin Caginalp and William Kim
                           Facsimile:  212- 210-9444

                  If to the Stockholder Representative:

                           [                ]
                           Attn:  [         ]
                           Facsimile:

                  with a copy to:

                           [Counsel]
                           Attn:  [         ]
                           Facsimile:

                  If to the Escrow Agent:

                           Escrow Agent
                           Attn:  [         ]
                           Facsimile:

         or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

8.4      GOVERNING LAW.

         This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York as contracts wholly negotiated, executed and to be performed in the State of New York, without regard to the principles of conflicts of law thereof.

8.5      BINDING EFFECT.

         This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

8.6      SEVERABILITY.

         If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain unenforceable in accordance with their terms.

8.7      HEADINGS.

         The headings and subheadings contained in this Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.

8.8      EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

8.9      AMENDMENTS AND WAIVERS.

         This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

8.10     REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating hereto, including (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

8.11     THIRD PARTY BENEFICIARIES.

         Each Stockholder is expressly intended to be a third party beneficiary of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.


                                        WIDERTHAN.COM, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


                                        STOCKHOLDER REPRESENTATIVE


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


                                        ESCROW AGENT


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                   Schedule A

                                  Fee Schedule

                                   Schedule B

                              Percentage Interests

                                   Schedule C

        WiderThan and Stockholder Representative Bank Account Information

                                   Schedule D

                                                                       EXHIBIT 6

                             WIDERTHAN.COM CO., LTD.
                        ACCREDITED INVESTOR QUESTIONNAIRE

     WiderThan.com Co., Ltd. (the "Company") intends to offer and sell its Series B Preferred Stock to certain investors. The securities to be offered will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, in reliance on certain exemptions from registration under the Securities Act and under state law. To support these exemptions, the Company requests that you complete this Accredited Investor Questionnaire to enable the Company to determine whether you qualify as an "accredited investor" pursuant to the provisions of Rule 501(a) of Regulation D under the Securities Act. The information supplied in this Accredited Investor Questionnaire will be disclosed to no one other than officers and agents of the Company without your consent unless it is necessary for the Company to use the information to support the exemptions from registration under the Securities Act and under state law, or as otherwise required by applicable law. By executing this Accredited Investor Questionnaire, you will be acknowledging that you understand that the Company is relying upon the accuracy of the information concerning you and the accuracy of your representations and warranties contained herein in complying with its obligations under applicable securities laws. SECURITIES WILL NOT BE OFFERED OR SOLD TO THE UNDERSIGNED UNTIL A QUESTIONNAIRE HAS BEEN FILLED OUT AS THOROUGHLY AS POSSIBLE. IN THE CASE OF AN INVESTOR THAT IS A PARTNERSHIP, TRUST OR CORPORATION THAT DOES NOT QUALIFY AS AN ACCREDITED INVESTOR, EACH EQUITY OWNER MUST COMPLETE A QUESTIONNAIRE TO DETERMINE ACCREDITED STATUS. This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.

     If you wish to be considered an "accredited investor," you must INITIAL the appropriate paragraphs below that describe the suitability requirement under which you intend to qualify. We may ask you to provide additional information to document the representations initialed, as described within each paragraph. PLEASE INITIAL ALL PARAGRAPHS THAT APPLY. PLEASE NOTE THAT IF THE SECURITIES WILL BE HELD OTHER THAN IN AN INDIVIDUAL'S NAME, THE INFORMATION BELOW SHOULD BE SUPPLIED FOR THE ENTITY WHICH WILL HOLD SUCH SECURITIES.

 ____1.   Individual Net Worth Suitability

          The undersigned represents and warrants that his or her individual net worth or joint net worth with his or her spouse, exceeds $1,000,000.

          This suitability requirement may be selected only by a natural individual(s), and NOT by a corporation, partnership, trust, estate, unincorporated association or other entity.

                                       OR

_____2.   Individual Net Income Suitability

          The undersigned represents and warrants that his or her individual net worth was in excess of $200,000 in each of the two most recent years, or his or her joint income with his or her spouse was in excess of $300,000 in each of those years and he or she reasonably expects his or her net income to reach such level in the current year.

          This suitability requirement may be selected only by a natural individual(s), and NOT by a corporation, partnership, trust, estate, unincorporated association or other entity.

                                       OR

____ 3.   Certain Qualified Organizations:

          The undersigned represents and warrants that it is (check one):

          ____ a. A corporation, partnership, Massachusetts or similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code (tax exempt organization), not formed for the specific purpose of acquiring the Company's Series B Preferred Stock, having total assets in excess of $5,000,000.

          ____ b. A bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Securities Act).

          ____ c. An insurance company (as defined in Section 2(13) of the Securities Act).

          ____ d. An investment company registered under the Investment Company Act of 1940.

          ____ e. A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

          ____ f. A Small Business Investment Company licensed by the U.S. Small Business Administration under Sections 301(c) or (d) of the Small Business Investment Act of 1958.

          ____ g. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

          ____ h. A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Company's Series B Preferred Stock, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the securities offered.

NOTE: If you claim suitability under this paragraph (3), the Company may require that you provide appropriate information supporting your claim to status as a Qualified Organization.

                                       OR

_____4.   Entity Suitability:

          The undersigned represents and warrants that it is a corporation, a partnership, an unincorporated association or other similar entity, and that each owner of an equity interest in the entity satisfies the suitability requirements of either paragraphs (1), (2), or (3) above. An entity may be newly formed for the purpose of purchasing securities.

NOTE: If you claim suitability under this paragraph (4), you must submit a list of each of the owners with an equity interest in the entity, setting forth the address and telephone number and list for EACH such owner the information required under paragraphs (1), (2), or (3) above. These separate pages must be validly signed by or on behalf of each such owner or beneficiary.

                                       OR

_____5.   The undersigned is NOT an Accredited Investor.

     The undersigned represents and warrants that all the information contained herein is complete and accurate and contains no material omissions and may be relied upon by the Company.

     IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Questionnaire on this _____ day of ___________, 2004.

                                   Name of Investing Entity:
                                                             -------------------


                                   By:
                                       -----------------------------------------
                                       (Signature of Authorized Officer)

                                       -----------------------------------------
                                       (Print Name and Title)

                                                                       EXHIBIT 7

                   PREFERRED STOCK INVESTORS RIGHTS AGREEMENT

     This Preferred Stock Investors Rights Agreement (this "Agreement") is entered into as of June 24, 2004 (the "Effective Date") by and among WiderThan.com Co., Ltd., a Korean corporation (the "Company"); the parties listed on Exhibit A as major shareholders (the "Major Shareholders"); Nokia Venture Partners II, LP, a Delaware limited partnership ("NVP") and NVP Affiliates Fund II, LP, a Delaware limited partnership ("NVP Affiliates" and together with NVP, the "Series A Preferred Holders"); and the parties listed on Exhibit B as participating stockholders of Ztango, Inc., a Delaware corporation (collectively, with Mooreland Partners, LLC, the "Series B Preferred Holders"). Capitalized terms not defined herein shall have their respective meanings set forth in the Acquisition Agreement (as defined below).

                                    RECITALS

     WHEREAS, the Company, the Series A Preferred Holders, and the Major Shareholders have entered into that certain Investor Rights Agreement, dated as of May 8, 2002, as amended, setting forth, among other things, the rights and preferences relating to the Series A Preferred Stock (the "Series A Investor Rights Agreement");

     WHEREAS, the Series B Preferred Holders have agreed to purchase from the Company, and the Company has agreed to sell to the Series B Preferred Holders, shares of Series B Preferred Stock (the "Series B Preferred Stock," and together with the Series A Preferred Stock, the "Preferred Stock") on the terms and conditions set forth in that certain Agreement, by and among the Company, WiderThan.com USA, Inc., Ztango, Inc. ("Ztango"), SJ Park, as Agent, and the Participating Ztango Stockholders (as defined therein), dated as of June 28, 2004 (the "Acquisition Agreement");

     WHEREAS, the Acquisition Agreement provides that the Company, the Series A Preferred Holders, the Major Shareholders, and the Series B Preferred Holders enter into this Agreement as a condition precedent to the closing of the sale and purchase of the Series B Preferred Stock; and

     WHEREAS, the Company, the Series A Preferred Holders, and the Major Shareholders wish to terminate the Series A Investor Rights Agreement and replace it with this Agreement;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   INFORMATION RIGHTS.

     1.1 Information and Inspection Rights.

     (a) The Company covenants and agrees that, commencing on the Effective Date, for so long as the Series A Preferred Holders or the Series B Preferred Holders, as the case may be, respectively hold 5% or more of the Company's issued and outstanding shares (on an as converted, fully diluted basis), the Company will (i) deliver to each of the Series A Preferred Holders or Series B Preferred Holders, as the case may be, audited annual financial statements within 90 days after the end of each fiscal year prepared in English with all figures expressed in United States dollars and; (ii) deliver to each of the Series A Preferred Holders, on the one hand, and General Atlantic Partners 64, L.P. ("General Atlantic") and i-Hatch Ventures, LLC ("i-Hatch"), on the other hand, as the case may be, (A) unaudited quarterly financial statements within 45 days of the end of each fiscal quarter prepared in English with all figures expressed in United States dollars; (B) unaudited monthly financial statements within 30 days of the end of each month; (C) an annual budget for the following fiscal year within 30 days prior to the end of the preceding fiscal year; and
(D) copies of all documents or other information sent to any shareholder of the Company in such person's capacity as a shareholder.

     All financial statements to be provided to such Series A Preferred Holders or Series B Preferred Holders, as the case may be, pursuant to this Section 1.1(a)(i) and 1.1(a)(ii)(A) shall be prepared in conformance with Generally Accepted Accounting Principals of Korea applied on a consistent basis (with comments, in the case of audited annual financial statements, on major differences between the application of Generally Accepted Accounting Principals of Korea and the application of generally accepted accounting principles applicable in the United States).

     For purposes of Section 1.1(a)(i), the Company shall be deemed to have satisfied its obligation to provide the financial statements to the Series A Preferred Holders or the Series B Preferred Holders with the dispatch of such financial statements to the respective designee of each of the Series A Preferred Holders and the Series B Preferred Holders designated in accordance with the notice provision of Section 9.1(a) (the "Delivery Recipient"). Immediately upon receipt by the Delivery Recipients of the financial statements provided pursuant to Section 1.1(a)(i), the i-Hatch Delivery Recipient shall deliver such financial statements to each respective holder of at least 74,285 shares of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be. Materials provided to the Series A Preferred Holders, i-Hatch or General Atlantic pursuant to Section 1.1(a)(ii) shall not be forwarded to the remaining Series B Preferred Holders without the express written consent of the Company.

     (b) So long as the Series A Preferred Holders or the Series B Preferred Holders, as the case may be, respectively hold 5% or more of the issued and outstanding shares of the Company, the Company further covenants and agrees that, commencing on the date of this Agreement, such Series A Preferred Holders or Series B Preferred Holders, as the case may be, shall have inspection rights of the facilities, records, books and accounts of the Company, including discussing the business, operations and conditions of the Company with its directors and officers, and to review such information as is reasonably requested.

     (c) For the avoidance of doubt, (i) the Series A Preferred Holders will not have any information rights under Sections 1.1(a) or 1.1(b) at any time after the shares of Series A Preferred Stock (or common shares issued upon conversion thereof) that they hold represent less than 5% of the Company's issued and outstanding shares, and (ii) the Series B Preferred Holders will not have any information rights under Sections 1.1(a) or 1.1(b) at any time after the shares of Series B Preferred Stock (or common shares issued upon conversion thereof) that they hold represent less than 5% of the Company's issued and outstanding shares, in each case on an as converted, fully diluted basis.

2.   REGISTRATION RIGHTS.

     2.1 Applicability of Rights. Each of the Series A Preferred Holders and the Series B Preferred Holders, as the case may be, shall be entitled to the following rights with respect to any potential public offering of shares of the Company's common stock or depositary receipts representing the common stock.

     2.2 Definitions. For purposes of this Agreement:

          (a) Qualified IPO. The term "Qualified IPO" shall mean (i) a bona fide, underwritten public offering of shares of common stock listed on the KOSDAQ or KSE made pursuant to a registration statement filed with the Financial Supervisory Commission in accordance with the Securities and Exchange Act of Korea resulting in proceeds to the Company of at least US$10,000,000 in the aggregate (or the equivalent in Korean Won, using the exchange rate as of the date that such proceeds are actually received by the Company); or (ii) the listing of the Company's common stock, or depository receipts representing such common stock, on the New York Stock Exchange, the NASDAQ stock market or any other "national securities exchange" registered pursuant to Section 6 of the 1934 Act.

          (b) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the United States Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

          (c) Registrable Securities. The term "Registrable Securities" means:
(i) any shares of common stock of the Company to be issued pursuant to conversion of any Preferred Stock issued (A) under the Acquisition Agreement or the Series A Preferred Stock Purchase Agreement, dated as of May 8, 2002, by and among the Company, NVP and NVP Affiliates, and (B) pursuant to the Right of Participation (defined in Section 3 hereof); (ii) any shares of common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Preferred Stock described in clause (i) of this Section 2.2(c); and
(iii) any other shares of common stock of the Company owned or hereafter acquired by the Holder of Registrable Securities described in (i) and (ii) above. Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which the rights granted under this Section 2 are not assigned in accordance with this Agreement or the Registrable Securities are transferred in contravention of this Agreement.

          (d) Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean that number of shares of common stock of the Company that are Registrable Securities then issued and outstanding (including shares that may be issued upon the conversion of any Preferred Stock, based on the then current conversion ratio).

          (e) Holder. The term "Holder" means any person or entity owning Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of such Registrable Securities to whom the rights granted under this Section 2 have been duly assigned in accordance with this Agreement.

          (f) "Shelf Registration Statement" shall mean a registration statement of the Company on Form F-3 (or S-3) pursuant to Rule 415 under the Securities Act, or any successor form registration statement, which covers all of the Registrable Securities requested to be included therein pursuant to the provisions of this Section 2 and all amendments and supplements to such shelf registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

          (g) SEC. The term "SEC" or "Commission" means the United States Securities and Exchange Commission.

     2.3 Demand Registration.

          (a) Request by Holders. At any time after the earlier of (i) July 1, 2005 or (ii) six months after the consummation of a Qualified IPO, upon receipt of a written request from the Holders of at least thirty-five percent (35%) of the Registrable Securities then outstanding, that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and use its reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after the date the Request Notice is dispatched, subject only to the limitations of this Section 2.3; provided, however, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

          (i) if the aggregate amount of the Registrable Securities requested by all Holders to be registered pursuant to such request has a value of less than
(A) US$5,000,000, in the case of the first demand registration pursuant to this
Section 2.3, or (B) US$8,000,000, in the case of the second demand registration pursuant to this Section 2.3;

          (ii) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5, or a registration in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of certain

Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a);

          (iii) if, upon receipt of a registration request pursuant to this
Section 2.3(a), the Company is advised in writing (with a copy to each Initiating Holder (as hereinafter defined)) by a recognized national independent investment banking firm selected by the Company that, in such firm's opinion, a registration at the time and on the terms requested would have a material adverse effect on any subsequent public offering of securities of the Company by the Company (other than in connection with employee benefit and similar plans) (a "Company Offering"), the Company shall not be required to effect a registration pursuant to this Section 2.3(a) until the earlier of (i) 30 days after the completion of such Company Offering, or (ii) promptly after any abandonment of such Company Offering; provided, however, that the periods during which the Company shall not be required to effect a registration pursuant to this Section 2.3(a) together with any periods of suspension under Section 2.3(d) hereof may not exceed 90 days in the aggregate during any period of 12 consecutive months; or

          (iv) in any particular jurisdiction, other than Korea or New York, in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (b) Underwriting. If the Holders initiating the registration request under this Section 2.3 ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwritten offering, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.3(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting pursuant to the terms of the underwritten offering set forth therein and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

          (c) Maximum Number of Demand Registrations. The Company shall be obligated to effect no more than two (2) demand registrations pursuant to this
Section 2.3.

          (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.3, a certificate signed by a Representative Director of the Company stating that in the good faith judgment of the board of directors of the Company (the "Board"), it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such registration of the Registrable Securities required to be registered by the Initiating Holders for a period of not more than ninety
(90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

          (e) Expenses. All expenses incurred in connection with any registration pursuant to this Section 2.3, including without limitation all United States federal, "blue sky" and all foreign registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.3 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriter(s) or brokers, and the Holders' legal fees, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 2.3.

          2.4 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within twenty (20) days after the date of receipt of the above-described notice by the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the

Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. If, at any time after giving written notice of the Company's intention to effect a registration triggering the rights of the Holders of Registrable Securities under this Section 2.4 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities, the Company may, with the consent of Holders of a majority of the Registrable Securities proposed to be included in the registration, give written notice of such determination to the Holders and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such equity securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided herein).

          (a) Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder's participation in such underwriting pursuant to the terms of the underwritten offering set forth therein and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including up to seventy percent (70%) of the Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company, which shall be defined to mean those entities in which the Company directly or indirectly owns or controls in excess of 50% of the equity securities or voting power) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

          For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

          (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.4 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation all United States federal, "blue sky" and all foreign registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company and counsel for the Holders, shall be borne by the Company.

          (c) Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

     2.5 Shelf Registration. In case the Company shall receive from any Holder or Holders of at least thirty-five percent (35%) of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on a Shelf Registration Statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

          (a) Notice. Give, within 10 business days of the receipt by the Company of the request to effect a Shelf Registration Statement, written notice of the proposed shelf registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of the notice provided by the Company pursuant to this Section 2.5; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

               (i) if Form F-3 (or S-3), or any successor form approved by the SEC, is not available to the Company for such offering;

               (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,000,000;

               (iii) if the Company shall furnish to the Holders a certificate signed by a Representative Director of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Shelf Registration Statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.5;

               (iv) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a); or

               (v) in any particular jurisdiction, other than Korea or New York, in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Expenses. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.5, (excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including without limitation United States federal, "blue sky" and all foreign registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company and counsel for the Holders.

          (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a Shelf Registration Statement pursuant to this Section 2.5, a certificate signed by a Representative Director of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

          (e) Not Demand Registration. Registrations pursuant to this Section
2.5 shall not be deemed to be demand registrations as described in Section 2.3.

          (f) Maximum Number of Shelf Registrations. The Company shall be obligated to effect not more than two (2) registrations pursuant to this Section
2.5 per calendar year.

     2.6 Termination or Satisfaction of the Company's Obligations.

          (a) The Company shall have no obligations pursuant to Sections 2.3,
2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.3, 2.4 or 2.5 upon the earlier of
(i) three (3) years after consummation of a Qualified IPO, or (ii) if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

          (b) Any other provision of this Section 2 notwithstanding, the Company may satisfy its obligations under this Section 2 by conducting an initial public offering in Korea or, upon receiving notice of a demand for registration pursuant to under Sections 2.3 or 2.5, promptly effecting a comparable registration under the Securities and Exchange Act of Korea, in each case so long as such initial public offering or registration provides the Holders of Registrable Securities the ability to sell the Registrable Securities in Korea without regard to volume limitations or similar restrictions.

     2.7 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) as soon as is reasonably practicable, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective as soon as is reasonably practicable, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 90 days or, if earlier, until the disposition contemplated in the Registration Statement has been completed;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

          (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) cause all such Registrable Securities registered pursuant to this
Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

          (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 2, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would:

          (i) in the good faith judgment of the Board of the Company, materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of the Company has authorized negotiations;

          (ii) in the good faith judgment of the Board of the Company, materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

          (iii) in the good faith judgment of the Board of the Company, require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company's subsidiaries or affiliates).

          In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days during which the effectiveness of such registration statement was suspended.

     2.8 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.2.9

     2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Securities Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person provided further, however, that the foregoing indemnity obligation arising out of any prospectus shall not inure to the benefit of any Holder or underwriter or other person who would otherwise be entitled to such indemnity if, in advance of any prospectus delivery requirement, a copy of the most current prospectus (with written instructions regarding such prospectus delivery requirement) was made available to but was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to the person asserting losses, claims, damages or liabilities giving rise to the request for indemnity, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 2.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 2.9(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

          (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

          2.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on a Shelf Registration Statement, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of a Qualified IPO;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

          (c) furnish to any Holder forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to a Shelf Registration Statement (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     2.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act, and (d) no such assignment shall be permitted if the effect would be to extend the time period of any Company obligations pursuant to this Section 2.

     2.12 Sole Registration Rights. The Company represents, warrants, and covenants that (a) except as contained in this Agreement, there are no registration rights with respect to any securities of the Company outstanding for the benefit of any person or entity; (b) except pursuant to the approval procedures set forth in Section 6.4(b), the Company will not grant any registration rights with respect to any issued and outstanding shares as of the date of this Agreement, and (c) to the extent that the Company grants registration rights to any holders of securities of the Company issued after the date hereof, the registration rights of the Series A Preferred Holders and Series B Preferred Holders granted herein shall be automatically amended to have terms at least as favorable.

3. RIGHT OF PARTICIPATION.

     3.1 General. Each holder of the Series A Preferred Stock, each holder of the Series B Preferred Stock, and each of the Major Shareholders (each, a "Participation Rights Holder") shall have the right of participation to purchase its Pro Rata Share (as defined in Section 3.2), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the Effective Date (the "Right of Participation").

     3.2 Pro Rata Share. A Participation Rights Holder's "Pro Rata Share" for purposes of the Right of Participation is the following ratio:

     [(the number of equity shares of the Company held by such Participation Rights Holder, assuming full conversion of the Preferred Stock held by such Participation Rights Holder, if such Participation Rights Holder is a holder of the Preferred Stock)] divided by (all equity shares of the Company issued and outstanding, assuming full conversion of all Preferred Stock issued and outstanding at the time of issuance of the New Securities by the Company, but excluding shares issuable upon the exercise of outstanding options)

     3.3 New Securities. "New Securities" shall mean any preferred stock or any other equity and equity-related securities of the Company, whether now authorized or not, and rights, options or warrants to purchase such preferred stock or securities of any type whatsoever that are, or may become, convertible or exchangeable into such preferred stock or other securities of the Company, provided, however, that the term "New Securities" shall not include:

          (a) up to 1,272,857 shares of the Company's common stock (inclusive of options or warrants therefore), taking into account stock splits, stock dividends or other similar event, issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or incentive plans approved by the Board or the shareholders, as the case may be;

          (b) any shares of the Series A Preferred Stock issued under the Series A Preferred Stock Purchase Agreement, as such agreement may be amended from time to time;

          (c) any shares of the Series B Preferred Stock issued under the Acquisition Agreement, as such agreement may be amended from time to time;

          (d) any securities issued in connection with any stock split, stock dividend or other similar event in which the Participation Rights Holders are entitled to participate according to their Pro Rata Share;

          (e) any securities issued upon the exercise, conversion or exchange of any outstanding convertible securities, options (including the 1,272,857 shares of common stock described in subsection (a) of this Section 3.3 in connection with bona fide employment-related share purchase or option plans) or warrants;

          (f) any securities issued pursuant to the acquisition of another corporation or entity by the Company or any of its subsidiaries by consolidation, merger, purchase of assets or businesses, or other reorganization approved pursuant to the procedures set forth in Section 6.4(b); or

          (g) any securities issued pursuant to a Qualified IPO.

     3.4 Procedures. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the "Participation Notice"), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities.

     The Participation Rights Holders shall have 20 calendar days, from the date (the "Dispatch Date") that is the latest date of receipt of the Participation Notice by any of the Series A Preferred Holders, i-Hatch, or General Atlantic, to agree in writing to purchase the Participation Rights Holders' Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein (i) the quantity of New Securities to be purchased (not to exceed the Participation Rights Holder's Pro Rata Share), and (ii) such additional quantity of New Securities the Participation Rights Holder desires to purchase should any other Participation Rights Holder fail to elect to purchase its entire Pro Rata Share. If a Participation Rights Holder fails to so agree in writing within such 20 calendar days to purchase such Participation Rights Holder's full Pro Rata Share of an offering of New Securities, then the Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase and such forfeiting Participation Rights Holder's Pro Rata Share (or portion thereof) may instead be subscribed for by the other Participation Rights Holders that elected to subscribe for amounts in excess of their Pro Rata Share (such forfeited amount to be divided among them in accordance with their relative Pro Rata Shares up to the amount for which they indicated a willingness to oversubscribe). Each Participation Rights Holder shall purchase the portion it has elected concurrently with the closing of the transaction triggering the Right of Participation.

     3.5 Failure to Exercise. Upon the expiration of such 20 calendar day period, the Company shall be permitted to issue the New Securities described in the Participation Notice (with respect to which a Participation Rights Holder's rights hereunder were not exercised) subject to the decision of the Board but in any case at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the Participation Notice.

4. RIGHT OF FIRST OFFER AND CO-SALE.

     4.1 Rights of First Offer. (a) Prior to a Qualified IPO, if any of the holders of the Series A Preferred Stock or the Series B Preferred Stock, or any of the Major Shareholders, as the case may be (each, a "First Offer Holder"), proposes to sell, assign, pledge, hypothecate, transfer or otherwise dispose of any shares (the "Offered Stock") of the Company then held by it (each, a "Selling Party"), then the Selling Party shall promptly give written notice (the "Offer Notice") to the Company. Upon delivery of the Offer Notice, the Company shall dispatch and forward such

Offer Notice, within 3 business days of receipt thereof, on behalf of the Selling Party, to each holder of the Preferred Stock and to each Major Shareholder (the "Non-Selling Parties"), except for such Selling Party. For purposes of this Section 4, the date that is the latest date of receipt of the Offer Notice by any of the Series A Preferred Holders, i-Hatch, or General Atlantic shall be referred to as the "Offer Notice Dispatch Date." The Offer Notice shall (i) specify the number of shares of Offered Stock, the amount and type of consideration proposed to be received for such shares, and the other material terms on which the Selling Party proposes to sell, assign, pledge, hypothecate, transfer or otherwise dispose of the Offered Stock and (ii) contain the following offer:

          The Selling Party shall offer to sell (the "First Option") to the Company, and to the extent permitted by Korean law the Company shall have the right to purchase (the parties expressly acknowledging that such purchase by the Company is not currently permitted under Korean law but may be in the future), the Offered Stock at the same price per share and for consideration consisting of (x) cash equal to the amount of cash proposed to be paid by a proposed transferee and (y) if any of the consideration to be paid by a proposed transferee is non-cash consideration, either the same non-cash consideration or, at the election of the Company, cash having an equivalent value to the non-cash consideration proposed to be paid by a proposed transferee. The determination of equivalent value required by the preceding sentence, as well as the decision whether or not the Company will exercise the First Option, in any particular instance shall be made by a committee of the Board of the Company consisting of all directors other than any Board member designated by the Selling Party (provided, however, that upon a transfer by SK Telecom Co., Ltd., none of Jin Woo So, Sang Jun Park, Dong Jin Lee or Hoseok Kim shall be considered directors designated by SK Telecom Co., Ltd.) utilizing any method and/or advisory assistance it deems appropriate, and the Company shall give the Selling Party and the First Offer Holders written notice of such determination within fifteen
(15) days of the Offer Notice Dispatch Date (the "First Option Acceptance Period"). Notwithstanding the foregoing, in the event the Selling Party disputes the determination of equivalent value made pursuant to the immediately preceding sentence, the Company shall engage a nationally recognized investment banking firm (or other firm as is mutually acceptable to the Company and the Selling Party) to recompute the equivalent value of the non-cash consideration offered by the Company pursuant to the First Option, it being understood that the fees and expenses of such investment banking firm shall be paid one-half by the Company and one-half by the Selling Party, and the investment banking firm's method of calculation of equivalent value shall be used in determining the amount of non-cash consideration permitted to be paid by the Company pursuant to the First Option or by the First Offer Holders pursuant to the Second Option (in each case, as defined below). If the Company (A) fails to notify the Selling Party in writing during the First Option Acceptance Period that it elects to accept the First Option or (B) by written notice during the First Option Acceptance Period rejects the First Option in whole or in part, the Selling Party shall offer to sell (the "Second Option") the Offered Stock not to be so purchased to the First Offer Holders based on their Proportionate Percentage (as defined below) at the same price per share and for consideration consisting of
(x) cash in an amount equal to the amount of cash proposed to be paid by the proposed transferee and (y) cash or non-cash consideration, if any, having an equivalent value (determined as provided above) with the non-cash consideration proposed to be paid by the proposed transferee. For purposes of this Agreement, "Proportionate Percentage" shall mean, as to each holder, the number of equity shares of the Company held by each Non-Selling Party, assuming full conversion of the Preferred Stock held by the Non-Selling Party, if the Non-Selling Party is the holder of the Preferred Stock divided by (the number of equity shares of the Company held by all Non-Selling Parties, assuming full conversion of the Preferred Stock held by all Non-Selling Parties).

          During the period from fifteen (15) days through thirty days (30) days from the Offer Notice Dispatch Date (the "Second Option Acceptance Period"), each First Offer Holder may offer to accept all or a portion of the Offered Stock offered under the Second Option by giving written notice to the Selling Party. In the event that the First Offer Holders offer to accept for purchase an aggregate number of Offered Stock that exceeds the total number shares of Offered Stock provided under the Second Option, then each First Offer Holder shall initially be entitled to purchase the lesser of (i) that number of shares of Offered Stock such First Offer Holder desires to purchase under the Second Option, and (ii) such First Offer Holder's Proportionate Percentage. If the First Option and/or the Second Option, as the case may be, is accepted in a manner such that all or a portion of the Offered Stock covered by the Offer Notice are to be purchased, the Selling Party shall transfer such purchased shares (free of all liens and encumbrances except this Agreement, all as reasonably determined by the Company) to the respective purchasers thereof within twenty (20) days after the date such offer is accepted by the Company and/or First Offer Holders, whichever is later, against delivery by the purchaser of the consideration payable to the Selling Party as set forth in the Offer Notice; provided that, if the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") or any other banking or regulatory approvals are applicable to the First Option or the Second Option, such date shall be extended to the date which is five business (5) days after the date on which the HSR waiting period expires or is terminated and/or the applicable banking or other regulatory approvals are obtained.

          (b) After giving effect to the transactions set forth in Section 4.1(a) above, to the extent any Offered Stock contained in the Offer Notice has not been accepted, the Selling Party may transfer, subject to the provisions of this Agreement, all such unaccepted shares to the proposed transferee on terms no more favorable than the terms of such transfer set forth in the Offer Notice at any time within 90 days after the expiration of the Second Option Acceptance Period (the "Transfer Period"). To the extent the Selling Party transfers all or any portion of the Offered Stock so offered for sale during the Transfer Period, the Selling Party shall promptly notify the Company, and the Company shall promptly notify the First Offer Holders, as to (i) the number of shares, if any, that the Selling Party then owns, (ii) the number of shares that the Selling Party has sold, (iii) the terms of such transfer and (iv) the name of the owner(s) of any shares of Offered Stock sold. In the event that all of the Offered Stock is not sold by the Selling Party during the Transfer Period, the right of the Selling Party to transfer such unsold shares shall expire and the obligations of this Section 4.1 shall be reinstated; provided, however, that, in the event that the Selling Party determines, at any time during the Transfer Period, that the sale of all of the Offered Stock on the terms set forth in the Offer Notice is impractical, the Selling Party may terminate the attempt to transfer the Offered Stock as set forth in this Section 4.1(b) and reinstate the procedure provided in this Section 4.1 without waiting for the expiration of the Transfer Period. Consistent with Section 4.4, any transferee shall be required to agree to be bound by the terms of this Agreement in order for such transfer to be effective.

     4.2 Co-Sale Rights. Prior to a Qualified IPO, to the extent a holder of the Series A Preferred Shares or Series B Preferred Shares, as the case may be (a "Co-Sale Rights Holder"), does not exercise its right of first offer as to the Offered Stock pursuant to Section 4.1, then such Co-Sale Rights Holder shall have the right, exercisable upon written notice (the "Co-Sale Notice") to the Company and the Major Shareholders within 15 days of the Offer Notice Dispatch Date, to participate in a sale or transfer of shares by the Major Shareholders to third parties, in the following manner:

          (a) in each case where such sale to third parties would not result in the Major Shareholders' holding in the aggregate less than fifty percent (50%) of the sum of (i) the number of shares of the Company held by Major Shareholders as of the date hereof and (ii) the number of shares of the Company acquired by Major Shareholders after the date hereof and until immediately prior to the date of the Notice, then each Co-Sale Rights Holder shall have the right to sell pro rata shares based on following formula:

          the aggregate number of shares of Offered Stock set forth in the Notice multiplied by the number of shares owned by the Co-Sale Rights Holder (assuming full conversion of the Preferred Stock held by the Co-Sale Rights Holder) divided by the sum of number of shares owned (assuming full conversion of the Preferred Stock) by the Series A Preferred Holders, the Series B Preferred Holders and the Major Shareholders.

          (b) in the case where such sale to third parties would result in the Major Shareholders' holding in the aggregate less than fifty percent (50%) of the sum of (i) the number of shares of the Company held by Major Shareholders as of the date hereof and (ii) the number of shares of the Company acquired by Major Shareholders after the date hereof and until immediately prior to the date of the Notice, then each Co-Sale Rights Holder shall have the right to sell all of its shares to such third parties.

     4.3 Fractional Shares. Fractional shares shall be disregarded under this
Section 4.

     4.4 Non-Exercise of Rights. To the extent the Non-Selling Parties do not elect to exercise its rights under Sections 4.1 or 4.2, the Selling Party may, not later than 90 days of the Offer Notice Dispatch Date, conclude a transfer of the Offered Stock with such third party on terms and conditions not more favorable to the transferor than those described in the Offer Notice and in such case, such third party shall be required to agree to be bound by the terms of this Agreement in order for such transfer to be effective. Any proposed transfer on terms and conditions more favorable than those described in the Offer Notice, as well as any subsequent proposed transfer of any shares of stock by the Selling Party, shall again be subject to the rights of first offer and co-sale rights of Sections 4.1 and 4.2.

     4.5 Prohibited Transfers.

          (a) In the event that any of the Major Shareholders should sell any shares in contravention of Sections 4.1 or 4.2 (a "Major Shareholder Prohibited Transfer"), the holders of the Preferred Stock, in addition to such other remedies as may be available at law, in equity or hereunder, shall each have the put option provided below, and such Major Shareholder (the "Transferring Major Shareholder") shall be bound by the applicable provisions of such option.

          (b) In the event of a Major Shareholder Prohibited Transfer, the holders of the Preferred Stock shall have the right to sell to the Transferring Major Shareholder the type and number of shares that each holder of Preferred Stock would have been entitled to transfer to the purchaser under Section 4.2 hereof had the Major Shareholder Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

               (i) The price per share at which the shares are to be sold to the Transferring Major Shareholder shall be equal to the price per share paid by the purchaser to the Transferring Major Shareholder in the Major Shareholder Prohibited Transfer. The Transferring Major Shareholder shall also reimburse the holders of the Preferred Stocks for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the rights of each holder of the Preferred Stock under Section 4.5.

               (ii) Within ninety (90) days after the earlier of the dates on which a holder of the Preferred Stock (1) received notice of the Major Shareholder Prohibited Transfer or (2) otherwise become aware of the Major Shareholder Prohibited Transfer, such holder of the Preferred Stock shall, if exercising the option created hereby, deliver to the Transferring Major Shareholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

               (iii) The Transferring Major Shareholder shall, concurrently with the receipt of the certificate or certificates for the shares to be sold by a holder of the Preferred Stocks, pursuant to this subparagraph 4.5(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 4.5(b)(i), in cash or by other means acceptable to such holder of the Preferred Stocks.

          (c) In the event any of the holders of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, should sell any shares in contravention of Section 4.1 (a "Preferred Stock Holder Prohibited Transfer"), the Major Shareholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall be entitled to receive from such transferring holder of the Series A Preferred Stock or Series B Preferred Stock, as the case may be, liquidated damages equal to the total sale amount received by such holder in connection with such Preferred Stock Holder Prohibited Transfer.

     4.6 Permitted Transfers. The restrictions set forth in this Section 4 shall not apply with respect to (a) any transfer of shares among the Major Shareholders and/or to its "affiliates" (as such term is determined by the Korean Fair Trade Commission pursuant to Article 2 of the Monopoly Regulation and Fair Trade Act, as set forth in Exhibit C hereto) (the "Affiliate Transfers"), provided, however, the affiliate transferees agree to execute relevant documents and be bound by the terms and conditions applicable to the Selling Party under this Agreement; (b) to any pledge, transfer or disposition of any shares in satisfaction of claims asserted pursuant to the Acquisition Agreement or any escrow agreement executed in connection therewith, or (c) any transfer of shares of Series B Preferred Stock by Mooreland Partners LLC to any Series B Preferred Holder as of the date hereof.

5. OTHER RIGHTS OF THE PREFERRED STOCK.

     5.1 Liquidation Preference.

          In the event of any voluntary or involuntary liquidation, or dissolution of the Company, (a) each holder of the Series A Preferred Stock then outstanding shall be entitled to be paid an amount equal to 4,550 Won multiplied by the number of Series A Preferred Stock owned by such holder of Series A Preferred Stock plus any declared but unpaid dividends on the Series A Preferred Stock (the "Series A Liquidation Preference") and (b) each holder of the Series B Preferred Stock then outstanding shall be entitled to be paid an amount equal to the greater of (i) [KRW ____________ (US$ 25 MILLION TIMES THE KRW/USD EXCHANGE RATE EQUAL TO THE AVERAGE OF THE "TT BID" AND "TT SALE" PRICES AVERAGED OVER THE 30 DAYS ENDING AS OF THE DATE OF THIS AGREEMENT, AS PUBLISHED BY THE KOREA EXCHANGE BANK) DIVIDED BY TOTAL NUMBER OF SHARES OF SERIES B PREFERRED STOCK] multiplied by the number of Series B Preferred Stock owned by such holder of Series B Preferred Stock plus any declared but unpaid dividends on the Series B Preferred Stock (the "Series B Liquidation Preference") or (ii) what such holder would have received at the time of such liquidation or dissolution assuming conversion of the Series B Preferred Stock at the then applicable conversion ratio, pari passu, out of the assets or surplus funds of the Company available for distribution to its shareholders ("Distributable Assets") before any payment shall be made to the holders of any other class of shares by reason of their ownership thereof; provided, however, that (i) in the event of stock split or bonus issuance with respect to the Series A Preferred Stock or the Series B Preferred Stock, as the case may be (each, a "Downward Adjustment Event"), each time there is a Downward Adjustment Event, the foregoing price of the Preferred Stock shall be downwardly adjusted, taking into account the number of shares of Preferred Stock increased as a result of the Downward Adjustment Event; and (ii) in the event of reverse stock split or consolidation with respect to the Series A Preferred Stock or the Series B Preferred Stock, as the case may be (each, an "Upward Adjustment Event"), each time there is an Upward Adjustment Event, the foregoing price of the Preferred Stock shall be upwardly adjusted, taking into account the number of shares of Preferred Stock decreased as a result of the Upward Adjustment Event. After the payment of all preferential amounts required to be paid to the holders of the Preferred Stock upon the voluntary or involuntary liquidation, or dissolution of the Company, all of the remaining Distributable Assets shall be distributed ratably among the holders of the Company's common stock.

          In the event that the Distributable Assets are insufficient to pay both the Series A Liquidation Preference and the Series B Liquidation Preference, then the Distributable Assets shall be allocated among the holders of the Series A Preferred Stock and the Series B Preferred Stock according to the following formulas:

          For each holder of the Series A Preferred Stock: Distributable Assets multiplied by the Series A Liquidation Preference associated with such Holder's Series A Preferred Stock divided by the sum of the aggregate Series A Liquidation Preference and the aggregate Series B Liquidation Preference.

          For each holder of the Series B Preferred Stock: Distributable Assets multiplied by the Series B Liquidation Preference associated with such Holder's Series B Preferred Stock divided by the sum of the aggregate Series A Liquidation Preference and the aggregate Series B Liquidation Preference.

     5.2 Voluntary Redemption.

          (a) Redemption of the Series A Preferred Stock. To the extent permissible under Korean law and in accordance with the redemption provisions in the Company's Articles of Incorporation (the "Articles"), beginning from May 8, 2005 ("Series A Redemption Date"), the holders of Series A Preferred Stock shall be permitted to redeem the Series A Preferred Stock at a price of 5,180 Won per share; provided, however, that (i) each time there is a Downward Adjustment Event, the foregoing price of the Series A Preferred Stock shall be downwardly adjusted, taking into account the number of shares of Series A Preferred Stock increased as a result of the Downward Adjustment Event; and (ii) each time there is an Upward Adjustment Event, the foregoing price of the Series A Preferred Stock shall be upwardly adjusted, taking into account the number of shares of Series A Preferred Stock decreased as a result of the Upward Adjustment Event. The redemption right by the holders of the Series A Preferred Stock under this
Section 5.2(a) shall terminate on the 10th anniversary of the Series A Redemption Date.

          (b) Redemption of the Series B Preferred Stock. To the extent permissible under Korean law and in accordance with the redemption provisions in the Company's Articles, beginning from the earlier of (i) the third anniversary of the Closing Date or (ii) the date upon which any shares of the Series A Preferred Stock are redeemed, each of the holders of Series B Preferred Stock shall be permitted to cause the Company to redeem its Series B Preferred Stock as set forth below. The redemption right by the holders of the Series B Preferred Stock under this Section 5.2(b) shall terminate 10 years from the date of issuance of the Series B Preferred Stock ("Redemption Deadline").

               (1) If the Series B Preferred Stock is redeemed on or prior to the third anniversary of the Closing Date, such Series B Preferred Stock shall be redeemed by the Company at a price of 5,180 Won per share; provided, however, that (i) each time there is a Downward Adjustment Event, the foregoing price of the Series B Preferred Stock shall be downwardly adjusted, taking into account the number of shares of Series B Preferred Stock increased as a result of the Downward Adjustment Event; (ii) each time there is an Upward Adjustment Event, the foregoing price of the Series B Preferred Stock shall be upwardly adjusted, taking into account the number of shares of Series B Preferred Stock decreased as a result of the Upward Adjustment Event and (iii) if less than one hundred percent (100%) of the Series A Preferred Stock is being redeemed, the Company shall be required to redeem only the same percentage of Series B Preferred Stock, with each Series B Preferred Holder able to redeem a number of shares equal to such percentage of the Series B Preferred Holder's total number of shares of Series B Preferred stock. For the avoidance of doubt, no interest shall accrue under Section 5.2(b)(2) on any amount redeemed on or prior to the third anniversary of the Closing Date.

               (2) If the Series B Preferred Stock is redeemed after the third anniversary of the Closing Date, such Series B Preferred Stock shall be redeemed by the Company at a price of [KRW ____________ (US$ 21.06 MILLION TIMES THE KRW/USD EXCHANGE RATE EQUAL TO THE AVERAGE OF THE "TT BID" AND "TT SALE" PRICES AVERAGED OVER THE 30 DAYS ENDING

AS OF THE DATE OF THIS AGREEMENT, AS PUBLISHED BY THE KOREA EXCHANGE BANK) DIVIDED BY TOTAL NUMBER OF SERIES B PREFERRED STOCK] per share (the "Series B Redemption Amount"); provided, that (i) each time there is a Downward Adjustment Event, the Series B Redemption Amount of the Series B Preferred Stock shall be downwardly adjusted, taking into account the number of shares of Series B Preferred Stock increased as a result of the Downward Adjustment Event; and (ii) each time there is an Upward Adjustment Event, the Series B Redemption Amount of the Series B Preferred Stock shall be upwardly adjusted, taking into account the number of shares of Series B Preferred Stock decreased as a result of the Upward Adjustment Event.

                    (A) Timing of Redemption. If the Series B Preferred Stock is redeemed after the third anniversary of the Closing Date ("Third Anniversary Redemption Date"), each holder of Series B Preferred Stock shall be entitled to redeem one-third (1/3) of the Series B Preferred Stock (together with any accrued interest thereon pursuant to subsection (B) below of this Section 5.2(b)(2)), held by such holder of the Series B Preferred Stock as of the Closing Date, during each twelve-month period following the Third Anniversary Redemption Date up to the Redemption Deadline.

                    (B) Additional Interest on Redemption Amount. Payment-in-kind, or "PIK," interest shall accrue at an annual rate of 4.42% on two-thirds (2/3) (no interest shall accrue on the remaining one-third (1/3) Series B Redemption Amount) of the Series B Redemption Amount (together with any interest accrued thereon, the "2/3 Redemption Amount") beginning on the Third Anniversary Redemption Date and ending on the first anniversary thereof ("Fourth Anniversary Redemption Date"). Interest on one-half (1/2) of the 2/3 Redemption Amount shall accrue at an annual rate of 4.42% beginning on the date following the Fourth Anniversary Redemption Date and ending on the first anniversary thereof. No interest shall accrue on any Series B Redemption Amount after the second anniversary of the Third Anniversary Redemption Date.

          (c) In the event that the Company does not have sufficient dividendable profits available for distribution in accordance with applicable law to pay both the Series A Redemption Amount and the Series B Redemption Amount, then the dividendable profits shall be allocated among the holders of the Series A Preferred Stock and the Series B Preferred Stock according to the following formulas, and no payment or distribution shall be made to the holder of any junior securities until the Series A and Series B Redemption Amounts are satisfied in full:

          For each holder of the Series A Preferred Stock: such dividendable profits multiplied by the Series A Redemption Amount associated with such Holder's Series A Preferred Stock divided by the sum of the aggregate Series A Redemption Amount and the aggregate Series B Redemption Amount.

          For each holder of the Series B Preferred Stock: such dividendable profits multiplied by the Series B Redemption Amount associated with such Holder's Series B Preferred Stock divided by the sum of the aggregate Series A Redemption Amount and the aggregate Series B Redemption Amount.

In addition, to the extent legally permitted and so long as such redemption election occurs on or after the Third Anniversary Redemption Date, PIK interest shall accrue on any amount that the

Company fails to redeem under Section 5.2 or Section 5.5 pursuant to the procedures set forth in Section 5.8 at a rate equal to twice the United States prime rate, as published by the Wall Street Journal on the date of the notice of redemption.

     5.3 Conversion Rights. Each holder of the Series A Preferred Stock and the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Each share of Preferred Stock shall be convertible, at the option of each holder of the Series A Preferred Stock or the Series B Preferred Stock, at any time after the date of the issuance of such shares, into one share of common stock of the Company, as such conversion ratio or price may be adjusted from time to time in accordance with the conversion provisions in the Articles.

          (b) Each share of the Series A Preferred Stock or the Series B Preferred Stock, shall be automatically converted into one (1) share of common stock of the Company, as such conversion may be adjusted from time to time in accordance with the conversion provisions in the Articles, in the event of (i) the completion of a Qualified IPO, or (ii) upon consent of a majority of holders of the Series A Preferred Stock (in the case of the Series A Preferred Stock) and a majority of holders of the Series B Preferred Stock (in the case of the Series B Preferred Stock). For the avoidance of doubt, for purposes of this
Section 5.3(b), (i) the consent of a majority of holders of the Series A Preferred Stock shall be deemed sufficient to convert all shares of the Series A Preferred Stock then outstanding and (ii) the consent of a majority of holders of the Series B Preferred Stock shall be deemed sufficient to convert all shares of the Series B Preferred Stock then outstanding.

          (c) Regarding the Preferred Stock, in the event the Company shall issue New Securities without consideration or for a consideration per share less than 4,550 Won (taking into account stock splits, stock dividends and other similar events), then and in such event, the conversion ratio for the Preferred Stock shall be adjusted in accordance with the Articles.

     5.4 Dividend Rights. To the extent permissible under Korean law and in accordance with the Articles, each holder of the Series A Preferred Stock or the Series B Preferred Stock shall be entitled pari passu to an annual per share dividend equal to 30% of the par value of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be ("Dividend Preference Amount"), payable when and if declared by the Board and the shareholders' meeting of the Company. The dividends shall not be cumulative and shall be paid prior to payment of any dividend with respect to the common stock. After payment of the preferential dividend to the holders of the Preferred Stock, any further dividends would be paid pari passu to the holders of the Preferred Stock and common stock on a pro rata basis. In the event that the distributable profits of the Company are insufficient to cover the Dividend Preference Amount of the holders of both the Series A Preferred Stock and the Series B Preferred Stock, then such distributable profits shall be allocated among the holders of the Series A Preferred Stock and the Series B Preferred Stock on a pro rata basis. For purposes of dividends on the shares of common stock issued upon conversion of the Preferred Stock, it shall be deemed that such shares of common stock was issued at the end of the immediately preceding fiscal year of the Company.

     5.5 Redemption Right Upon Sale.

          (a) To the extent permissible under Korean law and in accordance with the provisions in the Articles, in the event of a Sale (as defined below), the holders of Series A Preferred Stock shall be entitled to cause the Company to redeem the Series A Preferred Stock at the greater of (i) KRW 4,550 per share plus the amount calculated by annual rate of 4.42% from the Closing Date to the date of redemption; provided, however, that (A) each time there is a Downward Adjustment Event, the foregoing price of the Series A Preferred Stock shall be downwardly adjusted, taking into account the number of shares of Series A Preferred Stock increased as a result of the Downward Adjustment Event; and (B) each time there is an Upward Adjustment Event, the foregoing price of the Series A Preferred Stock shall be upwardly adjusted, taking into account the number of shares of Series A Preferred Stock decreased as a result of the Upward Adjustment Event, or (ii) what such holder would have received in connection with the Sale assuming conversion of the Series A Preferred Stock at the then applicable conversion ratio. For purposes of this Section 5.5, a "Sale" shall mean (i) a sale of all or substantially all assets of the Company, (ii) a change of control of the Company, or (iii) merger or consolidation of the Company. For purposes of this Section 5.5, a "change of control" shall mean a transfer of outstanding equity securities representing in excess of 50% of the voting power of the Company but shall not include any transfer of shares among the Major Shareholders and/or to its "affiliates" (as such term is determined by the Korean Fair Trade Commission from time to time); provided, however, the affiliate transferees agree to execute relevant documents and be bound by the terms and conditions applicable to the transferor under this Agreement.

          (b) To the extent permissible under Korean law and in accordance with the provisions in the Articles, in the event of a Sale (as defined below), the holders of Series B Preferred Stock shall be entitled to cause the Company to redeem the Series B Preferred Stock at the greater of (i) [US$ 18.5 MILLION TIMES THE KRW/USD EXCHANGE RATE EQUAL TO THE AVERAGE OF THE "TT BID" AND "TT SALE" PRICES AVERAGED OVER THE 30 DAYS ENDING AS OF THE DATE OF THIS AGREEMENT, AS PUBLISHED BY THE KOREA EXCHANGE BANK DIVIDED BY TOTAL NUMBER OF SERIES B PREFERRED STOCK] plus the amount calculated by annual rate of 4.42% from the date of issuance of such Series B Preferred Stock to the date of redemption; provided, however, that (A) each time there is a Downward Adjustment Event, the foregoing price of the Series B Preferred Stock shall be downwardly adjusted, taking into account the number of shares of Series B Preferred Stock increased as a result of the Downward Adjustment Event; and (B) each time there is an Upward Adjustment Event, the foregoing price of the Series B Preferred Stock shall be upwardly adjusted, taking into account the number of shares of Series B Preferred Stock decreased as a result of the Upward Adjustment Event, or (ii) what such holder would have received in connection with the Sale assuming conversion of the Series B Preferred Stock at the then applicable conversion ratio.

          (c) In the event that the Company does not have sufficient dividendable profits available for distribution in accordance with applicable law to pay the redemption amount set forth in Sections 5.5(a) and (b), then the dividendable profits shall be allocated among the holders of the Series A Preferred Stock and Series B Preferred Stock according to the following formulas:

          For each holder of the Series A Preferred Stock: such dividendable profits multiplied by (the aggregate redemption amount associated with such Holder's Series A Preferred Stock under Section 5.5(a) divided by the sum of the redemption amounts payable to the holders of the Series A Preferred Stock and the Series B Preferred Stock, in the aggregate, pursuant to Sections 5.5(a) and
          (b)).

          For each holder of the Series B Preferred Stock: such dividendable profits multiplied by (the aggregate redemption amount associated with such Holder's Series B Preferred Stock under Section 5.5(b) divided by the sum of the redemption amounts payable to the holders of the Series A Preferred Stock and the Series B Preferred Stock, in the aggregate, pursuant to Sections 5.5(a) and (b)).

     In such event, no payments or distributions shall be made to any securities junior to the Series A Preferred Stock and Series B Preferred Stock until the amounts due to the holders of the Series A Preferred Stock and Series B Preferred Stock under Sections 5.5(a) and (b) are satisfied in full.

     5.6 Additional Right Upon a Qualified IPO.

          (a) To the extent permissible under Korean law and in accordance with the provisions in the Articles, upon a Qualified IPO, the holders of Series A Preferred Stock shall be entitled to adjust the conversion ratio of their Series A Preferred Stock so that upon conversion thereof, the number of shares of common stock that such holders of the Series A Preferred Stock would be entitled to shall be the greater of (i) the number of common shares to be issued upon the conversion of the Series A Preferred Stock, based on the then current conversion ratio and (ii) (KRW 4,550 per share plus interest accrued thereon at an annual rate of 4.42% from the Closing Date to the date of the Qualified IPO) divided by the offering price of the common stock in connection with such Qualified IPO.

          (b) To the extent permissible under Korean law and in accordance with the provisions in the Articles, upon a Qualified IPO, the holders of Series B Preferred Stock shall be entitled to adjust the conversion ratio of their Series B Preferred Stock so that upon conversion thereof, the number of shares of common stock that such holders of the Series B Preferred Stock would be entitled to shall be the greater of (i) the number of common shares to be issued upon the conversion of the Series B Preferred Stock, based on the then current conversion ratio and (ii) (KRW ___________ (US$18.5 MILLION TIMES THE KRW/USD EXCHANGE RATE EQUAL TO THE AVERAGE OF THE "TT BID" AND "TT SALE" PRICES AVERAGED OVER THE 30 DAYS ENDING AS OF THE DATE OF THIS AGREEMENT, AS PUBLISHED BY THE KOREA EXCHANGE
BANK) plus interest accrued thereon at an annual rate of 4.42% from the date of issuance of such Series B Preferred Stock to the date of the Qualified IPO) divided by the offering price of the common stock in connection with such Qualified IPO.

     5.7 Other Terms Not Covered. In the event that any of the Company's existing or future equity shareholders are entitled to any rights, privileges or protections on terms more favorable than those herein afforded to the holders of the Preferred Stock, the holders of the Preferred Stock shall be entitled to the benefits of such more favorable terms. Fractional shares shall be disregarded under this Section 5.

     5.8 Timing of Redemption. In the event of a redemption of either the Series A Preferred Stock or the Series B Preferred Stock pursuant to Sections 5.2 or 5.5, upon written notification by the holder(s) of their election to redeem their shares of Preferred Stock, the Company may, no later than fifteen (15) calendar days after receipt of such notice, request that such holder(s) tender to the Company such transmittal or related materials as it may reasonably request. The Company shall consummate the redemption of the tendered shares (including payment for such redeemed shares) no later than (i) 90 days from receipt of notice of redemption from the applicable holder, should the Company not timely request any transmittal materials, or (ii) within 75 days of receipt of requested transmittal materials from the redeeming stockholder. Such holder's election to redeem the Series A Preferred Stock or the Series B Preferred Stock may not be revoked without the written consent of the Company so long as the Company satisfies the redemption preference in full within the time period set forth in this Section 5.8.

6. CORPORATE GOVERNANCE.

     6.1 Voting Rights. Holders of the Preferred Stock shall have one vote per share of Preferred Stock held by such holder. Except with respect to certain matters contained in this Agreement or as required by the Korean Commercial Code as to which the Holders of the Series A Preferred Stock and the Holders of the Series B Preferred Stock shall vote respectively as a separate class, the holders of the Preferred Stock shall vote with the holders of the common stock as a single class on all matters with respect to which the common stock is entitled to vote.

     6.2 Board of Directors

          (a) Number of Directors. Each of the Series A Preferred Holders, the Series B Preferred Holders and the Major Shareholders agree to vote their shares to cause the total number of directors on the Board to be 7 and to cause all directors on the Board to be elected by resolution of the general meeting of shareholders.

          (b) Directors Nominated by the Major Shareholders. The Major Shareholders shall be entitled to nominate 5 directors for election to the Board. If the shareholding ratio of either of the Series A Preferred Holders or the Series B Preferred Holders falls below 8%, respectively, of the Company's issued and outstanding shares, the Major Shareholders shall be entitled to nominate additional director(s) in the place of the Series A Preferred Holders or the Series B Preferred Holders, as the case may be.

          (c) Representatives of the Series A Preferred Holders. For so long as the Series A Preferred Holders hold 5% or more of the Company's issued and outstanding shares, the Company will permit a representative of such Series A Preferred Holders to be appointed by NVP (the "Series A Observer") to attend all meetings of the Board and all committees thereof in a non-voting, observer capacity and shall provide to the Series A Observer, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members. For so long as the Series A Preferred Holders hold 8% or more of the Company's issued and outstanding shares, the Board will permit a representative designated by NVP to nominate on behalf of such Series A Preferred Holders, a director (in addition to the Series A Observer) for election to the Board (the "Series A Director"). For the avoidance of doubt, the

Series A Preferred Holders shall not be entitled to either the Series A Observer or the Series A Director if the Series A Preferred Holders hold below 5% of the Company's issued and outstanding shares.

          (d) Representatives of the Series B Preferred Holders.

               (i) For so long as the Series B Preferred Holders hold 8% or more of the Company's issued and outstanding shares, i-Hatch shall nominate, on behalf of such Series B Preferred Holders, two potential candidates for election to the Board (the "Series B Director"). In addition, for so long as the Series B Preferred Holders hold 5% or more of the Company's issued and outstanding shares, in addition to the Series B Director, the Company will permit a representative of such Series B Preferred Holders to be appointed by i-Hatch (the "Series B Observer") to attend all meetings of the Board and all committees thereof in a non-voting, observer capacity and shall provide to the Series B Observer, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members. For the avoidance of doubt, the Series B Preferred Holders shall not be entitled to either the Series B Observer or the Series B Director if the Series B Preferred Holders hold below 5% of the Company's issued and outstanding shares.

               (ii) In regard to the initial Series B Director to serve on behalf of the Series B Preferred Holders, [______] shall be the initial Series B Director, and, so long as the Series B Preferred Holders are entitled to a Series B Director pursuant to Section 6.2(d)(i),such person shall be removed and replaced only by a majority of the holders of the Series B Preferred Stock. So long as the Series B Preferred Holders hold 8% or more of the Company's issued and outstanding shares, for any period during which there is no Series B Director serving on the Board of the Company, i-Hatch may appoint, on behalf of the Series B Preferred Holders, an additional Series B Observer.

               (iii) So long as the Series B Preferred Holders are entitled to a Series B Director pursuant to Section 6.2(d)(i), upon the resignation, removal, disability or death of the initial Series B Director or his successor, i-Hatch may nominate, on behalf of the Series B Preferred Holders, a list of two potential candidates to be nominated to the Board. The Board shall, in its sole discretion, choose a nominee from the two candidates to stand for election as the successor Series B Director.

          (e) Meetings of Board of Directors. Meetings of the Board shall be held at least once every quarter. Meetings of the Board may be called by a Representative Director. Members of the Board may attend meetings in person or by videoconference. Meetings of the Board shall be held in English with an English-language record thereof. The Company shall reimburse each of the Series A Director and the Series B Director for reasonable expenses (in accordance with Company policies and including travel expenses for attendance in person, provided that airfare may be business class) incurred in connection with attendance at any meeting of the Board.

          (f) Quorum. A quorum for a meeting of the Board shall consist of a majority of the directors.

          (g) Election of Directors to the Board. The Company, the Major Shareholders, the Series A Preferred Holders, and the Series B Preferred Holders, shall exercise their respective voting rights and take such other steps as are necessary to insure the Board shall conform to the provisions of this
Section 6.2, including voting their shares for the election of any nominee for director selected pursuant to Sections 6.2(b), (c) or (d). In the event that any of the Major Shareholders, the Series A Preferred Holders, or the Series B Preferred Holders, as the case may be, wishes to change any of its nominated directors, the other parties shall exercise their voting rights accordingly so as to make such change possible. In the event that a director is removed from the Board without cause prior to his or her end of term, the party proposing such dismissal shall indemnify and hold the Company and the other parties harmless for any and all damages and other expenses relating to such dismissal.

          (h) For purposes of this Section 6.2, the "shareholding ratio" or similar measurements of the ownership of each of the Series A Preferred Holders and the Series B Preferred Holders means their respective percentage ownership of the Company's common stock assuming conversion of the Preferred Stock based on the then applicable conversion ratio(s).

     6.3 Representative Directors and Statutory Auditor

          (a) Representative Directors. The Company shall have two Representative Directors. The Representative Directors shall be elected through a meeting of the Board and the parties agree to cause their respectively nominated and elected directors to vote so as to elect such Representative Directors nominated by the Major Shareholders.

          (b) Statutory Auditor. The Company shall have one statutory auditor who shall be elected at a general meeting of shareholders and the parties agree to cause vote their shares so as to elect such statutory auditor nominated by the Major Shareholders.

     6.4 Veto Powers of the Holders of Preferred Stock.

          (a) The Company and its subsidiaries shall be entitled to undertake each of the following actions (the "Company Strategic Actions") only in accordance with the procedures set forth in Section 6.4(b):

               (i) any action that authorized, created or issued shares of any class or series of the Company having preferences superior to or on a parity with the Preferred Stock (including issuance of additional shares of Preferred Stock);

               (ii) any payment of dividends (which shall include distributions of property in respect of any class of stock of the Company) on any class of stock of the Company or any issuance of any security of the Company without consideration that has the effect of diluting the voting rights of the holders of the Series A Preferred Stock and the Series B Preferred Stock;

               (iii) repurchase, redeem or retire any of the Company's voting securities other than (A) pursuant to contractual rights to repurchase common stock or preferred stock by employees, directors or consultants of the Company or its subsidiaries upon termination of their employment or services or pursuant to the exercise of a contractual right of first refusal held by the Company or (B) any redemptions pursuant to this Agreement;

               (iv) a sale of all or substantially all the Company's assets;

               (v) any amendment, modification, repeal or restatement of the Articles (including Articles 7-1, 7-2 and 25 as included in the Articles of Incorporation effective as of the Closing Date) of the Company, whether by merger, consolidation, or otherwise, that would adversely affect the powers, preferences, privileges, voting and other special rights and qualifications, limitations and restrictions of the Preferred Stock;

               (vi) indebtedness in excess of $10,000,000 incurred in non-ordinary course of business;

               (vii) any provision of any loans, pledges, encumbrances or guarantees (including "blank notes" issued by the Company on or after the date hereof) (collectively, the "Loans") by the Company to any of the Major Shareholders or the provision of Loans exceeding 200,000,000 Won per transaction to any other persons including, without limitation, any of its directors, officers, and employees;

               (viii) purchase by the Company of any securities (other than cash management in the ordinary course of business) in excess of $5,000,000;

               (ix) any transaction or series of transactions between the Company and any shareholders of the Company, directors, officers or employees of the Company that is not in the ordinary course of business or for which the aggregate value exceeds 2,000,000,000 Won; provided, however, that any transaction or series transactions between the Company and SK Telecom Co., Ltd. and entities/individuals within the SK Group as determined by the Korean Fair Trade Commission from time to time made in the ordinary course of business shall be excluded;

               (x) liquidation or dissolution of the Company;

               (xi) any transfer of substantial business of the Company (under
Article 374 of the Commercial Code);

               (xii) spin-off, merger and capital reduction of the Company; and

               (xiii) share swap (under Articles 360-2 and 360-15 of the Korean Commercial Code) for the establishment of a holding company.

          (b) Before taking any Company Strategic Action, the Company shall first notify each of the Series A Preferred Holders, General Atlantic, and i-Hatch in writing of the proposed Company Strategic Action and request their consent. The Company shall not undertake or agree to undertake any such Company Strategic Action unless either (i) each of the Series A Preferred Holders and i-Hatch, or (ii) each of the Series A Preferred Holders and General Atlantic approve such action in writing; provided, however, that in either case specified in the foregoing clauses (i) or (ii) unless any of (1) each of the Series A Preferred Holders and i-Hatch, (2) each of the Series A

Preferred Holders and General Atlantic, or (3) each of i-Hatch and General Atlantic object in writing to the Company Strategic Action within fourteen calendar days of receipt of notice of the proposed Company Strategic Action, the Company shall be permitted to take such Company Strategic Action without approval in writing of any of the Preferred Holders, and the approval in writing of neither i-Hatch nor General Atlantic shall be required once i-Hatch and/or General Atlantic have sold or otherwise disposed of (not including any surrender of Escrow Shares in satisfaction of claims under the Escrow Agreement entered into in connection with the Acquisition Agreement) in excess of 25% of their combined holdings of Series B Preferred Stock as of the date of the issuance of the Series B Preferred Stock (including any Escrow Shares).

          6.5 Grant of Options to Purchase WiderThan Stock. Each of the Series A Preferred Holders, the Series B Preferred Holders and the Major Shareholders shall exercise their respective voting rights in favor of, cause their respective directors to approve, and take such other commercially reasonable actions as may be required to (i) grant to the employees of Ztango, upon or as soon as practicable after a Qualified IPO, options to purchase WiderThan Common Stock, and (ii) cause the Surviving Corporation to fulfill its obligations with respect to any virtual stock options granted to employees of Ztango, each in accordance with the terms of Section 3.4 of the Acquisition Agreement.

7. COVENANTS

     7.1 Initial Public Offering. The Company shall use its reasonable best efforts to undertake the Company's initial public offering by the end of July 1, 2005.

     7.2 Translation of Minutes of Shareholders and Board of Directors Meetings. The Company shall translate the minutes of the shareholders and Board meetings from Korean into English and provide the same to the Series A Preferred Holders and the Series B Preferred Holders. For purposes of this Section 7.2, the Company shall be deemed to have satisfied its obligation to provide the minutes described in this Section 7.2 to the Series A Preferred Holders and the Series B Preferred Holders with the dispatch of such minutes to the respective Delivery Representatives. Immediately upon receipt of the minutes by the Delivery Representatives, each Delivery Representative shall deliver such minutes to each respective holder of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be.

8. TERMINATION.

     This Agreement shall terminate upon a Qualified IPO; provided, however, that the obligations of the parties under Sections 2, 5.3, 6.5 and 9 shall survive the termination of this Agreement.

9. GENERAL PROVISIONS.

     9.1. Notices.

          (a) Except as otherwise required under this Agreement, any notices, reports, requests, waivers or other communication made under this Section 9.1(a) shall be in English and shall be deemed to have been duly and lawfully delivered to all holders of the Preferred Stock, all

Major Shareholders or the Company, as the case may be, if such notice has been properly delivered to their/its respective representative listed hereunder. Except as may be otherwise provided herein, all such notices, requests, waivers and other communications made pursuant to this Section 9.1(a) shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the relevant parties; (ii) when received if sent by registered mail, return receipt requested, or similar means designed to give assurance of the time of delivery to the recipient, at the address set forth below; or (iii) three business days after deposit with internationally recognized overnight delivery service, postage prepaid, addressed to the relevant parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. In the event of any notice given pursuant to Section 6.4(b), the Company shall also provide prompt email and facsimile notice of the proposed Company Strategic Action.

          If to the Series A Preferred Holders:

          Nokia Venture Partners II, LP
          545 Middlefield Road, Suite 210
          Menlo Park, CA 94025
          U.S.A.
          Attn: David Jaques
          Fax Number: 1-650-462-7252
          E-mail: _____________________________

          If to the Series B Preferred Holders:

          _____________________________________

          _____________________________________

          _____________________________________

          Attn: _______________________________

          Fax Number: _________________________

          E-mail: _____________________________

          If to the Company and the Major Shareholders:

          WiderThan.com, Co., Ltd.
          K1 REIT Bldg. 463
          Chungjeong-ro, Seodaemun-gu
          Seoul 120-709, Korea
          Attn: Ho-Seok Kim
          Fax Number: 82-2-2014-5004
          E-mail: Hskim@widerthan.com

     Each person making a communication hereunder by facsimile shall promptly confirm by e-mail to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.1(a) by giving the other parties written notice of the new address in the manner set forth above

     (b) In each case where a notice, report, request, waiver or other communication is required to be made pursuant to this Agreement to each holder of the Preferred Stock or Major Shareholder, as the case may be, except as otherwise provided herein, all such notices, reports, requests, waivers and other communications shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the relevant parties; (ii) when received if sent by email or facsimile at the email address and number set for in SCHEDULE A hereto; or (iii) three business days after deposit with internationally recognized overnight delivery service, postage prepaid, addressed to the relevant parties as set forth in SCHEDULE A with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by e-mail to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this
Section 9.1(b) by giving the other parties written notice of the new address in the manner set forth above.

     9.2 Entire Agreement. This Agreement, the schedules and exhibits hereto which are hereby expressly incorporated herein by this reference, and the Acquisition Agreement, together with the documents contemplated thereby, constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     9.3 Governing Law. This Agreement shall be governed in all respects by the laws of Korea without regard to provisions regarding choice of laws.

     9.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     9.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

     9.6 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     9.8 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Major Shareholders, the holders of a majority of all issued and outstanding shares of Series A Preferred Stock and the holders of a majority of all issued and outstanding shares of Series B Preferred Stock (which must include i-Hatch and General Atlantic until such time as i-Hatch and/or General Atlantic have sold or otherwise disposed of (not including any surrender of Escrow Shares in satisfaction of claims under the Escrow Agreement entered into in connection with the Acquisition Agreement) in excess of 25% of their combined holdings of Series B Preferred Stock as of the date of the issuance of the Series B Preferred Stock (including any Escrow Shares)).

     9.9 Dispute Resolution/Arbitration. In the event of any dispute or claim arising out of or relating in any way to this Agreement among the holders of the Series A Preferred Shares, the holders of the Series B Preferred Shares, and any of the Major Shareholders, or between one or more of them and the Company ("Parties to the Dispute"), the Parties to the Dispute shall agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the disputes cannot be resolved in such a manner, the matter shall be settled by arbitration except to the extent otherwise required by Korean law with respect to Exclusive Korean Law Matters.

     Except to the extent otherwise required by Korean law with respect to Exclusive Korean Law Matters, all matters submitted to arbitration shall be finally settled by binding arbitration under the Rules of Arbitration of the International Chamber of Commerce. The place of arbitration shall be Singapore or any other place mutually agreed upon by the Parties in Dispute. The award made by the arbitrators shall be final and binding upon the Parties in Dispute and may be enforced in any court of competent jurisdiction. Unless the arbitrators decide otherwise, the cost of arbitration shall be shared equally by the Parties in Dispute.

     9.10 Termination of Series A Investor Rights Agreement. The Company, the Series A Preferred Holders and the Major Shareholders agree, and the Series B Preferred Holders hereby acknowledge, that the Series A Investor Rights Agreement is hereby terminated and shall be replaced in its entirety with this Agreement. In addition, the Series A Preferred Holders explicitly waive hereby any rights they may have had under the provisions of the Series A Investor Rights Agreement, including, without limitation, Sections 3 and 5.5 thereof.

     9.11 Confidentiality of Information. Each party to this Agreement agrees to keep confidential this Agreement and all information obtained pursuant to this Agreement from other parties or the Company. The parties agree to take all necessary precautions in a manner acceptable to the party furnishing the confidential information to keep confidential such information and to restrict its use outside and beyond the scope of this Agreement; provided, however, that the above shall not apply to information which is or becomes part of the public domain through no fault of the disclosing party, nor shall the above restrict or prohibit the disclosure of such information to competent government authorities as is required to bring about the transactions contemplated by this Agreement. The parties shall take all steps reasonably necessary to ensure that their directors, officers, employees, agents and subcontractors, if any, will comply in all respects with this Section 9.11.

     9.12 English Language Controls. The English language version of this Agreement shall control all interpretations hereof.

     9.13 Inclusion of Escrow Shares. For purposes of determining the percentage of shares required to initiate a demand or shelf registration pursuant to Sections 2.3(a) and 2.5, and for the purpose of determining the percentage of shares required to maintain a Series B Director pursuant to Section 6.2(d), the number of shares of Series B Preferred Stock initially placed in escrow pursuant to the Escrow Agreement shall be included in both the numerator and denominator of such fraction.

     9.14 Exchange Rate. Except as expressly set forth herein, the applicable exchange rate in the event of any foreign currency exchange shall be the KRW/USD exchange rate equal to the average of the "TT Bid" and "TT Sale" prices averaged over the 30 calendar days prior to any applicable payment hereunder, as published by the Korea Exchange Bank.

     9.15 Conflict with Articles. To the extent that there is a conflict or disagreement between any provision of this Agreement and the Articles, each party hereto agrees to use its best efforts to conform the provisions of the Articles to the terms of this Agreement.

                             SIGNATURES ON NEXT PAGE

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

COMPANY:

WIDERTHAN.COM CO., LTD.


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


MAJOR SHAREHOLDERS:

SK TELECOM CO., LTD.


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


-------------------------------------
TAE WON CHEY
Resident Registration No.:


SERIES A PREFERRED HOLDERS:

NOKIA VENTURE PARTNERS II, LP


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

NVP AFFILIATES II, LP


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


SERIES B PREFERRED HOLDERS:

-------------------------------------

-------------------------------------

-------------------------------------

                                    EXHIBIT A

                               Major Shareholders

TAE WON CHEY
1301 Cheongamdae, 64-29 Cheongam-dong, Yongsan-gu, Seoul
Resident Registration No.: 601203-1047228
560,000 common stock

SK TELECOM CO., LTD.
SK Building, 99 Seorin-dong, Jobgro-gu, Seoul
Business Registration No.: 104-81-37225
200,000 common stock

                                    EXHIBIT B

                           Series B Preferred Holders

                                    EXHIBIT C

                             Definition of Affiliate

Under Article 2, Item 3 of the FTL, "Affiliated Corporation" means each of two or more companies belonging to a single Business Group.

Business Group

Under Article 2, Item 2 of the FTL, a "Business Group" means a group of corporations whose businesses are in fact controlled by a Controlling Person as defined in the Presidential Decree and falls under one of the following categories:

     (a) if the Controlling Person is a corporation, a group of companies which includes the Controlling Person and the companies controlled by the Controlling Person; or

     (b) if the Controlling Person is not a corporation, a group of two or more companies controlled by the Controlling Person.

Controlled Company

There is a two-fold test for determining whether a company is a controlled company (and thus designated as an affiliated company) of a Controlling Person; an equity ratio test and a management control test. Article 3 (Scope of Business Group) of the Presidential Decree of the FTL defines a company, which is in fact controlled by a Controlling Person ("Controlled Company"), and therefore included in the scope of a "Business Group."

First, under the equity-ratio test, a company is generally deemed an affiliate of other companies belonging to a single Business Group when the Controlling Person (i) owns at least a thirty percent (30%) interest (together with a Related Person, as defined below) and (ii) is the largest shareholder of such company. Second, under the management control test, a company is deemed to be under the control of another, if the latter exercises considerable influence over the management of such company.

Equity ratio test

     Under the equity ratio test, a Controlled Company is determined as follows:

     (1) Where the Controlling Person, by himself or with any of the persons specified in the following items (hereinafter referred as "Related Person"), owns thirty percent (30%) or more of the total issued shares (excluding non-voting shares as provided in Article 370 of the Commercial Code) of the Controlled Company and is the largest shareholder of the Controlled Company:

          (a) A spouse, a blood relative within at least eight degrees of kinship, a relative by marriage who is at least a cousin in relationship (hereinafter referred to as "Relatives");

          (b) A non-profit legal person or an organization (which means unincorporated association or foundation; hereinafter the same) in which the person, by himself or with any Related Person, contributes thirty percent (30%) or more of the total contribution as the largest contributor or either the person or the Related Person is the founder;

          (c) A non-profit legal person or an organization in which the person, directly or through the Related Person, exercises dominating influence on the composition of officers or the operation of business, etc;

          (d) A company whose operation is in control of the person de facto, pursuant to the provisions in this Subparagraph (1) or those in Subparagraph (2);

          (e) The directors, statutory auditors, general partners or officers (hereinafter referred to as "Officers") of the Controlling Persons (in case the Controlling Person is a legal person) and the employees of the Controlling Person (in case the Controlling Person is an individual), as well as the Officers or the employees, as the case may be, of a Related Person as defined in Items (b) through Item (d) above.

Management control test

     Under the management control test, a Controlled Company is determined as follows:

     Where a corporation falls under one of the following categories and the Controlling Person is regarded as exercising considerable influence on the management of said corporation:

          (a) A company in which the Controlling Person, through a contract or an agreement with another major shareholder, has appointed/dismissed the representative director or has appointed or can appoint 50% or more of the Officers.

          (b) A company in which the Controlling Person, directly or through the Related Person, exercises dominating influence on the major decision-makings and execution of matters, including organizational restructuring of said corporation or its investment in new businesses.

          (c) A company that engages in "personnel exchanges" with a Controlled Company (or with a Controlling Person if the Controlling Person is a juridical person; the term Controlled Company for the purposes of this section includes the Controlling Person in such case) that falls under one of the following categories:

               1)   Interlocking Officers with the Controlled Company

               2) Officers or employees of the Controlled Company are appointed as Officers or employees of said company and re-appointed as Officers or employees of Controlled Company (including being re-appointed to a different Controlled Company);

               3) Officers or employees of said company are appointed as Officers or employees of a Controlled Company and re-appointed as Officers or employees of said company or an affiliate of said company.

          (d) A company which is engaging in trade of funds, assets, products, or services or granting or receiving debt guarantees with the Controlling Person or the Related Person in excess of ordinary scope; a company which is considered as an affiliate of the business group of the Controlling Person since it makes representation in its business that it can be acknowledged as an affiliate of the business group of the Controlling Person or engages in other acts that are considered acts of the same economic entity by common social norms.

Exclusion from Business Group

According to Article 3-2, Item 1 of the Presidential Decree of the FTL, the Fair Trade Commission, upon the request of the interested parties, may exclude a company from the scope of the Business Group under the control of the Controlling Person, despite the provisions of Article 3, where it deems that the Controlling Person does not control activities or operation of the company as falling under any of the following subparagraphs:

     (1) A company which is in fact managed by a person other than each person of the following items in accordance with agreements or contracts made between investors

          (a)  A person who has been appointed by the Controlling Person; and

          (b) A person who has relationships with the Controlling Person as falling under Item 1 (a) or (e) of Article 3 of the Presidential Decree of the FTL

     (2) A company which satisfies such requirements as provided in each of the following items (hereinafter referred to as the "criteria for the recognition of independent management"), and which is recognized as managed independently by relatives of the Controlling Person

          (a) The aggregate of shares of each company requesting the exclusion from the Business Group under the control of the Controlling Person (hereinafter referred to as "affiliate company of relatives") which are owned by the Controlling Person and Related Person [excluding a person who performs an independent management of an affiliate company of relatives (hereinafter referred to as the "independent manager") and persons whom the Fair Trade Commission approves, upon the request of an independent manager, excluded from the scope of Related Person] shall be less than 3/100 (10/100 in case of a company that is not a listed corporation on Korean Stock Exchange or a registered corporation on KOSDAQ) of the total number of shares issued by each company

          (b) The aggregate of shares of each company under the control of the Controlling Person (referring to one of the companies belonging to the Business Group under the control of the Controlling Person after excluding affiliate companies of relatives; hereinafter referred to as the "affiliate company of the Controlling Person") which are owned by independent managers and persons having relations with the independent managers as falling under each item of Item 1 of Article 3 of the Presidential Decree of the FTL (limited to a person excluded from such scope in accordance with the provisions of item (a), in case of Related Person) shall be less than 3/100 (15/100 in case of a company that is not a listed corporation on Korean Stock Exchange or a registered corporation on KOSDAQ) of the total number of shares issued by each company

          (c) There shall be no interlocking Officer between affiliate company of the Controlling Person and affiliate company of relatives

          (d) There shall not be guaranty of debts, or lending or loaning money between affiliate company of the Controlling Person and affiliate company of relatives; provided, that this shall not apply in cases of guaranty of debts, or lending or loaning money which has been considered to have taken place in ordinary course of business

     (3) A company that is in bankruptcy proceeding after having been sentenced bankrupt under the Bankruptcy Act

     (4) A company corresponding to the agreement-concluding firm under subparagraph 2 of Article 2 of the Corporate Restructuring Investment Companies Act, which satisfies the requirements falling under the following items

          (a) The rights for disposal, and voting rights, of shares owned in excess of 3/100 of the total number of shares issued by the relevant company (10/100 in case of a company which is not a listed corporation on Korean Stock Exchange or a registered corporation on KOSDAQ) from among the shares owned by the Controlling Person and Related Person, shall be entrusted to the creditor financial institutions (referring to financial institutions under the Banking Act and other Acts, which have provided credits to the relevant firms)

          (b) The Controlling Person and Related Person shall conclude a special agreement waiving the terminating right for the entrustment contract under item (a)

     (5) A company for which a procedure for reorganization is in progress by receiving a decision on commencing the reorganization procedure under the Company Reorganization Act, which satisfies the requirements falling under the following items

          (a) The rights for disposal, and voting rights, of shares owned in excess of 3/100 of the total number of shares issued by the relevant company (10/100 in case of a company which is not a listed corporation on Korean Stock Exchange or a registered corporation on KOSDAQ) from among the shares owned by the Controlling Person and Related Person, shall be entrusted to the manager under
               Article 94 of the Company Reorganization Act, but after the completion of reorganization procedures, the relevant rights shall be succeeded by the company

          (b) The Controlling Person and Related Person shall conclude a special agreement waiving the terminating right for the entrustment contract under item (a)

According to Article 3-2, Item 2 of the Presidential Decree of the FTL, the Fair Trade Commission may, upon the request of interested parties, exclude a company from the scope of the Business Group under control of the Controlling Person, with respect to any company falling under any of the following subparagraphs, notwithstanding the provisions of Article 3 of the Presidential Decree of the FTL;

     (1) A corporation incorporated for private investment business under the Act on Private Participation in Infrastructure in the event that any person falling under any of the following items holds not less than 20/100 of total number of stocks issued by such corporation; provided, that the same shall be limited to a case where the corporation has not made any mutual investment with another company and has not been guaranteed by any person other than investors for any repayment of debts

          (a)  The Korean or a local government

          (b) A government-invested institution established under Article 2 of the Framework Act on the Management of Government-Invested Institutions

          (c) A public corporation or other corporation established pursuant to any special Act

     (2) A company in which not less than two largest investors (including the case where the Controlling Person and Related Person make investments) exist and do not exercise any controlling influence over the composition of Officers and business operations, etc. from among companies falling under any of the following items

          (a) A company incorporated by not less than two companies that run the same type of business for the purpose of restructuring their business through such methods as investment in-kind contribution or merger or consolidation, etc.

          (b) A company that runs the private investment business in a manner described in the provisions of subparagraph 1 or 2 of Article 4 of the Act on Private Participation in Infrastructure from among corporations incorporated for the private investment business in accordance with the same Act.

According to Article 3-2, Item 3 of the Presidential Decree of the FTL, where a company which is excluded from the scope of a Business Group does not satisfy the requirements for exclusion, the Fair Trade Commission may cancel such decisions excluding the company from such Business Group; provided, that a company which is excluded from the scope of the Business Group under the control of the Controlling Person in conformity with the provisions of subparagraph (1), item 2, this shall only apply to the cases in which it does not satisfy the requirements for exclusion not later than three years after the date of exclusion.

                                   SCHEDULE A

 Name, Addresses, Fax, Email, and Telephone Numbers of all holders of Preferred
                          Stock and Major Shareholders

                                                                       EXHIBIT 8

            FORM OF OPINIONS TO BE RENDERED BY U.S. COUNSEL TO ZTANGO

     1. Ztango is a corporation in good standing under the laws of the State of Delaware.

     2. Ztango has the corporate power and authority to execute and deliver the Acquisition Agreement, to perform its obligations thereunder, to carry on its business as now conducted and to own, lease and operate its assets and properties;

     3. Ztango has duly authorized the execution and delivery of the Acquisition Agreement and all performance by Ztango thereunder and has duly executed and delivered the Acquisition Agreement;

     4. The execution and delivery by Ztango of the Acquisition Agreement do not, and if Ztango were now to perform its obligations under the Acquisition Agreement such performance would not, result in any:

          (i)  violation of Ztango's certificate of incorporation or bylaws;

          (ii) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which Ztango or its material Assets (as such term is defined in the Acquisition Agreement) are subject;

          (iii) breach of or default under any of the Ztango Contracts (as such term is defined in the Acquisition Agreement);

          (iv) creation or imposition of a contractual lien or security interest in, on or against any of Ztango's material Assets under any Ztango Contracts; or

          (v) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, Ztango or its material Assets are subject.

     5. No consent, approval, authorization, or other action by, or filing with, any governmental authority of the United States, the State of New York or the State of Delaware is required for Ztango's execution and delivery of the Acquisition Agreement and consummation of the Acquisition Transactions, except for the filing of the certificate of merger with the Secretary of State of the State of Delaware.

     6. Ztango's authorized shares consist of (i) 25,000,000 shares of Ztango Common Stock, par value $0.001 per share, of which 426,675 shares are issued and outstanding, and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share, including (A) 1,500,000 shares of Series A1 Participating Convertible Preferred Stock, of which 978,000 shares are issued and outstanding, (B)

     7,500,000 shares of Series A2 participating Convertible Preferred Stock, of which 5,091,928 shares are issued and outstanding, and (C) 6,500,000 shares of Series A3 Participating Convertible Preferred Stock, of which 4,519,451 shares are issued and outstanding. To our knowledge, all of the issued and outstanding shares of capital stock of Ztango have been duly authorized and validly issued and are fully paid and nonassessable.

     7. The Acquisition Agreement is enforceable against Ztango.

     Each of the opinions set forth above may be subject to customary exceptions, including those relating to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights and obligations of creditors and debtors generally, (b) principles of equity, whether considered at law or in equity, (c) limitations of public policy, (d) choice of law principles, and (e) the application of laws of jurisdictions other than New York or Delaware.

                                                                       EXHIBIT 9

              FORM OF OPINIONS TO BE RENDERED BY ALSTON & BIRD LLP

     1. WiderThan.com USA, Inc. ("Newco") is a corporation in good standing under the laws of the State of Delaware.

     2. Newco has the corporate power and authority to execute and deliver the Agreement, to perform its obligations thereunder, to own and use its Assets and to conduct its business as now conducted.

     3. Newco has duly authorized the execution and delivery of the Agreement and all performance by Newco thereunder and has duly executed and delivered the Agreement.

     4. The execution and delivery by Newco of the Agreement do not, and if Newco were now to perform its obligations under the Agreement such performance would not, result in any violation of:

          a.   Newco's certificate of incorporation or bylaws;

          b. any existing federal or state constitution, statute, regulation, rule, order, or law to which Newco or its Assets are subject; or

          c. any judicial or administrative decree, writ, judgment or order to which, to our knowledge, Newco or its Assets are bound.

     5. No consent, approval, authorization or other action by, or filing with, any governmental authority of the United States or the State of Delaware is required for Newco's execution and delivery of the Agreement and consummation of the Acquisition Transactions, except for the filing of the Certificate of Merger with the Secretary of State for the State of Delaware.

     6.   The Agreement is enforceable against Newco.

     Each of the opinions set forth above may be subject to customary exceptions, including those relating to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights and obligations of creditors and debtors generally, (b) principles of equity, whether considered at law or in equity, (c) limitations of public policy, (d) choice of law principles, and (e) the application of laws of jurisdictions other than New York or Delaware.

           PROPOSED FORM OF LEGAL OPINION TO BE PROVIDED BY SHIN & KIM

     1. WTC is a corporation (jusik hoesa) duly organized and validly existing under the laws of Korea;

     2. WTC has full corporate power and authority to execute, deliver, and perform its obligations under the Agreement and to consummate the Transactions and has taken all actions required to authorize its execution, delivery and performance of its obligation under the Agreement, and to carry on its business as now conducted and to own, lease and operate its assets and properties;

     3. The execution and delivery by WTC of the Agreement do not, and if WTC were now to perform its obligations under the Agreement such performance would not, result in any violation of WTC's articles of incorporation.

     4. Each of the Agreement and each Transaction Document and the side-letter entered into by the WTC directors with respect to certain restrictions on changes of control of WTC constitutes the legal, valid and binding obligations of WTC and, with respect to such side-letter, the directors of WTC, enforceable against it and such directors in accordance with the terms thereof, except for the enforceability against the Company relating to any share transfer restrictions [OTHER EXCEPTIONS TO BE ADDED AS NECESSARY AFTER THE DA AND IRA ARE FINALIZED]; and

     5. No consent or approval of, registration or filing with, or any other action by, any governmental authority of Korea is required under any applicable law in respect of the execution or performance of the Agreement by WTC, except for (i) reports to the Bank of Korea with respect to the foreign direct investment under the Foreign Exchange Transaction Law; (ii) reports to the relevant foreign exchange bank under the Foreign Investment Promotion Act; (iii) registrations with the relevant courts under the Korean Commercial Code; and (iv) acceptance of filing by the Bank of Korea relating to any put or call options.

     6. WTC's authorized shares consist of (i) ___________ shares of WTC Common Stock, par value _____ per share, of which ______ shares are issued and outstanding, and (ii) _______ shares of preferred stock, par value _____ per share, including (A) _________ shares of Series A Convertible Preferred Stock, of which ________ shares are issued and outstanding, and (B) __________shares of Series B Convertible Preferred Stock, of which no shares are issued and outstanding.

     7. All shares of Series B Convertible Preferred Stock, when issued in accordance with the Agreement, will have been duly authorized, validly issued, fully paid and non-assessable.

          Our opinion is subject to the following qualifications:

          (a) Enforcement of the Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, compulsory composition, liquidation, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights generally;

          (b) Enforcement of the Agreement may be limited or affected by the general principle of good morals and other social order and the general principle of good faith and fairness provided for in the Civil Code of Korea;

          (c) The enforceability of provisions releasing or exculpating a party from, or requiring indemnification of a party for, liability for its own action or inaction may be limited or affected where the action or inaction involves unlawful conduct, willful misconduct or gross negligence;

          (d) Remedies of specific performance or injunction may not necessarily be available with respect to any particular provision in the documents for the subject transaction;

          (e) Korean courts may exercise judicial discretion in determining certain matters such as non-exclusiveness of rights or remedies, conclusiveness of certificates, amount of damages, entitlement to attorneys' fees and other related costs;

          (f) The recognition and enforceability of foreign arbitral awards in Korea may be limited or affected by the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards; and

          (g) The recognition and enforceability of any judgment obtained in a foreign jurisdiction arising out of or in relation to the obligations of the Company under the Agreement and each Transaction Document would be enforceable against the Company in the courts of Korea; provided, however, that (i) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with Korean laws or international treaties, (ii) the party against whom such judgment was awarded was served with process (otherwise than by publication or similar method) in sufficient time to enable such party to prepare its defense, in conformity with the laws of the jurisdiction at issue or responded to the legal action without being served with process,
               (iii) recognition of the effectiveness of such judgment is not contrary to the public policies of Korea, and (iv) judgments of the courts of Korea are similarly recognized and enforced under the laws of the jurisdiction in which such judgment has been given.

                                                                      EXHIBIT 10

                            ARTICLES OF INCORPORATION
                                       OF
                             WIDERTHAN.COM CO., LTD.

CHAPTER I. GENERAL PROVISIONS

ARTICLE 1. COMPANY NAME

The name of the Company shall be "Widerthan.com Chusik Hoesa" in Korean, which will be expressed in the English language as "Widerthan.com Co., Ltd." (hereinafter referred to as the "Company").

ARTICLE 2. OBJECTIVES

The objectives of the Company shall be to engage in the following businesses:

(1) Business of providing internet services utilizing wire and wireless networks;

(2) Business of developing, distributing and selling data and information using telecommunications network;

(3)  Business of electronic commerce;

(4) Business of distributing, selling and renting electronic and telecommunication equipment;

(5)  Business of advertisement;

(6)  Business of providing multimedia contents;

(7)  Business of operating web hosting and data centers;

(8)  Business of distributing and developing software;

(9)  Business of publishing;

(10) Business related to import and export of the foregoing businesses;

(11) Business related to research and development and consulting of the foregoing businesses; and

(12) Other businesses incidental to the foregoing businesses.

ARTICLE 3. LOCATION OF OFFICES

The principal office of the Company shall be in Seoul and branch and other offices may be established at any other suitable places by resolution of the Board of Directors ("Board").

ARTICLE 4. PUBLIC NOTICES

Public notices by the Company shall be published in the Maeil Business Newspaper, a daily Korean language newspaper of general circulation published in Seoul.

CHAPTER II. SHARES OF STOCK

ARTICLE 5. NUMBER OF AUTHORIZED SHARES

The total number of shares of the Company authorized for issuance shall be 18,000,000 common shares, 5,000,000 Series A Preferred Shares and [______] Series B Preferred Shares (collectively, the "Preferred Shares"). The Company shall reserve a sufficient number of common shares for issuance upon conversion of the Preferred Shares.

ARTICLE 6. PAR VALUE OF SHARES

Par value of all shares issued by the Company shall be 500 Won per share.

ARTICLE 7. NUMBER OF SHARES ISSUED AT THE TIME OF INCORPORATION

The total number of shares to be issued at the time of incorporation of the Company shall be 120,000.

ARTICLE 7-1 CHARACTERISTICS OF SERIES A PREFERRED SHARES

(1)  Voting Rights and Dividend Preferences

     A. Series A Preferred Shares, among the preferred shares to be issued by the Company, shall have voting rights. Series A Preferred Shares shall be entitled to an annual per share dividend equal to 30% of the par value of the Series A Preferred Shares, payable when and if declared by the Board and the shareholders at a General Meetings of Shareholders of the Company.

     B. The dividends would be non-cumulative and would be paid prior to payment of any dividend with respect to the common shares; provided, however, that the dividend priority of the Series A Preferred Shares and the Series B Preferred Shares shall be the same. In the event that the distributable profits of the Company are insufficient to cover the sum of the dividend preference amount of the holders of both the Series A Preferred Shares and the Series B Preferred

          Shares ("Dividend Preference Amount"), then such distributable profits shall be allocated among the holders of the Series A Preferred Share and the Series B Preferred Share on a pro rata basis.

     C. After payment of the preferential dividend to the holders of the Preferred Shares, any further dividends would be paid pari passu to the holders of the Preferred Shares and common shares on a pro rata basis. For purposes of dividends on the common shares issued upon conversion of the Series A Preferred Shares, it shall be deemed that such common shares was issued at the end of the immediately preceding fiscal year of the Company.

(2)  Liquidation Preferences

     A. Upon liquidation or dissolution of the Company, the holders of Series A Preferred Shares shall be entitled to be preferentially paid out of the remaining assets of the Company available for distribution to its shareholders ("Distributable Assets"), an amount equal to the sum of
          (a) 4,550 Won and (b) any declared but unpaid dividends on the Series A Preferred Shares, for each Series A Preferred Share (the "Series A Liquidation Preference"); provided, however, that (i) in the event of stock split or bonus issuance (each, a "Downward Adjustment Event"), each time there is a Downward Adjustment Event, the foregoing price of the Series A Preferred Share shall be downwardly adjusted, taking into account the number of Series A Preferred Shares increased as a result of the Downward Adjustment Event; and (ii) in the event of reverse stock split or consolidation (each, an "Upward Adjustment Event"), each time there is an Upward Adjustment Event, the foregoing price of the Series A Preferred Share shall be upwardly adjusted, taking into account the number of Series A Preferred Shares decreased as a result of the Upward Adjustment Event.

     B. The liquidation priorities of the Preferred Shares shall be the same. In the event that the Distributable Assets are insufficient to pay both the Series A Liquidation Preference and the Series B Liquidation Preference (as defined in Paragraph (2)A of Article 7-2 below), then the Distributable Assets shall be allocated among the holders of the Series A Preferred Shares and the Series B Preferred Shares according to the following formulas:

          (a) For each holder of the Series A Preferred Shares: Distributable Assets multiplied by (the Series A Liquidation Preference associated with such holder's Series A Preferred Share divided by the sum of the aggregate Series A Liquidation Preference and the aggregate Series B Liquidation Preference).

          (b) For each holder of the Series B Preferred Shares: Distributable Assets multiplied by (the Series B Liquidation Preference associated with such holder's Series B Preferred Share divided by the sum of the aggregate

               Series A Liquidation Preference and the aggregate Series B Liquidation Preference).

     C. After the payment of all preferential amounts required to be paid to the holders of the Preferred Shares upon the liquidation or dissolution of the Company, all of the remaining Distributable Assets shall be distributed ratably among the holders of the Company's common stock.

(3)  Conversion

     A. Series A Preferred Shares issued by the Company may be converted into the common shares at the conversion rate of one Series A Preferred Share to one (1) common share, upon request by holders of such Series A Preferred Share. Request for such conversion may be made at any time from the date of issuance of such Series A Preferred Shares. If, however, any reasons for adjustment of the conversion rate set forth in Paragraph (3)C below or the conversion price, a basis for the calculation of such conversion rate (the "Conversion Price"), occurs, such conversion rate or Conversion Price shall be adjusted in accordance with the provisions of Paragraph (3)C below.

     B. Notwithstanding the provisions of Paragraph (3)A above, in the event of (i) a bona fide, underwritten public offering of shares of common stock listed on the KOSDAQ or KSE is made pursuant to a registration statement filed with the Financial Supervisory Commission in accordance with the Securities and Exchange Act of Korea resulting in proceeds to the Company of at least US$10,000,000 (or the Won equivalent thereof calculated by using the exchange rate equal to the average of the "TT Bid" and "TT Sale" prices averaged over the 30 days ending as to the date of the IRA, as published by the Korea Exchange Bank divided by total number of shares of Series B Preferred Shares) in the aggregate; or the listing of the Company's common stock, or depository receipts representing such common stock, on the New York Stock Exchange, the NASDAQ stock market or any other "national securities exchange" which is registered pursuant to Section 6 of the 1934 Act ("Qualified IPO"), or (ii) the holders of a majority of the outstanding shares of Series A Preferred Shares provide their consent, the Series A Preferred Shares issued by the Company shall be automatically converted into common shares at the conversion rate of one Series A Preferred Share to one common share. If, however, any reasons for adjustment of either the conversion rate or the Conversion Price set forth in Paragraph (3)C below, occurs, such conversion rate or Conversion Price shall be adjusted in accordance with the relevant provisions of Paragraph (3)C below.

     C.   Adjustment to the Conversion Ratio and the Conversion Price

          (a) In the event that the Company issues any new equity shares or equity-related securities without consideration or at a purchase price less than

               4,550 Won (taking into account stock split, stock dividend and other similar event), the conversion ratio of the Series A Preferred Shares shall be subject to adjustment on a weighted average basis for issuances at a purchase price less than the then-effective conversion price.

          (b) The conversion ratio shall also be subject to anti-dilution protection for stock splits, stock dividends and similar events. The mathematical formula for adjustment on a weighted average basis is as follows and is subject to the more detailed textual description set forth thereafter:

                          ACP = OCP * (OS + (TNC/OCP))
                                ----------------------
                                       (OS + NS)

               WHERE:

                  ACP = adjusted conversion price

                  TNC = the total consideration received by the Company for the additional common shares issued or sold

                  NS  = the number of additional common shares issued or sold

                  OCP = old conversion price

                  OS  = the number of outstanding common shares immediately
                        before the additional common shares are issued or sold


          (c) The newly adjusted conversion price shall be the amount equal to the price determined by multiplying the old conversion price, by a fraction,

               (i) the numerator of which shall be the number of common shares outstanding immediately prior to such issue, plus the number of common shares which the total consideration received by the Company for the additional common shares issued or sold would purchase at the old conversion price; and

               (ii) the denominator of which shall be the number of outstanding common shares immediately before the additional common shares are issued or sold plus the number of additional common shares issued or sold.

          (d) Provided that, for the purposes of this Paragraph (3)C, all common shares issuable upon conversion of all outstanding preferred and outstanding convertible securities or exercise of outstanding options shall be deemed to be outstanding. Notwithstanding the foregoing, the adjusted conversion price shall not be less than the par value of the stock of the Company.

          (e) For purpose of this Article, any new equity shares or equity-related securities as used in this Paragraph (3)C shall not include:

               (i) up to 1,942,857 shares of the Company's common shares (inclusive of options and warrants therefor), taking into account stock splits, stock dividends or other similar event, issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or incentive plans approved by the Board or the shareholders, as the case may be;

               (ii) any securities issued upon the exercise, conversion or exchange of any outstanding convertible securities, options (including the 1,942,857 shares of common stock described in sub-paragraph (3)C(e)(i) in connection with bona fide employment-related share purchase or option plans) or warrants;

               (iii) any securities issued in connection with any stock split, stock dividend or other similar event in which the shareholders are entitled to participate according to their pro rata shares;

               (iv) any securities issued pursuant to the acquisition of another corporation or entity by the Company or any of its subsidiaries by consolidation, merger, purchase of assets or businesses, or other reorganization approved in accordance with Section 6.4(b) of the Preferred Stock Investors Rights Agreement entered into as of ______ __, 2004, by and among the Company, the Major Shareholders, and the holders of the Series A Preferred Shares and Series B Preferred Shares named therein ("Preferred Stock Investors Rights Agreement"); or

               (v)  any securities issued pursuant to a Qualified IPO.

          (f) No fractional shares shall be issued upon conversion of the Series A Preferred Shares. The total number of shares of common stock to be issued to each holder of Series A Preferred Shares upon such conversion shall be determined on the basis of the number of shares of common stock issuable upon conversion of the Series A Preferred Shares held by such holder at the time of such conversion.

     D. To the extent permissible under Korean law, upon a Qualified IPO, the holders of Series A Preferred Shares shall be entitled to adjust the conversion ratio of their Series A Preferred Shares so that upon conversion thereof, the number of shares of common stock that such holders of the Series A Preferred Shares would be entitled to shall be the greater of (i) the number of common shares to be issued upon the conversion of the Series A Preferred Shares, based on the then current conversion ratio and
          (ii) (KRW 4,550 per share plus interest accrued thereon at an annual rate of 4.42% from the Closing Date (as defined in the Preferred Stock Investors Rights Agreement) to the date of the Qualified IPO) divided by the offering price of the common stock in connection with such Qualified IPO.

(4)  Redemption.

     A. The Series A Preferred Shares shall be redeemed by the Company out of the funds legally available for such purpose at the election of the holders of the Series A Preferred Shares at any time beginning from May 8, 2005. The redemption right by the holders of the Series A Preferred Shares under this Article shall terminate on the 10th anniversary of May 8, 2005.

     B. The date of receipt of any notice (the "Series A Redemption Notice") evidencing a holder's election to redeem its Series A Preferred Shares provided pursuant to Paragraph (4)A above shall be the "Series A Redemption Notice Date." The Company shall, no later than thirty (30) days after the applicable Redemption Notice Date (the "Series A Redemption Date"), redeem all applicable shares of the Series A Preferred Shares (such redeemed shares being referred to as the "Series A Redemption Shares"), by paying in cash, out of funds legally available therefor, an amount equivalent to 5,180 Won for each Series A Preferred Share (the "Series A Series A Redemption Price"); provided, however, that (i) each time there is a Downward Adjustment Event, the foregoing price of the Series A Preferred Share shall be downwardly adjusted, taking into account the number of Series A Preferred Shares increased as a result of the Downward Adjustment Event; and (ii) each time there is an Upward Adjustment Event, the foregoing price of the Series A Preferred Share shall be upwardly adjusted, taking into account the number of Series A Preferred Shares decreased as a result of the Upward Adjustment Event.

     C. If the holders of the Series A Preferred Shares make an election to redeem their Series A Preferred Shares pursuant to the above provisions, each holder of the Series A Preferred Shares shall surrender its certificates representing the applicable Series A Redemption Shares to the Company together with the Series A Redemption Notice. From and after the Series A Redemption Date and the holders' receipt of the Series A Redemption Price, all rights of each holder with respect to such applicable Series A Redemption Shares shall cease and such Series A Preferred Shares shall not be deemed to be outstanding for any purpose whatsoever.

     D. For the purpose of determining whether funds are legally available for redemption of shares of the Series A Preferred Shares as provided herein, the Company shall value its assets in accordance with the generally accepted accounting practice of Korea. The redemption requirements provided herein shall be continuous, so that, if on a Series A Redemption Date such requirements shall not be fully discharged, without further action by any holder of the Series A Preferred Shares, funds legally available shall be applied therefor until such requirements are fully discharged. The Series A Preferred Shares requested to be redeemed but not so redeemed as a result of insufficient legally available funds shall remain outstanding and entitled to all rights and preferences provided herein until the Series A Redemption Price for such shares is fully paid.

     E. In the event that the Company does not have sufficient dividendable profits to satisfy both the Series A Redemption Price and the Series B Redemption Price (as defined in sub-paragraph (4)B(b) of Article 7-2 below), then the dividendable profits shall be allocated among the holders of the Series A Preferred Shares and the Series B Preferred Shares according to the following formulas:

          (a) For each holder of the Series A Preferred Shares: Dividendable profits multiplied by (the Series A Redemption Price associated with such holder's Series A Preferred Shares divided by the sum of the aggregate Series A Redemption Price and the aggregate Series B Redemption Price).

          (b) For each holder of the Series B Preferred Shares: Dividendable profits multiplied by (the Series B Redemption Price associated with such holder's Series B Preferred Shares divided by the sum of the aggregate Series A Redemption Price and the aggregate Series B Redemption Price).

     F.   Redemption upon Sale

     (a) In the event of a Sale (as defined below), the holders of Series A Preferred Shares shall be entitled to cause the Company to redeem the Series A Preferred Shares at the greater of (i) KRW 4,550 per share plus the amount calculated by annual rate of 4.42% from the Closing Date (as defined in the Preferred Stock Investors Rights Agreement) to the date of redemption; provided, however, that (A) each time there is a Downward Adjustment Event, the foregoing price of the Series A Preferred Shares shall be downwardly adjusted, taking into account the number of shares of Series A Preferred Shares increased as a result of the Downward Adjustment Event; and (B) each time there is an Upward Adjustment Event, the foregoing price of the Series A Preferred Shares shall be upwardly adjusted, taking into account the number of shares of Series A Preferred Shares decreased as a result of the Upward Adjustment Event, or (ii) what such holder would have received in connection with the Sale assuming conversion of the Series A Preferred Shares at the then applicable conversion ratio. For purposes of this Paragraph F, a "Sale" shall mean (i) a sale of all or substantially all assets of the Company, (ii) a change of control of the Company, or (iii) merger or consolidation of the Company. For purposes of this Paragraph F, a "change of control" shall mean a transfer of outstanding equity securities representing in excess of 50% of the voting power of the Company but shall not include any transfer of shares among Tae Won Chey (Resident Registration No.: 601203-1047228) and SK Telecom Co., Ltd. ("the Major Shareholders") and/or their respective "affiliates" (as such term is determined by the Korean Fair Trade Commission from time to time); provided, however, the affiliate transferees agree to execute relevant documents and be bound by the terms and conditions applicable to the transferor under the Preferred Stock Investors Rights Agreement.

               (b) In the event that the Company does not have sufficient dividendable profits available for distribution in accordance with applicable law to pay the redemption amount set forth in subparagraphs 7-1(4)F(a) and 7-2(4)C(b), then the dividendable profits shall be allocated among the holders of the Series A Preferred Shares and Series B Preferred Shares according to the following formulas:

               For each holder of the Series A Preferred Shares: such dividendable profits multiplied by (the aggregate redemption amount associated with such Holder's Series A Preferred Shares under subparagraph 7-1(4)F(a) divided by the sum of the redemption amounts payable to the holders of the Series A Preferred Shares and the Series B Preferred Shares, in the aggregate, pursuant to subparagraphs 7-1(4)F(a) and 7-2(4)C(b)).

               For each holder of the Series B Preferred Shares: such dividendable profits multiplied by (the aggregate redemption amount associated with such Holder's Series B Preferred Stock under subparagraph 7-2(4)C(b) divided by the sum of the redemption amounts payable to the holders of the Series A Preferred Stock and the Series B Preferred Stock, in the aggregate, pursuant to subparagraphs 7-1(4)F(a) and 7-2(4)C(b)).

          In such event, no payments or distributions shall be made to any securities junior to the Series A Preferred Shares and Series B Preferred Shares until the amounts due to the holders of the Series A Preferred Shares and Series B Preferred Shares under subparagraphs 7-1(4)F(a) and 7-2(4)C(b) are satisfied in full.

               (c) At any time after [July 31, 2007], PIK interest shall accrue on any amount that the Company fails to redeem under this Article 7-1 at a rate equal to twice the United States prime rate, as published by the Wall Street Journal on the date of the notice of redemption.

ARTICLE 7-2 CHARACTERISTICS OF SERIES B PREFERRED SHARES

(1)  Voting Rights and Dividend Preferences

     A. The Series B Preferred Shares, among the preferred shares to be issued by the Company, shall have voting rights. The Series B Preferred Shares shall be entitled to an annual per share dividend equal to 30% of the par value of the Series B Preferred Shares, payable when and if declared by the Board and the shareholders at a General Meeting of Shareholders of the Company.

     B. The dividends would be non-cumulative and would be paid prior to payment of any dividend with respect to the common shares; provided, however, that the dividend priority of the Preferred Shares shall be the same. In the event that the distributable profits of the Company are insufficient to cover the Dividend Preference Amount, then such distributable profits shall be allocated among the holders of the Series A Preferred Share and the Series B Preferred Share on a pro rata basis.

     C. After payment of the preferential dividend to the holders of the Preferred Shares, any further dividends would be paid pari passu to the holders of the Preferred Shares and common shares on a pro rata basis. For purposes of dividends on the common shares issued upon conversion of the Series B Preferred Shares, it shall be deemed that such common shares was issued at the end of the immediately preceding fiscal year of the Company.

(2)  Liquidation Preferences

     A. Upon liquidation or dissolution of the Company, the holders of Series B Preferred Shares shall be entitled to be preferentially paid out of the Distributable Assets, (a) an amount equal to [KRW ____________ (US$ 25 MILLION TIMES THE KRW/USD EXCHANGE RATE EQUAL TO THE AVERAGE OF THE "TT BID" AND "TT SALE" PRICES AVERAGED OVER THE 30 DAYS ENDING AS TO THE DATE OF THE IRA, AS PUBLISHED BY THE KOREA EXCHANGE BANK DIVIDED BY TOTAL NUMBER OF SHARES OF SERIES B PREFERRED SHARES] per share multiplied by the number of Series B Preferred Shares owned by such holder of Series B Preferred Shares plus (b) any declared but unpaid dividends on the Series B Preferred Shares, for each Series B Preferred Share (the "Series B Liquidation Preference"); provided, however, that (i) each time there is a Downward Adjustment Event, the foregoing price of the Series B Preferred Shares shall be downwardly adjusted, taking into account the number of Series B Preferred Shares increased as a result of the Downward Adjustment Event; and (ii) each time there is an Upward Adjustment Event, the foregoing price of the Series B Preferred Shares shall be upwardly adjusted, taking into account the number of Series B Preferred Shares decreased as a result of the Upward Adjustment Event.

     B. The liquidation priority of the Preferred Shares shall be pari passu. In the event that the Distributable Assets are insufficient to pay both the Series A Liquidation Preference and the Series B Liquidation Preference, then the Distributable Assets shall be allocated in accordance with the provisions of Paragraph (2)B of Article 7-1.

     C. After the payment of all preferential amounts required to be paid to the holders of the Preferred Shares upon the liquidation or dissolution of the Company, all of the remaining Distributable Assets shall be distributed ratably among the holders of the Company's common stock.

(3)  Conversion.

     A. The Series B Preferred Shares issued by the Company may be converted into the common shares at the conversion rate of one Series B Preferred Share to one (1) common share, upon request by holders of such Series B Preferred Shares. Request for such conversion may be made at any time from the date of issuance of such Series B Preferred Shares; provided, however, that the provisions of Paragraph (3)C of
          Article 7-1 shall apply mutatis mutandis to the adjustment of the conversion ratio or the conversion price of the Series B Preferred Shares.

     B.   Notwithstanding the provisions of Paragraph (3)A above, in the event
          (i) of the completion of a Qualified IPO, or (ii) the holders of a majority of the outstanding shares of Series B Preferred Shares provide their consent, the Series B Preferred Shares issued by the Company shall be automatically converted into common shares at the conversion rate of one Series B Preferred Share to one common share; provided, however, that that the provisions of Paragraph (3)C of
          Article 7-1 shall apply mutatis mutandis to the adjustment of the conversion ratio or the conversion price of the Series B Preferred Shares.

     C. To the extent permissible under Korean law upon a Qualified IPO, the holders of Series B Preferred Shares shall be entitled to adjust the conversion ratio of their Series B Preferred Shares so that upon conversion thereof, the number of common shares that such holders of the Series B Preferred Shares would be entitled to shall be the greater of (i) the number of common shares to be issued upon the conversion of the Series B Preferred Shares, based on the then current conversion ratio and (ii) (KRW ___________ (US$18.5 MILLION TIMES THE KRW/USD EXCHANGE RATE EQUAL TO THE AVERAGE OF THE "TT BID" AND "TT SALE" PRICES AVERAGED OVER THE 30 DAYS ENDING AS TO THE DATE OF THE IRA, AS PUBLISHED BY THE KOREA EXCHANGE BANK DIVIDED BY TOTAL NUMBER OF SHARES OF SERIES B PREFERRED SHARES) plus interest accrued thereon at an annual rate of 4.42% from the date of issuance of such Series B Preferred Shares to the date of the Qualified IPO) divided by the offering price of the common shares in connection with such Qualified IPO.

(4)  Redemption.

     A. The Series B Preferred Shares shall be redeemed by the Company out of the funds legally available for such purpose at the election of each of the holders of the Series B Preferred Shares at any time beginning from the earlier of (i) the third anniversary of the date of issuance of such Series B Preferred Shares or (ii) the date upon which any shares of the Series A Preferred Shares are redeemed. The redemption right by the holders of the Series B Preferred Shares under this Article shall terminate 10 years from the date of issuance of the Series B Preferred Shares ("Redemption Deadline").

     B. The date of receipt of any notice (the "Series B Redemption Notice") evidencing a holder's election to redeem its Series B Preferred Shares provided pursuant to Paragraph (4)A above shall be the "Series B Redemption Notice Date". The Company shall, no later than thirty (30) days after the applicable Redemption Notice Date (the "Series B Redemption Date"), redeem all applicable shares of the Series B Preferred Shares (such redeemed shares being referred to as the "Series B Redemption Shares"), by paying in cash, out of funds legally available therefor, an amount set forth below:

          (a) If the Series B Preferred Shares are redeemed on or prior to the third anniversary of the date of issuance of such Series B Preferred Shares, such Series B Preferred Shares shall be redeemed by the Company at a price of 5,180 Won per share; provided, however, that (i) each time there is a Downward Adjustment Event, the foregoing price of the Series B Preferred Shares shall be downwardly adjusted, taking into account the number of shares of Series B Preferred Shares increased as a result of the Downward Adjustment Event; (ii) each time there is an Upward Adjustment Event, the foregoing price of the Series B Preferred Shares shall be upwardly adjusted, taking into account the number of shares of Series B Preferred Shares decreased as a result of the Upward Adjustment Event and (iii) if less than one hundred percent (100%) of the Series A Preferred Shares is being redeemed, the Company shall be required to redeem only the same percentage of Series B Preferred Shares, with each holder of the Series B Preferred Shares able to redeem a number of shares equal to such percentage of the total number of shares of the Series B Preferred Shares. For the avoidance of doubt, no interest shall accrue under sub-paragraph (4)B(b) of this Article 7-2 below on any amount redeemed on or prior to the third anniversary of the date of issuance of such Series B Preferred Shares.

          (b) If the Series B Preferred Share is redeemed after the third anniversary of the date of issuance of such Series B Preferred Shares, such Series B Preferred Share shall be redeemed by the Company at a price of [KRW _____________(US$ 21.06 MILLION TIMES THE KRW/USD EXCHANGE RATE EQUAL TO THE AVERAGE OF THE "TT BID" AND "TT SALE" PRICES AVERAGED OVER THE 30 DAYS ENDING AS TO THE DATE OF THE IRA, AS PUBLISHED BY THE

               KOREA EXCHANGE BANK DIVIDED BY TOTAL NUMBER OF SHARES OF SERIES B PREFERRED STOCK] per share (the "Series B Redemption Price"); provided, however, that (i) each time there is a Downward Adjustment Event, the Series B Redemption Amount of the Series B Preferred Shares shall be downwardly adjusted, taking into account the number of shares of Series B Preferred Shares increased as a result of the Downward Adjustment Event; and (ii) each time there is an Upward Adjustment Event, the Series B Redemption Amount of the Series B Preferred Shares shall be upwardly adjusted, taking into account the number of shares of Series B Preferred Shares decreased as a result of the Upward Adjustment Event.

          (c) If the Series B Preferred Shares are redeemed after the third anniversary of the date of issuance of such Series B Preferred Shares ("Third Anniversary Redemption Date"), each holder of Series B Preferred Shares shall be entitled to redeem one-third (1/3) of the Series B Preferred Share (together with any accrued interest thereon pursuant to sub-paragraph (4)B(d) below, held by such holder of the Series B Preferred Shares as of the date of issuance of such Series B Preferred Shares, during each twelve-month period following the Third Anniversary Redemption Date up to the Redemption Deadline.

          (d) Payment-in-kind, or "PIK" interest shall accrue at an annual rate of 4.42% on two-thirds (2/3) (no interest shall accrue on the remaining one-third (1/3) Series B Redemption Price) of the Series B Redemption Price (together with any interest accrued thereon, the "2/3 Redemption Price") beginning on the Third Anniversary Redemption Date and ending on the first anniversary thereof ("Fourth Anniversary Redemption Date"). Interest on one-half (1/2) of the 2/3 Redemption Price shall accrue at an annual rate of 4.42% beginning on the date following the Fourth Anniversary Redemption Date and ending on the first anniversary thereof. No interest shall accrue on any Series B Redemption Price after the second anniversary of the Third Anniversary Redemption Date.

     C.   Redemption upon Sale

          (a) To the extent permissible under Korean law, the holders of Series B Preferred Share shall be entitled to redeem until the Redemption Deadline the Series B Preferred Share in the event of a Sale (as defined below). For purposes of this Paragraph, a "Sale" shall mean (i) a sale of all or substantially all assets of the Company, (ii) a change of control of the Company, or (iii) merger or consolidation of the Company, without the approval of the Board and the consent of at least two-thirds (2/3) of the outstanding shares of the Series B Preferred Share. For purposes of this Paragraph, a "change of control" shall mean a transfer of outstanding equity securities representing in excess of 50% of the voting power of the

               Company but shall not include any transfer of shares among Major Shareholders and/or to their respective "affiliates" (as such term is determined by the Korean Fair Trade Commission from time to time); provided, however, the affiliate transferees agree to execute relevant documents and be bound by the terms and conditions applicable to the transferor under that certain Preferred Stock Investors Rights Agreement.

          (b) If the Series B Preferred Shares are redeemed upon a Sale, such Series B Preferred Shares shall be redeemed by the Company at the greater of (i) [US$ 18.5 MILLION TIMES THE KRW/USD EXCHANGE RATE EQUAL TO THE AVERAGE OF THE "TT BID" AND "TT SALE" PRICES AVERAGED OVER THE 30 DAYS ENDING AS OF THE DATE OF THIS AGREEMENT, AS PUBLISHED BY THE KOREA EXCHANGE BANK DIVIDED BY TOTAL NUMBER OF SERIES B PREFERRED STOCK] plus the amount calculated by annual rate of 4.42% from the date of issuance of such Series B Preferred Stock to the date of redemption; provided, however, that (A) each time there is a Downward Adjustment Event, the foregoing price of the Series B Preferred Stock shall be downwardly adjusted, taking into account the number of shares of Series B Preferred Stock increased as a result of the Downward Adjustment Event; and (B) each time there is an Upward Adjustment Event, the foregoing price of the Series B Preferred Stock shall be upwardly adjusted, taking into account the number of shares of Series B Preferred Stock decreased as a result of the Upward Adjustment Event, or (ii) what such holder would have received in connection with the Sale assuming conversion of the Series B Preferred Stock at the then applicable conversion ratio.

          (c) Subparagraph 7-1(4)F(b) shall be applied in the event that the Company does not have sufficient dividendable profits available for distribution in accordance with applicable law to pay the redemption amount set forth in subparagraph (b) above.

          (d) At any time after [July 31, 2007], PIK interest shall accrue on any amount that the Company fails to redeem under this Article 7-2 at a rate equal to twice the United States prime rate, as published by the Wall Street Journal on the date of the notice of redemption.

     D. If the holders of the Series B Preferred Shares make an election to redeem their Series B Preferred Shares pursuant to the above provisions, each holder of the Series B Preferred Shares shall surrender its certificates representing the applicable Series B Redemption Shares to the Company together with the Series B Redemption Notice. From and after the Series B Redemption Date and the date of the holders' receipt of the full Series B Redemption Price, all rights of each holder with respect to such applicable Series B Redemption Shares shall cease and such Series B Preferred Shares shall not be deemed to be outstanding for any purpose whatsoever.

     E. For the purpose of determining whether funds are legally available for redemption of shares of the Series B Preferred Shares as provided herein, the Company shall value its assets in accordance with the generally accepted accounting practice of Korea. The redemption requirements provided herein shall be continuous, so that, if on a Series B Redemption Date such requirements shall not be fully discharged, without further action by any holder of the Series B Preferred Shares, funds legally available shall be applied therefor until such requirements are fully discharged. The Series B Preferred Shares requested to be redeemed but not so redeemed as a result of insufficient legally available funds shall remain outstanding and entitled to all rights and preferences provided herein until the Series B Redemption Price for such shares is fully paid.

     F. In the event that the Company does not have sufficient dividendable profits to pay both the Series A Redemption Price and the Series B Redemption Price, then the dividendable profits shall be allocated among the holders of the Series A Preferred Shares and the Series B Preferred Share in accordance with the provisions of Paragraph (4)E of
          Article 7-1.

ARTICLE 8. SHARE CERTIFICATES

All shares to be issued by the Company shall be registered common shares, Series A Preferred Shares and Series B Preferred Shares. Share certificates shall be issued by the Company in eight denominations: one (1), five (5), ten (10), fifty
(50), one hundred (100), five hundred (500), one thousand (1,000) and ten thousand (10,000).

ARTICLE 9. NON-ISSUANCE OF SHARE CERTIFICATES

At the request of a shareholder, the Company shall not issue share certificates for all or part of the shares owned by such shareholder.

ARTICLE 10. PRE-EMPTIVE RIGHTS

(1) Each holder of the Series A Preferred Shares or each holder of the Series B Preferred Shares, and each of the Major Shareholders (each, a "Participation Rights Holder") shall have the right of participation to purchase its Pro Rata Share (as defined in sub-paragraph (A) below), of all (or any part) of any New Securities (as defined in sub-paragraph (B) below) that the Company may from time to time issue (the "Right of Participation").

     A. Pro Rata Share. A Participation Rights Holder's "Pro Rata Share" for purposes of the Right of Participation is the following ratio:

          the number of equity shares of the Company held by such Participation Rights Holder (assuming full conversion of the Preferred Shares held by such Participation Rights Holder, if such Participation Rights Holder is a holder of the Preferred Shares) divided by all equity shares of the Company issued and outstanding (assuming full conversion of all Preferred Shares issued and outstanding at the time of issuance of the New Securities by the Company, but excluding shares issuable upon the exercise of outstanding options).

     B. New Securities. "New Securities" shall mean any Preferred Shares or any other equity and equity-related securities of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares or securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares or other securities of the Company, provided, however, that the term "New Securities" shall not include:

          (i) up to 1,942,857 shares of the Company's common shares (inclusive of options or warrants therefore), taking into account share splits, share dividends or other similar event, issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or incentive plans approved by the Board or the shareholders, as the case may be;

          (ii) any Series A Preferred Shares issued under the Series A Preferred Stock Purchase Agreement dated as of May 8, 2002, by and among the Company, Nokia Venture Partners II, LP and NVP Affiliates Fund II, LP, as such agreement may be amended from time to time;

          (iii) any Series B Preferred Shares issued under the Acquisition Agreement dated as of May __, 2004, by and among the Company, WiderThan.com USA, Inc., Ztango, Inc., SJ Park, and the Participating Ztango Stockholders, as such agreement may be amended from time to time;

          (iv) any securities issued in connection with any stock split, stock dividend or other similar event in which the Participation Rights Holders are entitled to participate according to their Pro Rata Share;

          (v) any securities issued upon the exercise, conversion or exchange of any outstanding convertible securities, options (including the 1,942,857 shares of common stock described in sub-paragraph
               (2)B(i) in connection with bona fide employment-related share purchase or option plans) or warrants;

          (vi) any securities issued pursuant to the acquisition of another corporation or entity by the Company or any of its subsidiaries by consolidation, merger, purchase of assets or businesses, or other reorganization approved in accordance with Section 6.4(b) of the Preferred Stock Investors Rights Agreement; or

          (vii) any securities issued pursuant to a Qualified IPO.

ARTICLE 10-1. STOCK OPTIONS

(1) The Company may grant stock options to its officers and employees within the scope of 10/100 of the total number of issued and outstanding shares by special resolution adopted at the General Meeting of Shareholders.

(2) The officers and employees of the Company who have contributed the establishment of the Company or the innovations in management or technology of the Company, or who have the capability to make such contribution, can be granted stock options, except for the following persons:

     (i) a shareholder who holds 10/100 or more of the total outstanding shares of the Company excluding the shares without voting rights;

     (ii) a person who practically exercises his influence over important matters relating to the management of the company such as the appointment or dismissal of directors and auditors and the like; or

     (iii) the spouse, lineal ascendants or descendents of the person provided in above (i) and (ii).

(3) The shares to be delivered by exercising the stock option (in the case that any difference between the exercise price of stock option and the market price of stock is compensated by cash or treasury stock, such shares mean the shares which are the basis for calculation of such difference) shall be registered common stocks.

(4) The number of stock options granted to any one officer or employee shall not exceed 10/100 of the total number of issued and outstanding shares of the Company.

(5) The exercise price per share of stock options and any adjusted exercise price per share after stock options are granted shall not be less than either of the following:

     (A) In the event that new shares are issued, the larger amount of (i) the fair value of such shares as of the date the stock options are granted and (ii) the par value of such shares; or

     (B) In the event that the Company is transferring treasury shares, the fair value as of the date the stock options are granted.

(6) The stock option may be exercised within ten (10) years from the second anniversary of the special resolution granting such stock option adopted at the General Meeting of Shareholders.

(7)  The stock option may be exercised by a person who has served more than two
     (2) years from the date of the General Meeting of Shareholders granting such stock option; provided, however, if such a person deceases, retires or resigns due to any cause not attributable to such person within such two
     (2) years, such person or his/her heir, as the case may be, may exercise the stock option.

(8) With respect to the payment of dividends on the shares issued upon exercise of stock option, Article 10-2 shall apply mutatis mutandis.

(9) The granted stock option may be cancelled and revoked by the resolution of the Board in any of the following cases:

     (i) In case the concerned officer or employee retires, at will, from the Company, after being granted stock options;

     (ii) In case the concerned officer or employee intentionally or inadvertently causes a material damages to the Company after being granted stock options;

     (iii) In case the Company is not able to issue or transfer shares upon exercise of stock option due to its bankruptcy, dissolution, etc.; or

     (iv) In case there occurs any cancellation event set forth in stock option agreements.

ARTICLE 10-2. BASIS FOR CALCULATION OF DIVIDENDS ON NEW SHARES

In the event that Company issues new shares by a rights issue, bonus issue or stock dividend, for the purpose of distributing dividends on such newly-issued shares, such newly-issued shares shall be deemed to have been issued at the end of the fiscal year immediately preceding the fiscal year during which such newly-issued shares are issued.

ARTICLE 11. SHARE ISSUANCE AT MARKET VALUE

The Company may issue all or part of its new shares at the market value, and the issuance price shall be determined by the resolution adopted at the meeting of the Board.

ARTICLE 12. ALTERATION OF ENTRY

(1)  The Company shall designate a transfer agent for stock.

(2) The appointment, office, and the scope of the activities of the transfer agent shall be determined by the resolution of the Board and shall be publicly notified.

(3) The Register of Shareholders or its copies shall be kept at the business place of the transfer agent. Transfer agent shall handle the matters pertaining to stock such as change of shareholder's name, registration or cancellation of pledge, creation or cancellation of marks for property in trust, issuance of stock certificates, and receipts of reports.

(4) The procedures for the duties prescribed in Paragraph 3 above shall be subject to the provisions of the Regulation on Transfer Agency Service for Securities.

ARTICLE 13. REGISTRATION OF PLEDGE AND INDICATION OF SECURITY INTEREST

A person who intends to register pledge on or indicate security interest attached to the shares of the Company shall submit the relevant stock certificates to the transfer agent, together with the application form sealed and signed by such person. The same shall apply in case of cancellation of such registration or indication.

ARTICLE 14. REISSUANCE OF SHARE CERTIFICATES

(1) Any person desiring to receive new share certificate(s) due to defacement or damage or as a result of the partition or consolidation of the person's share(s) shall submit an application in such form as may be prescribed by the Company to the transfer agent together with the share certificate(s).

(2) In case the share certificate(s) is lost, the application for the new certificate(s) must be submitted to the transfer agent together with an original or copy of the judgment of nullification thereof.

ARTICLE 15. CLOSING OF SHAREHOLDERS' REGISTER AND RECORD DATE

(1) Each year for a period from the day immediately following the last day of a fiscal year until the adjournment of the Ordinary General Meeting of Shareholders pertaining to such fiscal year, which period shall be no longer than 60 days, the Company shall suspend any entry in the Shareholders' Register of any alteration in the shareholder's name, registration or de-registration of pledges, or recordation or de-recordation of trust shares.

(2) The Company shall allow the shareholders who are recorded as shareholders in the Shareholders' Register as of the last day of each fiscal year to exercise their rights pertaining to the shares at the Ordinary General Meeting of Shareholders for such fiscal year.

(3) In the event that an Extraordinary General Meeting of Shareholders is convened, or if otherwise necessary, the Company may suspend, with two (2) weeks' prior notice, entries of alterations in the Shareholders' Register for a certain period not exceeding one (1) month by a Board resolution or deem the shareholders whose names appear in the


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

     Shareholders' Register as of the date set by a Board resolution (the "record date") to be the shareholders entitled to exercise the rights pertaining to the shares; provided, however, that, if the Board deems it necessary, the Company may suspend any entry in the Shareholders' Register including entries involving a change in a shareholder's name, and adopt the record date at the same time.

ARTICLE 16. REPORTING OF ADDRESSES, NAMES AND SEALS OR SIGNATURES OF
SHAREHOLDERS

(1) Shareholders and registered pledgees shall submit to the transfer agent (Article 12) of their names, addresses, and seals or signature, etc.

(2) Shareholders and registered pledgees who reside in foreign countries may appoint their agents and notify the Company and transfer agent of their agents and the places in Korea to which notices should be sent.

(3) The same requirement shall apply in the event of any changes in matters referred to in Paragraphs 1 and 2 above.

(4) The Company shall not be held responsible for any loss or damage to the shareholders and pledgees when such loss or damage is caused by their fault or negligence in complying with the provisions of this Article 16.

                               CHAPTER III. BONDS

ARTICLE 17. ISSUANCE OF CONVERTIBLE BONDS

(1) The Company may issue convertible bonds in the aggregate face amount not exceeding ten billion (10,000,000,000) Won to persons other than the shareholders by a resolution of the Board, in any case of the following:

     (i) Where the Company issues convertible bonds by way of a public offering;

     (ii) Where the Company issues convertible bonds to foreigners for business necessity of the Company in accordance with the Foreign Investment Promotion Act;

     (iii) Where the Company issues convertible bonds to its affiliated companies for the purpose of introducing technology;

     (iv) Where the Company issues convertible bonds to the domestic and/or foreign financial institutions in order to finance the Company in the emergent cases; or

     (v)  Where the Company issues offshore convertible bonds in accordance with
          Article 192 of the Securities and Exchange Act.

(2) Notwithstanding Paragraph 1 of this Article 17, Participation Rights Holders shall have the right of participation to purchase its Pro Rata Share of all (or any part) of the convertible bonds the Company issues, except the convertible bonds issued pursuant to


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

     the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets or businesses, or other reorganization approved in accordance with Section 6.4(b) of the Preferred Stock Investors Rights Agreement.

(3) Convertible bonds mentioned in Paragraph 1 of this Article 17 may, by resolution of the Board, be issued with their conversion rights limited to a certain portion of the issue price.

(4) The shares to be issued upon conversion shall be common shares. The conversion price, which shall not be less than the par value of the shares, shall be determined by resolution of the Board at the time of issuance of the convertible bonds.

(5) The provisions of Article 10-2 shall apply mutatis mutandis to the payment of dividends on the shares issued upon conversion and the payment of interest on the convertible bonds.

ARTICLE 18. ISSUANCE OF BONDS WITH WARRANTS

(1) The Company may issue bonds with warrants in the aggregate face amount not exceeding ten billion (10,000,000,000) Won to persons other than the shareholders by a resolution of the Board, in any of the following events:

     (i) Where the Company issues bonds with warrants by way of a public offering;

     (ii) Where the Company issues bonds with warrants to foreigners for business necessity of the Company in accordance with the Foreign Investment Promotion Act;

     (iii) Where the Company issues bonds with warrants to its affiliated companies for the purpose of introducing technology;

     (iv) Where the Company issues bonds with warrants to the domestic and/or foreign financial institutions in order to finance the Company in the emergent cases; or

     (v) Where the Company issues offshore bonds with warrants in accordance with Article 192 of the Securities and Exchange Act.

(2) Notwithstanding Paragraph 1 of this Article 18, Participation Rights Holders shall have the right of participation to purchase its Pro Rata Share of all (or any part) of the bonds with warrants the Company issues, except the bonds with warrants issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets or businesses, or other reorganization approved in accordance with Section 6.4(b) of the Preferred Stock Investors Rights Agreement.

(3) The amount of new shares which can be subscribed for by the holders of the bonds with warrants shall be determined by the Board; provided, however, that the aggregate par value of such new shares shall not exceed the aggregate face value of the bonds with warrants.

(4) The shares to be issued upon exercise of warrants shall be common shares. The exercise price, which shall not be less than the par value of the shares, shall be determined by resolution of the Board at the time of issuance of the bonds with warrants.

(5) The provisions of Article 10-2 shall apply mutatis mutandis to the payment of dividends on the shares issued upon exercise of warrants and the payment of interest on the bonds with warrants.

CHAPTER IV. GENERAL MEETING OF SHAREHOLDERS

ARTICLE 19. TYPES OF GENERAL MEETINGS OF SHAREHOLDERS

(1) The shareholders meetings of the Company shall be in two types: (i) Ordinary General Meeting of Shareholders; and (ii) Extraordinary General Meeting of Shareholders.

(2) The Ordinary General Meeting of Shareholders shall be held within three (3) months after the end of each fiscal year and the Extraordinary General Meeting of Shareholders may be convened whenever deemed necessary.

ARTICLE 20. CONVENING OF GENERAL MEETINGS OF SHAREHOLDERS

(1) The General Meeting of Shareholders shall be convened by each of the Representative Directors in accordance with the resolution of the Board unless otherwise provided by laws.

(2) In the event that the Representative Directors are unable to perform his/her duty, the provisions of Paragraph (3)C of Article 35 shall be applied mutatis mutandis.

ARTICLE 21. NOTICE OF CONVENING OF MEETING AND PUBLIC NOTICE

When convening a shareholders meeting, each shareholder shall be notified of the date, place, and agenda of the meeting in writing or electronic mail two weeks prior to the date of the meeting.

ARTICLE 22. PLACE OF MEETING

The General Meetings of Shareholders shall be convened at the head office or at a nearby location, if necessary.

ARTICLE 23. CHAIRMAN


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

The Representative Director determined by the Board as the Chairman Representative Director of the Company shall act as Chairman at a General Meeting of Shareholders of the Company. In the event that the Chairman Representative Director cannot attend the meeting, the other Representative Director shall act as Chairman. If none of the Representative Directors can act as Chairman, the provisions of Paragraph (3)C of Article 35 shall be applied mutatis mutandis.

ARTICLE 24. MAINTENANCE OF ORDER BY CHAIRMAN

(1) The Chairman at a General Meeting of Shareholders may order a person, who intentionally speaks or acts to prevent deliberations of the meeting or who disturbs public order of the meeting, to stop or retract his/her speech or to leave the place of the meeting, and such person shall comply with the Chairman's order.

(2) The Chairman at a General Meeting of Shareholders may limit the time and number of shareholders' speeches when it is necessary for the smooth deliberations of the meeting.

ARTICLE 25. VOTING

Each shareholder shall have one (1) vote per each share.

ARTICLE 26. VOTING BY PROXY

(1)  A shareholder may exercise his/her voting rights by proxy.

(2) The holder of a proxy referred to in the above Paragraph 1 shall submit a certificate evidencing his/her power of representation (a power of attorney) before the convening of the General Meeting of Shareholders.

ARTICLE 27. METHOD OF RESOLUTION

All resolutions of the General Meeting of Shareholders, except as otherwise provided by the relevant laws, shall be adopted if the approval of a majority vote of the shareholders present at such meeting is obtained and such majority also represents at least one-fourth (1/4) of the total issued and outstanding voting shares.

ARTICLE 28. MINUTES OF MEETING

(1) The substance of proceedings at a General Meeting of Shareholders and the results thereof shall be recorded in the minutes of the meeting, which shall bear the names and the seals or signatures of the Chairman and Directors present at the meeting.

(2) The Company shall translate the minutes of the shareholders meetings from Korean into English.


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

CHAPTER V. BOARD OF DIRECTORS AND STATUTORY AUDITOR

ARTICLE 29. NUMBER OF DIRECTORS AND STATUTORY AUDITOR

The number of Directors of the Company constituting the entire Board shall be seven(7), and the number of Statutory Auditors shall be at least one (1).

ARTICLE 30. ELECTION OF DIRECTORS

(1)  The Directors shall be elected at the General Meeting of Shareholders.

(2) The Directors shall be elected at a General Meeting of Shareholders by the affirmative vote of shareholders representing at least a majority of the voting shares present at the meeting and at least one-fourth (1/4) of the total number of voting shares issued and outstanding.

(3)  The Directors may be standing Directors or non-standing Directors.

ARTICLE 31. ELECTION OF STATUTORY AUDITOR

(1) The Statutory Auditors shall be elected at the General Meeting of Shareholders.

(2) The Statutory Auditors shall be elected at a General Meeting of Shareholders by the affirmative vote of shareholders representing at least a majority of the voting shares present at the meeting and at least one-fourth (1/4) of the total number of voting shares issued and outstanding. In electing the Statutory Auditors, each shareholder who holds voting shares exceeding three-one hundredths of the total number of shares issued (excluding the number of non-voting shares), may not exercise his/her voting rights with respect to such excess shares.

ARTICLE 32. TERM OF OFFICE OF DIRECTORS

The term of office of a Director including the Representative Director shall be three (3) years; provided, however, that, if the term of office expires after the end of a fiscal year but before the Ordinary General Meeting of Shareholders convened with respect to such fiscal year, the term of office shall be extended into the close of such General Meeting of Shareholders.

ARTICLE 33. TERM OF OFFICE OF STATUTORY AUDITOR

The term of office of a Statutory Auditor shall be from the date of inauguration to the closing of the Ordinary General Meeting of Shareholders convened in respect of the last term of settlement of accounts within three (3) years of his inauguration.

ARTICLE 34. VACANCIES IN OFFICES OF DIRECTORS AND STATUTORY AUDITORS AND BY-ELECTION

(1) In the event that any Director or Statutory Auditor falls into any of the following, the offices of such Director or Statutory Auditor shall be deemed vacant:

     (i)  Where a Director or Statutory Auditor deceases;

     (ii) Where a Director or Statutory Auditor is declared bankrupt;

     (iii) Where a Director or Statutory Auditor is adjudged incompetent or quasi-incompetent; or

     (iv) Where a Director or Statutory Auditor is punished by imprisonment.

(2) In the event of any vacancy in the office of Director or Statutory Auditor during a term of office, a substitute Director or Statutory Auditor shall be elected at the Extraordinary General Meeting of Shareholders.

(3) The term of office of the Directors and Statutory Auditors elected to fill the vacancy or to increase the number of directors and auditor shall be three (3) years from the date of appointment by such election.

ARTICLE 35. DUTIES OF DIRECTORS

(1) The Company shall elect at least two Representative Directors among the Directors by a resolution of the Board. Such Representative Directors shall represent the Company and shall execute general matters of the Company.

(2) The directors shall assist the Representative Directors, and shall perform their respective duties as determined by the Board.

(3) In the absence of Representative Directors, the next person in the order of priority, as determined in advance by the Board, shall perform the duties of the Representative Directors in lieu of the absent Representative Directors.

ARTICLE 36. DUTIES OF STATUTORY AUDITOR

(1) The Statutory Auditors shall examine the accounts and investigate business and financial conditions of the Company. The Statutory Auditors may examine the accounting materials to be submitted to the General Meeting of Shareholders by the Directors and may attend and express their opinion at the General Meeting of Shareholders (or the Board).

(2) The Statutory Auditors may request the convening of an Extraordinary General Meeting of Shareholders by submitting a written document specifying the agenda of the meeting and the reason for such convening to the Board.

ARTICLE 37. REMUNERATION AND RETIREMENT ALLOWANCE FOR DIRECTORS AND STATUTORY AUDITORS

(1) The maximum remuneration to be paid to the Directors and the remuneration to be paid to the Statutory Auditors shall be determined separately by resolution adopted at the General Meeting of Shareholders.

(2) Retirement Allowance to be paid to the Directors and Statutory Auditors shall be determined in accordance with the Regulations on Officer and Director Remuneration which have been approved at the General Meeting of Shareholders.

ARTICLE 38. COMPOSITION OF THE BOARD OF DIRECTORS

(1) The Board shall consist of Directors and shall resolve all important matters relating to the affairs of the Company. Regarding the Chairman of the Board, Article 23 shall be applied mutatis mutandis.

(2) The Company may appoint Observers. The Observer shall be entitled to attend the meetings of the Board and the committees thereof in a non-voting, observer capacity.

ARTICLE 39. CONVENING OF MEETING OF THE BOARD OF DIRECTORS

(1)  Meetings of the Board shall be convened at least once in any quarter.

(2) A meeting of the Board may be called by any of the Representative Directors, or any Director if such Director is authorized to call such meeting by the Board.

(3) Notice of a meeting of the Board shall be dispatched to each Director with a written agenda at least ten (10) days prior to the date set for the meeting.

(4) Such notice period in the above Paragraph 3 may be shortened with the consent of all Directors.

ARTICLE 40. METHOD OF RESOLUTION OF THE BOARD OF THE DIRECTORS

(1) A resolution of the Board shall be adopted by the presence of a majority of the directors in offices and by the affirmative votes of a majority of the directors present at the meeting.

(2) A Director having a special interest with respect to the resolution of the Board shall not exercise his/her voting right.

(3) The Board may allow all or part of the directors to participate in resolutions by the videoconferencing method where every one is able to transmit and receive images and voices at the same time, without having to present at meetings. A director who participates in the meeting by videoconferencing shall be deemed as to be present at the meeting.

(4) Meetings of the Board shall be held in English with an English-language record thereof.

ARTICLE 41. MINUTES OF MEETINGS OF BOARD OF DIRECTORS

The agenda, results of the meeting of the Board, the names of any dissenters and reasons for their dissention shall be recorded in the minutes of the meeting in English, and the Directors and the Statutory Auditor auditors present at the meeting shall write their names and affix their seals or execute such minutes.

CHAPTER VI. ACCOUNTING

ARTICLE 42. FISCAL YEAR

The fiscal year of the Company shall commence on January 1 and end on December 31 of each year.

ARTICLE 43. PREPARATION AND KEEPING OF FINANCIAL STATEMENTS AND BUSINESS REPORTS

(1) The Representative Director of the Company shall prepare the following documents, the supplementary documents thereof and the business report at least six (6) weeks before the date of the Ordinary General Meeting of Shareholders, shall receive an approval of the Board and an audit thereof by the Statutory Auditors, and shall submit the following documents and the business report to the Ordinary General Meeting of Shareholders:

     (i)  Balance Sheets;

     (ii) Statements of Profit and Loss; and

     (iii) Statements of Appropriation of Retained Earnings or Deficit.

(2) The Representative Director shall keep the documents described in Paragraph 1 above and the supplementary documents thereof together with the business report and the audit report, at the head office of the Company for five (5) years and copies of all of such documents at the branches of the Company for three (3) years, beginning from one (1) week before the day of the Ordinary General Meeting of Shareholders.

(3) Immediately after the document referred to in Paragraph 1 above have been approved at the General Meeting of Shareholders, the Representative Director shall prepare the balance sheets and give public notice thereof.

ARTICLE 44. APPOINTMENT OF EXTERNAL AUDITORS

With respect to appointing external auditors, the Company shall obtain approval of the External auditor Appointment Committee (or the Audit Committee) pursuant to the provisions of the Act on External Audit of Stock Companies and shall report appointment of external auditors at the first ordinary shareholders' meeting after appointment.

ARTICLE 45. DISPOSITION OF PROFITS

The Company shall dispose of the unappropriated retained earnings as of the end of each fiscal year as follows:

     (i) earned surplus reserves (required to be one-tenth or more of cash dividends paid for the pertinent fiscal year);

     (ii) other statutory reserves;

     (iii) dividends;

     (iv) discretionary reserves;

     (v)  merits bonuses for officer and Directors;

     (vi) other appropriations of earned surplus; and

     (vii) retained earnings carried forward to next fiscal year.

ARTICLE 46. DIVIDEND

(1) Dividends of profits may be paid to the shareholders in either cash or shares.

(2) Dividends mentioned in Paragraph (1) above shall be paid to the shareholders or registered pledgees in the Shareholders' Register of the Company as of the last day of each fiscal year.

(3) The right to claim for dividends shall expire if such right is not exercised for five (5) consecutive years. Any dividends that have not been claimed for five (5) consecutive years shall belong to and be retained by the Company.

                      CHAPTER VII. SUPPLEMENTARY PROVISIONS

ARTICLE 47. FIRST FISCAL YEAR


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

The first fiscal year of the Company shall be from the date of incorporation to December 31 of the same year.

ARTICLE 48. OBLIGATIONS NOT TO DISCLOSE CONFIDENTIAL INFORMATION

(1) Any current or former employee of the Company shall not disclose or abuse any confidential information acquired or obtained during the course of, and in connection with, his employment.

(2) If any current or former officer and/or Director of the Company discloses or abuses any information related to the management of the Company, such officer and/or Director shall be liable for any damages arising from or in connection with such disclosure or abuse.

ADDENDA

ARTICLE 1. EFFECTIVE DATE

This Articles of Incorporation shall come into force as of June 16, 2000.

ARTICLE 2. COMPANY'S REGULATIONS

Any regulations of the Company, which are necessary for management and promotion of the Company's business, shall be enforced as approved by the Board.

ARTICLE 3. OTHER MATTERS NOT COVERED

Any matters which are not addressed in these Articles of Incorporation shall be decided in accordance with the resolution adopted at the General Meeting of Shareholders, the Commercial Code, and the other relevant laws.

Addendum

This Articles of Incorporation shall be effective as of March 24, 2001.

Addendum

This Articles of Incorporation shall be effective as of May 15, 2002.

Addendum

This Articles of Incorporation shall be effective as of March 28, 2003.

Addendum

This Articles of Incorporation shall be effective as of July 28, 2003. However, this Article (7-1 Characteristics of Series A Preferred Shares) of Incorporation shall be effective as of August 28, 2003

Addendum

This Articles of Incorporation shall be effective as of ________ __, 2004.


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